                                                                     EXHIBIT 4.4

================================================================================


                         CONTINENTAL CABLEVISION, INC.


                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                          Dated as of October 1, 1994


                      THE FIRST NATIONAL BANK OF BOSTON,
                as Administrative Agent and as a Managing Agent


                             THE BANK OF NEW YORK,
                              as a Managing Agent



================================================================================

                               TABLE OF CONTENTS


                                                                            PAGE
1.  RESTATEMENT; DEFINITIONS................................................   1
     1.1.  Restatement......................................................   1
     1.2.  Definitions; Certain Rules of Construction.......................   1

2.  THE CREDITS.............................................................  20
     2.1.  Revolving Loan...................................................  20
            2.1.1.  Revolving Loan Accounts.................................  21
            2.1.2.  Maturity, etc...........................................  22
     2.2.    Money Market Rate Credit.......................................  22
            2.2.1.  Request by the Company..................................  22
            2.2.2.  Dissemination of Requests for Bids for
                     Money Market Loans.....................................  23
            2.2.3.  Bids for Money Market Loans.............................  23
            2.2.4.  Acceptance of Bids by the Company.......................  24
            2.2.5.  Funding by the Administrative Agent;
                     Money Market Loan Account, etc.........................  25
            2.2.6.  Funding; Legal Requirements.............................  26
            2.2.7.  Prepayments in Respect of Money Market
                     Loans..................................................  27
     2.3.  Swingline Credit.................................................  27
            2.3.1.  Swingline Loan Account..................................  28
            2.3.2.  Maturity, etc...........................................  28
     2.4.  Maximum Amount of Credit.........................................  28
     2.5.  Credit Reserves..................................................  29
            2.5.1.  Commercial Paper, Etc...................................  29
            2.5.2.  Qualifying Reinvestments................................  31
     2.6.  Application of Proceeds; Specifically Prohibited
            Applications....................................................  31
     2.7.  Nature of Obligations of Lenders to Make Loans...................  31
            2.7.1.  Revolving Loans.........................................  31
            2.7.2.  Money Market Loans......................................  32
            2.7.3.  Swingline Loans.........................................  32

3.  INTEREST; EURODOLLAR PRICING OPTIONS; FEES; ETC.........................  32
     3.1.  Interest on Revolving Loan.......................................  32
            3.1.1.  Computations of Interest................................  33
     3.2.  Eurodollar Pricing Options.......................................  33
            3.2.1.  Election of Eurodollar Pricing Options..................  33
            3.2.2.  Notices Relating to Eurodollar Pricing
                     Options................................................  35
     3.3.  Additional Provisions Concerning Eurodollar
            Pricing Options.................................................  35
            3.3.1.  Selection of Eurodollar Interest
                     Periods................................................  35
            3.3.2.  Additional Interest Relating to
                     Eurodollar Pricing Options.............................  35
            3.3.3.  Change in Applicable Laws, Regulations,
                     etc....................................................  36

            3.3.4.  Funding Procedure....................................... 37
     3.4.  Interest on Money Market Loans................................... 37
     3.5.  Interest on Swingline Loan....................................... 37
     3.6.  Commitment Fees.................................................. 38
            3.6.1.  Revolving Loan.......................................... 38
            3.6.2.  Swingline Loan.......................................... 38
     3.7.  Capital Adequacy................................................. 38
     3.8.  Taxes............................................................ 40

4.  PAYMENT................................................................. 41
     4.1.  Payment at Maturity.............................................. 41
     4.2.  Contingent Required Prepayments.................................. 42
            4.2.1.  Excess Credit Exposure.................................. 42
            4.2.2.  Proceeds from Asset Sales............................... 42
            4.2.3.  Allocation of Payments.................................. 42
     4.3.  Voluntary Prepayments............................................ 43
     4.4.  Payment and Interest Cutoff, etc................................. 43

5.  CONDITIONS TO MAKING LOANS.............................................. 43
     5.1.  Conditions to Making Initial Loans............................... 43
            5.1.1.  Notes................................................... 43
            5.1.2.  Amended Note Agreement.................................. 44
            5.1.3.  Termination of 1992 Credit Agreement.................... 44
            5.1.4.  Release of Collateral................................... 44
            5.1.5.  Guarantors' Contribution Agreement...................... 44
            5.1.6.  Payment of Fees......................................... 44
            5.1.7.  Legal Opinions.......................................... 45
     5.2.  Conditions to Making Each Loan................................... 45
            5.2.1.  Company Officer's Certificate........................... 45
            5.2.2.  Proper Proceedings...................................... 45
            5.2.3.  Legality, etc........................................... 46
            5.2.4.  General................................................. 46

6.  GUARANTEES.............................................................. 46
     6.1.  Guarantees of Credit Obligations................................. 46
     6.2.  Waivers.......................................................... 47
     6.3.  Certain Representations.......................................... 49
     6.4.  Power to Amend, etc.............................................. 49
     6.5.  Information Regarding the Company, etc........................... 50
     6.6.  No Subrogation; Subordination.................................... 50
     6.7.  Further Assurances............................................... 51
     6.8.  Release of Guarantors and Restricted
            Subsidiaries.................................................... 51

7.  COVENANTS............................................................... 52
     7.1.  Corporate Existence; Conduct of Business......................... 52
     7.2.  Financial Statements, etc........................................ 52
            7.2.1.  Quarterly Reports....................................... 52
            7.2.2.  Annual Reports.......................................... 53
            7.2.3.  Audits.................................................. 55
            7.2.4.  ERISA Reports........................................... 55
            7.2.5.  Public Reports.......................................... 56


            7.2.6.  Defaults............................................... 56
            7.2.7.  Other Events........................................... 56
            7.2.8.  Requested Information.................................. 56
            7.2.9.  Notice of Certain Redemptions of
                     Subordinated Debt..................................... 57
            7.2.10.  Notice of Certain Redemptions of 1992
                      Preferred Stock...................................... 58
            7.2.11.  Confidentiality....................................... 58
     7.3.  Insurance....................................................... 59
     7.4.  Taxes; Claims................................................... 59
     7.5.  Maintenance of Properties....................................... 59
     7.6.  Statutory Compliance............................................ 59
     7.7.  Indebtedness.................................................... 60
     7.8.  Liens........................................................... 62
     7.9.  Investments..................................................... 63
     7.10.  Sales of Assets; etc........................................... 64
     7.11.  Mergers........................................................ 67
     7.12.  Distributions.................................................. 67
     7.13.  Certain Financial Tests........................................ 69
            7.13.1.  Consolidated Total Debt to Consolidated
                      Operating Income..................................... 69
            7.13.2.  Consolidated Operating Cash Flow to Pro
                      Forma Interest Payments.............................. 69
            7.13.3.  Consolidated Operating Cash Flow to Pro
                      Forma Total Debt Service............................. 69
     7.14.  ERISA.......................................................... 70
     7.15.  No Amendments to Certain Agreements............................ 70
     7.16.  Transactions with Affiliates................................... 70
     7.17.  Interest Rate Protection....................................... 71

8.  REPRESENTATIONS AND WARRANTIES......................................... 72
     8.1.  Organization, Qualification and Standing........................ 72
            8.1.1.  The Company............................................ 72
            8.1.2.  Subsidiaries........................................... 72
            8.1.3.  Capitalization......................................... 72
     8.2.  Authorization, etc.............................................. 73
     8.3.  Litigation...................................................... 73
     8.4.  Financial Statements............................................ 74
     8.5.  Title to Properties............................................. 74
     8.6.  No Adverse Developments......................................... 74
     8.7.  Defaults........................................................ 74
     8.8.  Pension Plans................................................... 75

9. EVENTS OF DEFAULT....................................................... 75
     9.1.  Events of Default............................................... 75
     9.2.  Certain Actions Following an Event of Default................... 78
            9.2.1.  Specific Performance; Exercise of
                     Remedies.............................................. 78
            9.2.2.  Acceleration........................................... 78
            9.2.3.  Enforcement of Payment; Setoff......................... 78
     9.3.  Annulment of Defaults........................................... 78
     9.4.  Waivers......................................................... 79

     9.5.  Course of Dealing................................................ 79

10.  EXPENSES; INDEMNITY; AGENT'S FEE....................................... 79
     10.1.  Fees and Expenses............................................... 79
     10.2.  Indemnification................................................. 80
     10.3.  Administrative Agent's Fee...................................... 81

11.  NOTICES................................................................ 81

12.  OPERATIONS............................................................. 82
     12.1.  Interests in Revolving Loan..................................... 82
     12.2.  Company to Pay Administrative Agent............................. 82
     12.3.  Lender Operations for Advances and Payments,
             etc............................................................ 82
            12.3.1.  Advances and Payments.................................. 82
            12.3.2.  Delinquent Lenders; Nonperforming
                      Lenders............................................... 83
     12.4.  Sharing of Payments, etc........................................ 83
     12.5.  Administrative Agent's Authority to Act......................... 84
     12.6.  Administrative Agent's Resignation.............................. 85
     12.7.  Amendments, Consents, Waivers, etc.............................. 85
            12.7.1.  Modifications to Voting Percentages.................... 86
            12.7.2.  Obligations to Make New Loans.......................... 86
     12.8.  Concerning the Administrative Agent............................. 87
            12.8.1.  Action in Good Faith, etc.............................. 87
            12.8.2.  No Implied Duties, etc................................. 87
            12.8.3.  Validity, etc.......................................... 87
            12.8.4.  Compliance............................................. 87
            12.8.5.  Employment of Administrative Agents and
                      Counsel............................................
            12.8.6.  Reliance on Documents and Counsel...................... 88
            12.8.7.  Administrative Agent's Reimbursement................... 88
            12.8.8.  Rights as a Lender..................................... 88
     12.9.  Independent Credit Decision..................................... 89
     12.10. Indemnification................................................. 89
     12.11.  Waiver of Pro Rata Event....................................... 90
     12.12.  Amendment to Section 12........................................ 90

13.  SUCCESSORS AND ASSIGNS; LENDER ASSIGNMENTS AND PARTICIPATIONS.......... 90
     13.1.  Assignments by Lenders.......................................... 90
            13.1.1.  Assignees and Assignment Procedures.................... 90
            13.1.2.  Terms of Assignment and Acceptance..................... 92
            13.1.3.  Register............................................... 93
            13.1.4.  Acceptance of Assignment and
                      Assumption............................................ 93

            13.1.5.  Federal Reserve Bank................................... 93
            13.1.6.  Further Assurances..................................... 93
     13.2.  Credit Participants............................................. 94
     13.3.  Replacement of Lenders.......................................... 94

14.  FOREIGN PERSONS........................................................ 96

15.  REPLACEMENT NOTES...................................................... 97

16.  SURVIVAL OF COVENANTS.................................................. 97

17.  VENUE; SERVICE OF PROCESS.............................................. 97

18.  WAIVER OF JURY TRIAL................................................... 98

19.  GENERAL................................................................ 98

                                   EXHIBITS


     1          -    Effective Rates

     2.1.1      -    Note

     2.2.1      -    Money Market Loan Bid Request

     2.2.2      -    Invitation to Bid on Money Market Loan

     2.2.3A     -    Money Market Loan Bid

     2.2.3B     -    List of Money Market Loan Bids

     2.2.4A     -    List of Acceptances and Non-Acceptances of
                      Money Market Loan Bids

     2.2.4B     -    Acceptance of Money Market Loan Bid

     2.2.4C     -    Non-Acceptance of Money Market Loan Bid

     2.2.4D     -    Notice of Money Market Loan

     5.2.1      -    Officer's Certificate

     7.7        -    Indebtedness

     8.1        -    Company and its Restricted Subsidiaries

     12.1       -    Lenders and Revolving Percentage Interests

     13.1.1     -    Assignment and Acceptance

                         CONTINENTAL CABLEVISION, INC.

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


     This Agreement, dated as of October 1, 1994, is among Continental Cablevision, Inc., a Delaware corporation, its Subsidiaries from time to time party hereto, the Lenders from time to time party hereto, The First National Bank of Boston, both in its capacity as a Lender and in its capacity as Administrative Agent and as a Managing Agent for itself and the other Lenders, and The Bank of New York, both in its capacity as a Lender and in its capacity as a Managing Agent for itself and the other Lenders. The parties agree as follows:

1.  RESTATEMENT; DEFINITIONS.

     1.1.  Restatement.  Effective as of the Initial Closing Date, this
           -----------
Agreement amends and restates in its entirety the Credit Agreement dated as of May 1, 1989, as amended and in effect on the date hereof, among the Company, certain of its Subsidiaries and a group of lenders for which The First National Bank of Boston is acting as agent.

     1.2.  Definitions; Certain Rules of Construction.  Except as otherwise
           ------------------------------------------
explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation" and (e) accounting terms not otherwise defined herein shall have the meaning provided under generally accepted accounting principles. References to "the date hereof" shall mean the date first set forth above. Certain capitalized terms are used in this Agreement and in the other Lender Agreements with the specific meanings defined below:

          1.2.1.  "Administrative Agent" means The First National Bank of Boston
                   --------------------
     in its capacity as administrative agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 12.6.

          1.2.2.  "Affected Lender" is defined in Section 13.3.
                   ---------------

          1.2.3.  "Affiliate" means, with respect to any Person, (a) a spouse of
                   ---------
     such Person, (b) any relative (by blood, adoption or marriage) of such Person within the third degree, (c) any director or officer of such Person,
     (d) any other Person controlling, controlled by or under direct or indirect common control with such Person, (e) any other

     Person directly or indirectly holding 5% or more of any class of the capital stock or other shares of beneficial interest of such Person, (f) any other Person of which 5% or more of any class of its capital stock or other shares of beneficial interest is held directly or indirectly by such Person, (g) any other Person who constitutes a general partner of such Person (or a Subsidiary of such Person) and (h) any other Person of whom such Person constitutes a general partner.

          1.2.4.  "Agents" means each of the Managing Agents, Canadian Imperial
                   ------
     Bank of Commerce, Mellon Bank, N.A., NationsBank of Texas, N.A. and The Toronto-Dominion Bank or any Lenders acting as successor Agents hereunder from time to time.

          1.2.5.  "Amended Note Agreement" is defined in Section 5.1.2.
                   ----------------------

          1.2.6.  "Applicable Rate Reference Period" means, for any fiscal
                   --------------------------------
     quarter of the Company, the most recent prior fiscal quarter of the Company for which financial statements have been (or are required to have been) furnished to the Lenders prior to the commencement of the fiscal quarter in question in accordance with Section 7.2.1 or, in the case of the fourth quarter of a fiscal year, Section 7.2.2. (For example, for the fiscal quarter from October 1, 1994 through December 31, 1994, the Applicable Rate Reference Period will be the fiscal quarter ended June 30, 1994.)

          1.2.7.  "Asset Sale" is defined in Section 4.2.2.
                   ----------

          1.2.8.  "Asset Sale Designation" is defined in Section 2.5.2.
                   ----------------------

          1.2.9.  "Assignee" is defined in Section 13.1.1.
                   --------

          1.2.10.  "Assignment and Acceptance" is defined in Section 13.1.1.
                    -------------------------

          1.2.11.  "Banking Day" means a day on which dealings may be effected
                    -----------
     in Eurodollar deposits by first class banks in the inter-bank Eurodollar market in New York, New York and at each Eurodollar Office of the Administrative Agent and on which banks may conduct business in Boston, Massachusetts and New York, New York.

          1.2.12.  "Bankruptcy Code" means Title 11 of the United States Code
                    ---------------
     (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          1.2.13.  "Bankruptcy Default" means an Event of Default under Section
                    ------------------
     9.1.9.

          1.2.14.  "Base Rate" means the greater of (a) the rate of interest
                    ---------
     from time to time announced by the Administrative Agent at the Boston Office as its "Base Rate", and (b) with respect to any day designated by the Administrative Agent by notice to the Company given prior to 12:00 noon (Boston time) on such date, the sum of (i) 1/2% plus (ii) the Federal Funds
                                                     ----
     Rate; provided, however, that no such designation may be made with respect
           --------  -------
     to more than 12 days in any calendar year.

          1.2.15.  "Basic Eurodollar Rate" as applied to any Eurodollar Interest
                    ---------------------
     Period means the quotient (rounded if necessary to the nearest 1/100%) obtained by dividing (a) the sum of the Basic Reference Eurodollar Rates of the Managing Agents for such Eurodollar Interest Period by (b) the number of Managing Agents, all as determined by the Administrative Agent on the basis of the Basic Reference Eurodollar Rates furnished to it by the Managing Agents. Each determination by the Administrative Agent of any Basic Eurodollar Rate pursuant to the foregoing sentence shall, in the absence of manifest error, be conclusive; provided, however, that at the
                                               --------  -------
     request of the Company or any Lender the Administrative Agent shall demonstrate the basis for such determination.

          1.2.16.  "Basic Reference Eurodollar Rate" as applied to any
                    -------------------------------
     Eurodollar Interest Period and any Managing Agent means the rate of interest at which Eurodollar deposits in an amount equal to such Managing Agent's Revolving Percentage Interest in the portion of the Loans as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question are offered to such Managing Agent by first-class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office of such Managing Agent on the first day of such Eurodollar Interest Period as determined by such Managing Agent at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which the Eurodollar Interest Period in question is to commence. Each determination by any Managing Agent of any Basic Reference Eurodollar Rate shall, in the absence of manifest error, be conclusive; provided, however, that at the request of
                                    --------  -------
     the Company or any Lender, such Managing Agent shall demonstrate the basis for such determination.

          1.2.17.  "Boston Office" means the principal banking office of the
                    -------------
     Administrative Agent in Boston, Massachusetts.

          1.2.18.  "Capitalized Lease" means any lease which is required to be
                    -----------------
     capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

          1.2.19.  "Closing Date" means each of the Initial Closing Date, the
                    ------------
     Revolving Loan Closing Dates, the Money Market Loan Closing Dates and the Swingline Loan Closing Dates.

          1.2.20.  "Code" means the Internal Revenue Code of 1986, as amended
                    ----
     (or any successor statute), and the rules and regulations thereunder, collectively and as from time to time in effect.

          1.2.21.  "Commitment" means, with respect to any Lender, such Lender's
                    ----------
     Revolving Percentage Interest in the obligations to extend the credits contemplated by the Lender Agreements. The initial Commitments are set forth in Exhibit 12.1.

          1.2.22.  "Commitment Fee Rate" means:
                    -------------------

          (a) for each day in any fiscal quarter of the Company for which the amount of Consolidated Total Debt outstanding on the last day of the Applicable Rate Reference Period is less than 550% of four times Consolidated Operating Income for such Applicable Rate Reference Period, the rate of 1/4% per annum; and

          (b)  at any other time, the rate of 3/8% per annum; provided, however,
                                                              --------  -------
     that effective on the date the Company notifies the Administrative Agent that the Company's long-term senior debt is rated Baa3 or higher by Moody's or BBB-or higher by S&P (or, if Moody's or S&P shall hereafter change rating categories, the comparable new rating category) and ending on the date on which such debt no longer has either such rating, the applicable Commitment Fee Rate determined pursuant to this clause (b) shall be 5/16% per annum.

          1.2.23.  "Company" means Continental Cablevision, Inc., a Delaware
                    -------
     corporation.

          1.2.24.  "Consolidated Interest Expense" means, for any period, the
                    -----------------------------
     aggregate amount of interest (including cash payments in the nature of interest under Capitalized Leases, interest rate protection agreements and Redeemable Preferred Stock) required to be accrued or paid in cash by the Company and its Restricted Subsidiaries on all Indebtedness, including the Loan, whether such interest was or is to be reflected as an item of expense or capitalized.

          1.2.25.  "Consolidated Operating Cash Flow" means, for any period, the
                    --------------------------------
     total of (a) Consolidated Operating Income minus (b) taxes based upon or
                                                -----
     measured by net income that are actually paid in cash during such period in respect of the continuing, ordinary operations of the Company and its Restricted Subsidiaries (but not in any event including cash taxes paid in respect of extraordinary gains).

          1.2.26.  "Consolidated Operating Income" means, for any period, the
                    -----------------------------
     operating income (or loss) before depreciation, amortization, non-cash regulatory reserves and non-operating expenses such as non-cash restricted stock purchase program expenses, other non-cash expenses, interest and income taxes, but including all operating income (or loss) on account of management fees, of the Company and its Restricted Subsidiaries for such period, determined in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany items, excluding any extraordinary or nonrecurring items and the write-up of any asset.

          For purposes of calculating Consolidated Operating Income, income (or loss) of the Company's Unrestricted Subsidiaries will be reflected in Consolidated Operating Income only to the extent that the Company and its Restricted Subsidiaries actually receive dividends or similar payments from the Company's Unrestricted Subsidiaries.

          For purposes of calculating Consolidated Operating Income, operating income (or loss) of the Company and its Restricted Subsidiaries for the most recently completed fiscal periods shall include the operating income (or loss) of any Restricted Subsidiary designated or acquired after the commencement of such fiscal periods (including Operating Assets acquired by the Company or a Restricted Subsidiary). If Consolidated Operating Income includes the operating income (or loss) of any Restricted Subsidiary or Operating Assets for any fiscal period prior to its acquisition by the Company or a Restricted Subsidiary and if, in the opinion of the Company, the actual financial statements of such newly acquired Restricted Subsidiary or Operating Assets for such period are unavailable or inaccurate, then (a) such operating income (or loss) may be determined from pro forma financial statements of such newly acquired Restricted Subsidiary or Operating Assets for such period in a form approved in writing by all of the Managing Agents, and (b) the Company shall furnish to the Lenders with each quarterly calculation under Section 7.2.1 or 7.2.2 such financial information relating to such Restricted Subsidiary or Operating Assets for such prior period as the Managing Agents may reasonably request.

          1.2.27.  "Consolidated Total Debt" means, at any date as of which the
                    -----------------------
     amount thereof shall be determined, the total of (a) all Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, including all guarantees by the Company or any of its Restricted Subsidiaries in respect of Indebtedness of others, and all obligations of the Company and its Restricted Subsidiaries, contingent or otherwise, in respect of reimbursement obligations under letters of credit (calculated in respect of the maximum outstanding amount of such letters of credit), minus
                                                                           -----
     (b) cash and Investments permitted by Section 7.9.1 then owned by the Company and its Restricted Subsidiaries.

          1.2.28.  "Control Group Person" means any Person which is a member of
                    --------------------
     the controlled group or under common control with the Company within the meaning of sections 414(b) or 414(c) of the Code or section 4001(b)(1) of ERISA.

          1.2.29.  "Credit Obligations" means all present and future obligations
                    ------------------
     and Indebtedness of the Company or any Guarantor owing to any Lender or the Administrative Agent under this Agreement or under any other Lender Agreement, as from time to time amended or modified, including without limitation the obligation to pay the Loan and the obligation of the Company to pay interest, commitment fees, Agent's fees and other indemnities, charges and amounts from time to time owed hereunder or under any other Lender Agreement.

          1.2.30.  "Credit Participant" is defined in Section 13.2.
                    ------------------

          1.2.31.  "Default" means an Event of Default or an event or condition
                    -------
     which with the passage of time or giving of notice, or both, would become such an Event of Default, and in any event shall include the filing against the Company or any of its Restricted Subsidiaries of an involuntary case under the Bankruptcy Code.

          1.2.32.  "Delinquency Period" is defined in Section 12.3.2.
                    ------------------

          1.2.33.  "Delinquent Lender" is defined in Section 12.3.2.
                    -----------------

          1.2.34.  "Delinquent Payment" is defined in Section 12.3.2.
                    ------------------

          1.2.35.  "Distribution" means (a) the declaration or payment of any
                    ------------
     dividend (other than payments made in capital stock which does not constitute Indebtedness of the payor) in respect of any shares of capital stock of the Company or any of its Restricted Subsidiaries, (b) the purchase, redemption or other retirement of any shares of capital stock of the Company or any of its Restricted Subsidiaries (other than payments made in capital stock which does not constitute Indebtedness of the payor), (c) any other payment (other than payments made in capital stock which does not constitute Indebtedness of the payor) to the holder of any shares of capital stock of the Company or any of its Restricted Subsidiaries in respect of such capital stock, and (d) any payment of principal of or interest on, or redemption or defeasance of, Subordinated Debt.

          1.2.36.  "Effective Rate" means, with respect to each portion of the
                    --------------
     Revolving Loan with interest based upon the Eurodollar Rate or the Base Rate, as the case may be, for each day in any fiscal quarter of the Company, the sum of:

          (a)  the rate for such portion shown in Exhibit 1 next to the ratio of
     (i) the Consolidated Total Debt outstanding on the last day of the Applicable Rate Reference Period to (ii) four times Consolidated Operating Income for such Applicable Rate Reference Period; provided, however, that
                                                       --------  -------
     in the case of any portion of the Revolving Loan that is subject to a Eurodollar Pricing Option having a Eurodollar Interest Period in excess of six months in duration, the amount in this clause (a) will be the applicable Eurodollar Rate plus the applicable Weighted Average Long-Term
                                ----
     Pricing Option Spread; plus
                            ----

          (b) an additional 2% per annum effective on the day the Administrative Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default under Section 9.1.1 until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed pursuant to Section 9.3 no longer to exist; minus
                                                        -----

          (c) 1/8% per annum effective on the date the Company notifies the Administrative Agent that the Company's long term senior debt has been rated at least BBB- by S&P or Baa3 by Moody's (or if S&P or Moody's changes its rating categories, the comparable new rating category) and ending on the date on which such debt no longer has either such rating; provided,
                                                                   --------
     however that the Effective Rate with respect to each portion of the
     -------
     Revolving Loan with interest based upon the Base Rate shall never be less than the Base

     Rate (or, in the event clause (b) above applies, the sum of 2% plus the
                                                                    ----
     Base Rate).

          1.2.37.  "ERISA" means the federal Employee Retirement Income Security
                    -----
     Act of 1974, as amended (or any successor statute), and the rules and regulations thereunder, collectively and as from time to time in effect.

          1.2.38.  "Eurodollar Interest Period" means any period of one, two,
                    --------------------------
     three or six months, or such greater number of months up to 60 months, all commencing on any Banking Day, which shall be selected as provided in
     Section 3.2 and in Section 3.3.1 as the term of a Eurodollar Pricing Option. Subject to Section 3.3.1, (a) the number of days in any month shall be determined by the Administrative Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at any Eurodollar Office, and (b) if any Eurodollar Interest Period so selected would otherwise end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead end on the immediately preceding or succeeding Banking Day as determined by the Administrative Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at any Eurodollar Office. Each such determination by the Administrative Agent shall, in the absence of manifest error, be conclusive; provided, however,
                                                             --------  -------
     that at the request of the Company or any Lender the Administrative Agent shall demonstrate the basis for such determination.

          1.2.39.  "Eurodollar Office" means such non-United States office or
                    -----------------
     offices or international banking facility or facilities of any Managing Agent as such Managing Agent may from time to time select.

          1.2.40.  "Eurodollar Pricing Options" means the options granted
                    --------------------------
     pursuant to Section 3.2 to have the interest on all or any portion of the Revolving Loan computed on the basis of a Eurodollar Rate.

          1.2.41.  "Eurodollar Rate" means for any Eurodollar Interest Period
                    ---------------
     shall mean the rate, rounded if necessary to the nearest 1/100%, obtained by dividing (a) the Basic Eurodollar Rate for such Eurodollar Interest Period by (b) an amount equal to 1 minus the Eurodollar Reserve Rate;
                                        -----
     provided, however, that if at any time during such Eurodollar Interest
     --------  -------
     Period the Eurodollar Reserve Rate changes, the Eurodollar Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

          1.2.42.  "Eurodollar Reserve Rate" means the stated maximum rate as
                    -----------------------
     changed from time to time (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, required by any Legal Requirement to be maintained by the Administrative Agent against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System, or against (a) any other category of liabilities that includes deposits by reference to which the interest rate on portions of the Revolving Loan subject to Eurodollar Pricing Options is determined, (b) the principal amount of or interest on any loan hereunder subject to a Eurodollar Pricing Option, or (c) any other category of extensions of credit, or other assets, that includes loans by a non-United States office of any Lender to United States residents.

          1.2.43.  "Eurodollars" means deposits of United States Funds in a non-
                    -----------
     United States office or an international banking facility of a Lender.

          1.2.44.  "Event of Default" is defined in Section 9.1.
                    ----------------

          1.2.45.  "Exchange Act" means the federal Securities Exchange Act of
                    ------------
     1934 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          1.2.46.  "FCC License" means any cellular telephone, CARS, earth
                    -----------
     station, business radio, microwave or special safety radio service license issued by the Federal Communications Commission pursuant to the Communications Act of 1934, as amended.

          1.2.47.  "Federal Funds Rate" means for any day, the rate equal to the
                    ------------------
     weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or, if such rate is not so published for such a Banking Day, the average of the quoted rates for such Banking Day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Each determination by the Administrative Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive; provided, however, that at
                                                      --------  -------
     the request of the Company or any Lender the Administrative Agent shall demonstrate the basis of such determination.

          1.2.48.  "Final Maturity Date" means October 10, 2003.
                    -------------------

          1.2.49.  "Financial Officer" of the Company (or other specified
                    -----------------
     Person) means its chairman of the board of directors, vice chairman of the board of directors, chief executive officer, chief financial officer, chief operating officer, president, treasurer, assistant treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Administrative Agent by the secretary or other appropriate attesting officer of the Company (or such specified Person).

          1.2.50.  "Franchise" means any franchise, permit, license or other
                    ---------
     authorization granted by any governmental unit or authority for the construction and operation of a cable television system or the reception and transmission of signals by microwave, including without limitation, any material FCC License.

          1.2.51.  "Guarantor" means each Restricted Subsidiary which is or
                    ---------
     subsequently becomes party to this Agreement as a Guarantor; provided,
                                                                  --------
     however, that in no event shall the term "Guarantor" include any Restricted
     -------
     Subsidiary which has been released as a Guarantor in accordance with
     Section 6.8.

          1.2.52.  "Guarantors' Contribution Agreement" is defined in Section
                    ----------------------------------
     5.1.5.

          1.2.53.  "Hostetter Group" means each of Amos B. Hostetter, Jr., his
                    ---------------
     heirs, executors and administrators, trusts for himself or his family and charitable foundations to which shares of the Company's capital stock, beneficially owned by any one of the foregoing, have been transferred.

          1.2.54.  "Indebtedness" means all obligations, contingent or
                    ------------
     otherwise, which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities in respect of borrowed money, notes or similar instruments, Capitalized Leases, the deferred purchase price of property or Redeemable Preferred Stock, and all guarantees, endorsements and other contingent obligations in respect of Indebtedness of others.

          1.2.55.  "Indentures" means the 1989 Indentures and the 1992
                    ----------
     Indentures.

          1.2.56.  "Initial Closing Date" means October 17, 1994 or such other
                    --------------------
     date prior to December 31, 1994 agreed to by the Company and the Administrative Agent as the first Closing Date hereunder.

          1.2.57.  "Investment" means with respect to any Person (a) any share
                    ----------
     of capital stock, evidence of Indebtedness or other security issued by any other Person, (b) any loan, advance, extension of credit to, or contribution to the capital of, any other Person, (c) the acquisition of the stock or assets of a business or (d) any other investment; provided,
                                                                    --------
     however, that the term "Investment" shall not include (i) fixed assets or
     -------
     inventory acquired in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iii) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any of its Subsidiaries or as security for any such Indebtedness or claim, (iv) any investment or purchase made through the issuance of common stock of the payor or (v) demand deposits in banks or trust companies. The amount of an Investment outstanding at any time shall be determined in accordance with generally accepted accounting principles; provided, however, that no
                                               --------  -------
     Investment shall be increased as a result of an increase in the undistributed retained earnings of the Person in whom an Investment was made or decreased as a result of an equity in the losses of any such Person.

          1.2.58.  "Investment Subsidiary" means Continental Cablevision Asset
                    ---------------------
     Management Corporation, a Massachusetts corporation, and such other Unrestricted Subsidiaries that the Company hereafter from time to time designates to the Administrative Agent as Investment Subsidiaries.

          1.2.59.  "Legal Requirement" means any requirement imposed upon any
                    -----------------
     Lender by any law of any applicable jurisdiction or by any regulation, order, interpretation, ruling or official directive of the Board of Governors of the Federal Reserve System or any other central bank or any other board or governmental or administrative agency of any applicable jurisdiction or of any political subdivision of any such jurisdiction. Any requirement imposed by any such regulation, order, ruling or official directive not having the force of law shall be deemed to be a Legal Requirement if any Lender reasonably believes that compliance therewith is in the best interest of such Lender, and if the Company provides its written consent with respect thereto, which consent shall not be unreasonably withheld.

          1.2.60.  "Lender" means each of the Persons listed as lenders on
                    ------
     Exhibit 12.1, as from time to time in effect, including each of The First National Bank of Boston, The Bank of New York and the other Agents in their capacities as Lenders, and such other Persons who may from time to time own a Revolving Percentage Interest in the Credit

     Obligations, but the term "Lender" shall not include any Person holding a participation in the Credit Obligations under Section 13.2.

          1.2.61.  "Lender Agreement" means each of the following documents:
                    ----------------

          (a)  this Agreement and the Notes;

          (b) all financial statements, reports, notices, assignments or certificates delivered to the Administrative Agent or the Lenders by the Company or any Guarantor in connection herewith or therewith; and

          (c) any other present or future agreement or instrument from time to time entered into among the Company, any Guarantor or any other Person guaranteeing or providing collateral for the Credit Obligations, on the one hand, and the Administrative Agent (on behalf of all of the Lenders) or all of the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Lender Agreement referred to above or which is stated to be a Lender Agreement, each as from time to time in effect.

          1.2.62.  "Loan" means the Revolving Loan, the Money Market Loan and
                    ----
     the Swingline Loan, collectively.

          1.2.63.  "Loan Accounts" means each of the Revolving Loan Accounts,
                    -------------
     the Money Market Loan Accounts and the Swingline Loan Account.

          1.2.64.  "Long-Term Pricing Option Spread" means the interest
                    -------------------------------
     increment, expressed as a decimal, over the applicable Eurodollar Rate of which each Lender advises the Administrative Agent pursuant to Section
     3.2.1 with respect to a proposed Eurodollar Interest Period exceeding six months in duration.

          1.2.65.  "Management Group" means, collectively, the Hostetter Group
                    ----------------
     and the other officers of the Company and its Subsidiaries.

          1.2.66.  "Managing Agents" means The First National Bank of Boston and
                    ---------------
     The Bank of New York or any Lenders acting as successor Managing Agents hereunder from time to time.

          1.2.67.  "Margin Stock" means "margin stock" within the meaning of
                    ------------
     Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, as from time to time in effect.

          1.2.68.  "Maximum Amount of Credit" is defined in Section 2.4.
                    ------------------------

          1.2.69.  "Money Market Loan" is defined in Section 2.2.
                    -----------------

          1.2.70.  "Money Market Loan Accounts" is defined in Section 2.2.5.1.
                    --------------------------

          1.2.71.  "Money Market Loan Closing Date" is defined in Section 2.2.1.
                    ------------------------------

          1.2.72.  "Money Market Loan Interest Payment Date" is defined in
                    ---------------------------------------
     Section 2.2.1.

          1.2.73.  "Money Market Loan Maturity Date" is defined in Section
                    -------------------------------
     2.2.1.

          1.2.74.  "Money Market Rates" is defined in Section 2.2.3.
                    ------------------

          1.2.75.  "Moody's" means Moody's Investors Service, Inc.
                    -------

          1.2.76.  "Net Cash Proceeds" means the cash proceeds of an Asset Sale
                    -----------------
     net of (a) any Indebtedness secured by assets being sold in such Asset Sale required to be paid from such proceeds, (b) the proportionate interests of any other stockholders of the seller in such proceeds, (c) income taxes that, as estimated by the Company in good faith, will be required to be paid by the Company and its Restricted Subsidiaries in cash as a result of, and within 15 months after, such Asset Sale, and (d) all reasonable expenses of the Company or such seller incurred in connection with the Asset Sale.

          1.2.77.  "1989 Indentures" means the Indentures initially between the
                    ---------------
     Company and National Westminster Bank USA, as trustee, dated as of November 1, 1989, relating to the 1989 Subordinated Debt, as previously furnished to the Administrative Agent.

          1.2.78.  "1989 Subordinated Debt" means the Company's Senior
                    ----------------------
     Subordinated Debentures and Senior Subordinated Floating Rate Debentures, each due 2004, issued in the aggregate principal amounts of $350,000,000 and $100,000,000, respectively, in accordance with the 1989 Indentures.

          1.2.79.  "1992 Credit Agreement" is defined in Section 5.1.3.
                    ---------------------

          1.2.80.  "1992 Indentures" means the indentures initially between the
                    ---------------
     Company and Morgan Guaranty Trust Company of New York, as trustee, relating to the 1992 Subordinated Debt, as previously furnished to the Lenders.

          1.2.81.  "1992 Preferred Stock" means the Series A Participating
                    --------------------
     Convertible Preferred Stock, $.01 par value per share, of the Company.

          1.2.82.  "1992 Preferred Stock Redemption Event" means (a) the
                    -------------------------------------
     exercise by holders of the 1992 Preferred Stock of their right to cause the Company to redeem any of such shares following the occurrence of a Preferred Stock Change of Control Event (as defined in the 1992 Indentures) and (b) the irrevocable election by the Company to redeem such shares in cash.

          1.2.83.  "1992 Subordinated Debt" means the Senior Subordinated Notes
                    ----------------------
     due 2002 and the Senior Subordinated Debentures due 2007 issued by the Company in accordance with the 1992 Indentures.

          1.2.84.  "Nonperforming Lender" is defined in Section 12.3.2.
                    --------------------

          1.2.85.  "Note" is defined in Section 2.1.1.
                    ----

          1.2.86.  "Note Agreement" means the Note Agreement dated September 20,
                    --------------
     1989, as amended and in effect from time to time, between the Company and The Prudential Insurance Company of America.

          1.2.87.  "Operating Assets" means (a) a group of tangible and
                    ----------------
     intangible assets used by a Person to provide cable television or telecommunications services or to conduct any related activities, or (b) all of the outstanding capital stock of, or other equity interests in, a Person engaged in the provision of cable television or telecommunications services or conducting any related activities; provided, however, that the
                                                    --------  -------
     assets, capital stock or other equity interests of a Person acquired by the Company or a Restricted Subsidiary shall constitute Operating Assets only to the extent such assets are held by, or such Person is designated as, a Restricted Subsidiary after consummation of such acquisition.

          1.2.88.  "Payment Date" means the last Banking Day of each March,
                    ------------
     June, September and December of each year.

          1.2.89.  "Performing Lender" is defined in Section 12.3.2.
                    -----------------

          1.2.90.  "Person" means a corporation, association, partnership, joint
                    ------
     venture, company, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

          1.2.91.  "PBGC" means the Pension Benefit Guaranty Corporation or any
                    ----
     successor entity.

          1.2.92.  "Plan" means any pension plan subject to Title IV of ERISA
                    ----
     established or maintained, or to which contributions are made, by the Company or any of its Restricted Subsidiaries or any Control Group Person.

          1.2.93.  "Pro Forma Debt Service" means, for any period, the sum of
                    ----------------------
     (a) Pro Forma Interest Payments plus (b) the aggregate amount of principal
                                     ----
     (including payments in the nature of principal under Capitalized Leases and Redeemable Preferred Stock) required to be paid in cash by the Company and its Restricted Subsidiaries on all Indebtedness, including the Loan.

          1.2.94.  "Pro Forma Interest Payments" means, for any period, the sum
                    ---------------------------
     of (a) the aggregate amount of interest (including payments in the nature of interest under Capitalized Leases and interest rate protection agreements) required to be accrued or paid in cash by the Company and its Restricted Subsidiaries during the period in question on all Indebtedness, including the Loan, whether such interest was or is to be reflected as an item of expense or capitalized, and (b) the aggregate amount of dividends on capital stock of the Company required to be paid in cash by the Company during the period in question. For purposes of computing projected interest for any period under the preceding sentence, (i) the amount of Indebtedness or capital stock outstanding on the first day of such period shall be assumed to remain outstanding during the entire period except to the extent that such Indebtedness or capital stock is subject to a mandatory prepayment of principal or a mandatory redemption of capital stock, as the case may be, during such period, (ii) if the Company and the Restricted Subsidiaries have committed to incur additional Indebtedness or issue additional capital stock during such period, interest or cash dividends on such additional Indebtedness or capital stock, as the case may be, shall be taken into account from and after the date on which such Person is committed to incur it, (iii) where interest varies with or depends on a floating rate, the rate in effect on the first day of such period will be assumed to be in effect and remain constant during the entire period for which interest is being computed, (iv) where interest is fixed for a portion of such period, the floating rate that would otherwise have been applicable on the first day of such period will be assumed to be in effect and remain constant during the balance of such period after the fixed rate terminates, and (v) where interest is subject to an interest rate protection agreement, the effective interest cost to the Company and its Restricted Subsidiaries shall be deemed to be the interest rate set forth in such interest rate protection agreement.

          1.2.95.  "Pro Forma Ratio" means, with respect to any Asset Sale, the
                    ---------------
     ratio of Consolidated Total Debt as of the date of consummation of the Asset Sale, on a pro forma basis giving effect to any repayment of the Loan and any other Indebtedness from the Net Cash Proceeds of the Asset Sale, to four times Consolidated Operating Income for the most recently completed fiscal quarter for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Section 7.2.1 or 7.2.2, on a pro forma basis giving effect to (a) the reduction in Consolidated Operating Income resulting from such Asset Sale and any other Asset Sale since the end of such fiscal quarter and (b) to the increase in Consolidated Operating Income resulting from any acquisition of Operating Assets since the end of such fiscal quarter.

          1.2.96.  "Pro Rata Event" is defined in Section 12.7.1.
                    --------------

          1.2.97.  "Purchase Price" means, with respect to any Qualifying
                    --------------
     Reinvestment, the purchase price of the Operating Assets acquired in such Qualifying Reinvestment which is paid on the closing of such acquisition in cash or capital stock of the Company without giving effect to any post-closing adjustments.

          1.2.98.  "Qualifying Reinvestment" means, with respect to any Asset
                    -----------------------
     Sale, the acquisition by the Company or a Restricted Subsidiary of Operating Assets which satisfies one of the following conditions: (a) such acquisition occurs within 90 days prior to such Asset Sale or (b)(i) within 180 days after such Asset Sale the Company or a Restricted Subsidiary has executed and delivered a binding agreement pursuant to which the Company or a Restricted Subsidiary is committed to acquire Operating Assets and (ii) within 180 days after the execution and delivery of such agreement, the Company or a Restricted Subsidiary actually acquires such Operating Assets.

          1.2.99.  "Redeemable Preferred Stock" means preferred stock with
                    --------------------------
     redemption obligations that (a) are either (i) fixed or (ii) at the option of the holder and (b) may be satisfied only by the payment of cash, Indebtedness or property other than capital stock of the issuer (unless such capital stock constitutes Redeemable Preferred Stock). By way of illustration, the 1992 Preferred Stock does not constitute Redeemable Preferred Stock.

          1.2.100.  "Redemption Amount" means (a) in the case of one of the
                     -----------------
     events described in paragraph (i) or (ii) of Section 7.2.9, the aggregate redemption price (as determined in accordance with the applicable Indenture) of all of the then outstanding Subordinated Debt which is to be redeemed or (b) in the case of a proposed Preferred Stock Redemption Payment, the aggregate redemption price (as determined in accordance with the applicable indenture) of the maximum aggregate principal amount of Subordinated Debt which the Company might be required to redeem subsequent to the irrevocable election described in paragraph (iii) of Section 7.2.9.

          1.2.101.  "Redeployment Rate" means the quotient (rounded if necessary
                     -----------------
     to the nearest 1/100%) obtained by dividing (a) the sum of the Reference Redeployment Rates of the Managing Agents by (b) the number of Managing Agents, all as determined by the Administrative Agent on the basis of the Reference Redeployment Rates furnished to it by the Managing Agents. Each determination by the Administrative Agent of the Redeployment Rate pursuant to the foregoing sentence shall, in the absence of manifest error, be conclusive; provided, however, that at the request of the Company or any
                 --------  -------
     Lender the Administrative Agent shall demonstrate the basis for such determination.

          1.2.102.  "Reference Redeployment Rates" as applied to any Managing
                     ----------------------------
     Agent means the rate of interest at which Eurodollar deposits on a date approximating the date of prepayment or termination of a Eurodollar Pricing Option, in an amount equal to (or approximating) such Managing Agent's Revolving Percentage Interest in the portion of the Loan subject to such Eurodollar Pricing Option and having a maturity date approximating the last Banking Day of such Eurodollar Interest Period, are offered by such Managing Agent in the inter-bank Eurodollar market for delivery in immediately available funds at the Eurodollar Office (or a similar rate if such rate is for any reason not offered by such Managing Agent). Each determination by a Managing Agent of any Reference Redeployment Rate shall, in the absence of manifest error, be conclusive; provided, however, that at
                                                      --------  -------
     the request of the Company or any Lender, such Managing Agent shall demonstrate the basis for such determination.

          1.2.103.  "Register" is defined in Section 13.1.3.
                     --------

          1.2.104.  "Remaining Dollar-Years" of any Indebtedness means, at any
                     ----------------------
     date, the sum of the products obtained by multiplying (a) the amount of each remaining installment or other scheduled payment of principal (or in the case of a revolving credit facility, each scheduled reduction in the revolving credit commitment), including the maximum amount currently redeemable at the option of the holder, by (b) the number of years (calculated to the nearest twelfth) which will elapse between such date and the making of the payment or earliest exercise of such redemption option (or in the case of a revolving credit facility, such scheduled reduction in the revolving credit commitment).

          1.2.105.  "Replacement Lender" is defined in Section 13.3.
                     ------------------

          1.2.106.  "Request Date" is defined in Section 2.2.1.
                     ------------

          1.2.107.  "Restricted Subsidiary" means (a) any Subsidiary designated
                     ---------------------
     as a Restricted Subsidiary in Exhibit 8.1 as in effect on the Initial Closing Date, and (b) any Subsidiary hereafter designated by a Financial Officer of the Company certifying that such Subsidiary is a Person (i) 80% of (A) the voting stock or (B) the equity, partnership or other beneficial interests of which is owned by the Company or its Restricted Subsidiaries,
     (ii) which is organized under the laws of the United States of America or any state thereof or the District of Columbia and has substantially all of its properties and assets located within the United States of America,
     (iii) which conducts its business so as to derive its revenues from the cable television or telecommunications businesses and related activities, and (iv) immediately after such Person becomes a Restricted Subsidiary, no Default exists; provided, however, that in no event shall the term
                     --------  -------
     "Restricted Subsidiary" include a Subsidiary released in accordance with
     Section 6.8. No Restricted Subsidiary may subsequently become an Unrestricted Subsidiary, except in accordance with Section 6.8.

          1.2.108.  "Revolving Loan" is defined in Section 2.1.1.
                     --------------

          1.2.109.  "Revolving Loan Accounts" is defined in Section 2.1.1.
                     -----------------------

          1.2.110.  "Revolving Loan Closing Date" is defined in Section 2.1.
                     ---------------------------

          1.2.111.  "Revolving Percentage Interest" means, for each Lender, its
                     -----------------------------
     percentage interest in the Commitments to make the Revolving Loan as set forth in Exhibit 12.1 as from time to time in effect.

          1.2.112.  "S&P" means Standard & Poor's Corporation.
                     ---

          1.2.113.  "Senior Subordinated Debt" means each of the 1989
                     ------------------------
     Subordinated Debt and the 1992 Subordinated Debt.

          1.2.114.  "Stated Maximum" is defined in Section 2.4.
                     --------------

          1.2.115.  "Subordinated Debt" means (a) the Senior Subordinated Debt
                     -----------------
     and (b) Indebtedness (including redeemable preferred stock that constitutes Indebtedness) subordinated to the Credit Obligations and permitted by
     Section 7.7.7 or 7.7.9.

          1.2.116.  "Subsidiary" means any Person of which the Company (or other
                     ----------
     specified parent) shall at the time, directly or indirectly through one or more of its Subsidiaries, own at least a majority of (a) the outstanding voting stock or (b) the equity, partnership or other beneficial interests.

          1.2.117.  "Swingline Commitment" is defined in Section 2.3.
                     --------------------

          1.2.118.  "Swingline Lender" means The First National Bank of Boston
                     ----------------
     in its capacity as swingline lender hereunder.

          1.2.119.  "Swingline Loan" is defined in Section 2.3.1.
                     --------------

          1.2.120.  "Swingline Loan Account" is defined in Section 2.3.1.
                     ----------------------

          1.2.121.  "Swingline Loan Closing Date" is defined in Section 2.3.
                     ---------------------------

          1.2.122.  "Swingline Rate" means the sum of (a) the rate per annum
                     --------------
     agreed from time to time between the Swingline Lender and the Company in a separate written agreement; provided, however, that in no event shall the
                                 --------  -------
     Swingline Rate be less than the Effective Rate calculated on the basis of the Eurodollar Rate or greater than the Effective Rate calculated on the basis of the Base Rate; plus (b) an additional 2% per annum effective on
                             ----
     the day the Administrative Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default under Section 9.1.1 until the earlier of such time as (i) such Event of Default is no longer continuing of (ii) such Event of Default is deemed pursuant to Section 9.3 no longer to exist.

          1.2.123.  "Tax" means any tax, levy, impost, duty, deduction,
                     ---
     withholding or other charges of whatever nature at any time required by any Legal Requirement having the force of law (a) to be paid by any Lender or
     (b) to be
     withheld or deducted from any payment otherwise required hereby to be made by the Company to any Lender, other than taxes imposed upon or measured by the net income of such Lender.

          1.2.124.  "United States Funds" means such coin or currency of the
                     -------------------
     United States of America as at the time shall be legal tender therein for the payment of public and private debts.

          1.2.125.  "Unrestricted Subsidiary" means any Subsidiary of the
                     -----------------------
     Company (or other specified Person) other than a Restricted Subsidiary.

          1.2.126.  "Voting Percentage Interest" means, for each Lender, (a) the
                     --------------------------
     amount of its Commitment to make the Revolving Loan (plus, in the case only
                                                          ----
     of the Swingline Lender, the Swingline Commitment) divided by (b) the Stated Maximum; provided, however, that upon the occurrence of a Pro Rata
                     --------  -------
     Event, the Voting Percentage Interests shall be calculated as set forth in
     Section 12.7.1.

          1.2.127.  "Weighted Average Life to Maturity" of any Indebtedness
                     ---------------------------------
     means, at any date, the number of years obtained by dividing the Remaining Dollar-Years of such Indebtedness by the outstanding principal amount of the Indebtedness (or, in the case of a revolving credit facility, the maximum amount of revolving credit commitment, regardless of the amount of revolving loans then outstanding).

          1.2.128.  "Weighted Average Long-Term Pricing Option Spread" means
                     ------------------------------------------------
     with respect to any Eurodollar Pricing Option having a Eurodollar Interest Period in excess of six months in duration, the average of the Long-Term Pricing Option Spread of which each Lender shall have advised the Administrative Agent with respect to such Eurodollar Pricing Option, weighted according to the Lenders' respective Revolving Percentage Interests in the portion of the Revolving Loan subject to such Eurodollar Pricing Option.

2.  THE CREDITS.

     2.1.  Revolving Loan.  Subject to all the terms and conditions hereof, and
           --------------
so long as no Default exists, on such Banking Days prior to the Final Maturity Date, as the Company may from time to time request by not fewer than one Banking Day prior telephone notice to The First National Bank of Boston in its capacity as administrative agent hereunder (in such capacity, the "Administrative Agent"), which telephone notice shall be promptly confirmed in writing, or such longer notice period required by Section 3.2.1 if a Eurodollar Pricing Option is requested, the

Lenders will severally lend to the Company, in accordance with their respective Revolving Percentage Interests, such amounts (not less than $5,000,000 in the aggregate and in integral multiples of $100,000, or in such greater amounts as required by Section 3.2.1 if a Eurodollar Pricing Option is requested) as the Company shall have so requested, by causing the Administrative Agent to debit the amount of such loans to the Revolving Loan Accounts and to credit the amount thereof to the general account of the Company with the Administrative Agent at the Boston Office; provided, however, that in no event shall the combined
                   --------  -------
aggregate principal amount of loans at any time outstanding under this Section
2.1 and Sections 2.2 and 2.3 exceed the Maximum Amount of Credit. Each date on which any loan is made under this Section 2.1 is referred to herein as a "Revolving Loan Closing Date". In connection with each request for a loan under this Section 2.1, the Company shall furnish to the Administrative Agent by telecopy no later than 4:00 p.m. on the applicable Revolving Loan Closing Date (with a duplicate furnished promptly by mail) a certificate dated such Revolving Loan Closing Date in substantially the form of Exhibit 5.2.1 and signed by the Company, together with any other documents required by Section 5.

          2.1.1.  Revolving Loan Accounts.  The Administrative Agent shall
                  -----------------------
     establish on its books separate loan accounts on behalf of each Lender (collectively, the "Revolving Loan Accounts"), each of which shall reflect the loans made by such Lender to the Company pursuant to this Section 2.1, and all of which shall be administered by the Administrative Agent as follows: (a) the Administrative Agent shall debit to each Revolving Loan Account, and each such Revolving Loan Account shall evidence, the principal amount of loans from time to time made by each Lender to the Company pursuant to this Section 2.1, and (b) the Administrative Agent shall credit each Revolving Loan Account with all payments made on account of the principal amount of Indebtedness evidenced by such Revolving Loan Account. All such payments received by the Administrative Agent shall be credited to the several Revolving Loan Accounts in accordance with the respective principal amounts thereof. The aggregate principal amount of Indebtedness from time to time evidenced by the Revolving Loan Accounts is referred to as the "Revolving Loan". The Company's obligations to pay each Lender's Revolving Percentage Interest in the Revolving Loan shall be evidenced by a separate note of the Company substantially in the form of Exhibit 2.1.1 (each a "Note"), payable to each Lender in a maximum principal amount equal to such Lender's Revolving Percentage Interest in the Revolving Loan.

          2.1.2.  Maturity, etc.  The Revolving Loan shall bear interest as
                  -------------
     provided in Section 3.1, shall be payable and prepayable as provided in
     Section 4 and shall have a stated maturity of the Final Maturity Date.

     2.2.   Money Market Rate Credit.  As provided in this Section 2.2, the
            ------------------------
Company may request, and one or more Lenders, each acting in its sole and absolute discretion, may offer to make, loans on a money market basis (each such loan made by any of the Lenders pursuant to this Section 2.2 being referred to herein as a "Money Market Loan"), which the Company may, in its sole and absolute discretion, agree to accept; provided, however, that in no event shall
                                      --------  -------
the aggregate principal amount of Money Market Loans at any one time outstanding exceed an amount equal to (a) $200,000,000 minus (b) the amount, if any,
                                           -----
designated by the Company pursuant to Section 2.5.1(a); and provided, further,
                                                            --------  -------
that in no event shall the combined aggregate principal amount of loans at any one time outstanding under this Section 2.2 and Sections 2.1 and 2.3 exceed the Maximum Amount of Credit.

          2.2.1.  Request by the Company.  Subject to all the terms and
                  ----------------------
     conditions hereof and so long as there shall exist no Default, the Company may, at any time prior to the Final Maturity Date, by telex or telecopy notice to the Administrative Agent substantially in the form of Exhibit
     2.2.1 received not later than 10:00 a.m. (Boston time) on any Banking Day (the "Request Date"), request bids for loans pursuant to this Section 2.2 to be made on the following Banking Day (the "Money Market Loan Closing Date"), such request to specify (a) the aggregate amount of the proposed loans, which shall not be less than $10,000,000 and which shall be in integral multiples of $1,000,000, (b) the proposed maturity date or dates (each such date a "Money Market Loan Maturity Date") for such proposed loans (which maturity dates shall be not later than the earlier of (i) the 270th day following the applicable Money Market Loan Closing Date and (ii) the Final Maturity Date), (c) the proposed dates (each such date a "Money Market Loan Interest Payment Date"), if any, prior to the applicable Money Market Loan Maturity Date on which accrued but unpaid interest shall be due and payable on the principal amount of such proposed loans and (d) which Lenders will be requested to submit bids for such proposed Money Market Loans. No more than 25 Eurodollar Pricing Options and Money Market Loans in the aggregate may be outstanding at any one time. The Company will pay to the Administrative Agent quarterly in arrears an auction fee in respect of each request submitted by the Company pursuant to this Section 2.2.1 in an amount equal to $100 for each Lender to be requested to submit any bid, with a minimum fee of $1,000 for each Request Date; provided, however, that
                                                         --------  -------
     no such fee shall be payable with respect to any such request if the Administrative Agent shall have failed to perform its duties under this
     Section 2.2 within the time periods established by this Section 2.2.

          2.2.2.  Dissemination of Requests for Bids for Money Market Loans.
                  ---------------------------------------------------------
     Promptly upon receipt of each request submitted by the Company pursuant to
     Section 2.2.1, and in any event not later than 2:00 p.m. (Boston time) on the applicable Request Date, the Administrative Agent shall, by telex or telecopy notice (or by telephonic notice on a reasonable efforts basis, promptly confirmed by telex or telecopy) to each Lender (or to such Lenders as the Company may have specified) in substantially the form of Exhibit 2.2.2, notify each such Lender of such request, which notice shall constitute an invitation on behalf of the Company for each such Lender to submit bids pertaining to the proposed Money Market Loans in accordance with Section 2.2.3.

          2.2.3.  Bids for Money Market Loans.  Each Lender requested pursuant
                  ---------------------------
     to Section 2.2.2 may, in its sole and absolute discretion, respond to such invitation by submitting a bid by telex or telecopy notice to the Administrative Agent no later than 9:00 a.m. (Boston time) on the proposed Money Market Loan Closing Date. Such notice shall be substantially in the form of Exhibit 2.2.3A, which notice shall constitute an offer by such Lender to the Company to make Money Market Loans on the proposed Money Market Loan Closing Date in the principal amounts specified in the notice from such Lender, which principal amounts (a) may be for all or any portion of the proposed Money Market Loans, notwithstanding the Revolving Percentage Interest of such Lender, (b) may be different principal amounts for different Money Market Loan Maturity Dates (subject to an over-all maximum) and (c) shall be an integral multiple of $1,000,000 maturing on the Money Market Loan Maturity Dates requested by the Company, with accrued and unpaid interest on the principal amount thereof to be due and payable on the Money Market Loan Interest Payment Dates, if any, requested by the Company, and on such Money Market Loan Maturity Dates, such interest to accrue at the rates per annum (which shall be in integral multiples of 1/100%) specified in such notice (the "Money Market Rates"). The Administrative Agent shall disregard any bid (i) not submitted by 9:00 a.m. (Boston time) on the proposed Money Market Loan Closing Date or (ii) not substantially in the form of Exhibit 2.2.3A, or not complete, or containing qualifying, conditional or similar language, or terms different from or in addition to those set forth in the pertinent request, and any late or non-conforming bid shall be deemed not to have been given for any purpose of this Agreement. The Administrative Agent shall promptly, and in any event not later than 10:00 a.m. (Boston time) on the proposed Money Market Loan Closing Date, by telephonic notice to the Company, confirmed in writing, forward to the Company in substantially the form of Exhibit 2.2.3B, all bids submitted in compliance with this Section 2.2.3. Notwithstanding the foregoing provisions of this Section 2.2.3, The First National Bank of Boston, if it is then the Administrative Agent, shall submit its own bid, if any, to the Company by telex or telecopy not later than 8:45 a.m. (Boston time) on the proposed Money Market Loan Closing Date.

          2.2.4.  Acceptance of Bids by the Company.  Not later than 10:30 a.m.
                  ---------------------------------
     (Boston time) on the applicable Money Market Loan Closing Date, the Company shall by telex or telecopy notice to the Administrative Agent substantially in the form of Exhibit 2.2.4A, indicate its acceptance or non-acceptance of each offer submitted pursuant to Section 2.2.3. In the case of acceptance, such notice shall be irrevocable and shall specify the aggregate principal amount of each offered Money Market Loan that is accepted. Such notice shall be deemed to constitute the certification of the Company that the closing conditions for such Money Market Loans contained in Section 5.2 (other than the delivery of an officer's certificate) have been satisfied. The Company may accept each such offer in whole or in part; provided,
                                                                 --------
     however, that (a) the aggregate principal amount of all Money Market Loans
     -------
     accepted and made on any Money Market Loan Closing Date may not exceed the applicable amount set forth in the applicable request, (b) the principal amount of each Money Market Loan shall be an integral multiple of $1,000,000, and (c) acceptance of offers for Money Market Loans with the same Money Market Loan Maturity Date may be made only on the basis of ascending quoted Money Market Rates; and provided, further, that if offers
                                              --------  -------
     are made by two or more Lenders having the same Money Market Rate for a greater aggregate principal amount than the amount in respect of which offers at such rate are accepted, the principal amount of such Money Market Loans in respect of which such offers are accepted at such rate shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in integral multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans pursuant to the immediately preceding sentence shall be conclusive in the absence of manifest error. The Administrative Agent shall, not later than 11:15 a.m. (Boston time) on the Money Market Loan Closing Date, notify each Lender who submitted an offer for the particular loans requested pursuant to Section
     2.2.1 whether any offer has been accepted (substantially in the form of Exhibit 2.2.4B) or rejected (substantially in the form of Exhibit 2.2.4C) and, if accepted, in what principal amount and maturity. In the event the Company fails to provide such notice to the Administrative Agent by 10:30 a.m. (Boston time) on the Money Market Loan Closing Date, the

     Administrative Agent may conclusively presume that all such offers have been rejected by the Company and, in such event, the Administrative Agent shall, not later than 11:15 a.m. (Boston time), so notify each Lender which submitted an offer. Each time a Money Market Loan is made, the Administrative Agent shall send a notice to the Company and each Lender in substantially the form of Exhibit 2.2.4D specifying the principal amount and maturity date of such Money Market Loan.

          2.2.5.  Funding by the Administrative Agent; Money Market Loan
                  ------------------------------------------------------
     Account, etc.  Each Money Market Loan by any Lender will be made on the
     ------------
     terms offered by such Lender and accepted by the Company in accordance with this Section 2.2 at the Boston Office on the applicable Money Market Loan Closing Date by debiting the amount thereof to the applicable Money Market Loan Accounts and by crediting the amount thereof to the Revolving Loan Accounts for the account of the Lenders in accordance with their respective Revolving Percentage Interests or as the Company shall have otherwise specified by written notice to the Administrative Agent. In conjunction with each closing under this Section 2.2, the Company shall furnish to the Administrative Agent by telecopy not later than 4:00 p.m. (Boston time) on the applicable Money Market Loan Closing Date (with a duplicate furnished promptly by mail) a certificate dated such Money Market Loan Closing Date in substantially the form of Exhibit 5.2.1 and signed by the Company, together with any other documents required by Section 5.

               2.2.5.1.  Money Market Loan Account.  The Administrative Agent
                         -------------------------
          will establish on its books separate loan accounts (the "Money Market Loan Accounts") for each Lender extending a Money Market Loan which the Administrative Agent shall administer as follows: (a) the Administrative Agent shall debit to the pertinent Money Market Loan Account, and the pertinent Money Market Loan Account shall evidence, the principal amount of all Money Market Loans from time to time made by such Lender and (b) the Administrative Agent shall credit to the pertinent Money Market Loan Account, all payments made on account of the principal amount of Indebtedness evidenced by the pertinent Money Market Loan Account. The Administrative Agent shall also maintain records of the Money Market Rate and Money Market Loan Maturity Date with respect to each Money Market Loan.

               2.2.5.2.  Maturity Date; Interest; Repayment.  The stated
                         ----------------------------------
          maturity date of each Money Market Loan shall be the applicable Money Market Loan Maturity Date for such Money Market Loan. The Company will pay interest on the principal amount of each Money Market Loan at the applicable Money Market Rate (plus an additional 2% per annum effective on the day the
                       ----
          Administrative Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default under Section 9.1.1 until the earlier of such time as (a) such Event of Default is no longer continuing or (b) such Event of Default is deemed pursuant to Section 9.3 no longer to exist) for such Money Market Loan on each applicable Money Market Loan Interest Payment Date, if any, and on the applicable Money Market Loan Maturity Date for such Money Market Loan. Upon the maturity of any Money Market Loan, so long as either (i) no Event of Default then exists or (ii) the Administrative Agent shall have received the consent of all the Lenders if an Event of Default then exists, the Administrative Agent shall debit the Revolving Loan Accounts of the Company in the principal amount of such Money Market Loan for the account of the Lenders in accordance with their respective Revolving Percentage Interests and shall credit the same amount to the pertinent Money Market Loan Account.

          2.2.6.  Funding; Legal Requirements.  Each Lender extending a Money
                  ---------------------------
     Market Loan may fund the principal amount of Money Market Loans made by such Lender in any manner it may choose. If the cost to such Lender of maintaining such funding is increased after the effectiveness of any Money Market Loan, by reason of the imposition or increase of any reserve (including, without limitation, any basic, supplemental, marginal or emergency reserve, reserve asset, special deposit, insurance premium or assessment) required by any Legal Requirement to be maintained or paid by such Lender on or in respect of such Money Market Loan or the funding by such Lender of such Money Market Loan, then the Company will, on demand by the Administrative Agent, pay to the Administrative Agent for the account of such Lender such additional amount as is necessary to reimburse such Lender for such increase in its costs. Such costs shall be computed by determining the amount by which such Legal Requirement effectively increases the cost to such Lender of funding in the manner chosen by such Lender the principal amount of such Money Market Loan, and by computing the additional interest which would have been owing to such Lender hereunder if the Money Market Rate applicable to such Money Market Loan had been increased by the amount of such effective increase in cost as of the date of such increase. The determination by such Lender of the amount of any such costs incurred by such Lender and the allocation, if any, of such costs among the Company and other customers which have arrangements with such Lender similarly funded, if done in good faith and if any such allocation is made on an equitable basis, shall, in the absence of manifest error, be conclusive; provided, however, that at
                                                      --------  -------
     the request of the Company such Lender shall demonstrate the basis for such determination or provide an explanation, reasonably satisfactory to the Company, why such determination may not be demonstrated. Each Lender agrees that if, after the payment by the Company of any additional amount referred to in the foregoing provisions of this Section 2.2.6 for the account of such Lender, any part thereof is subsequently recovered or used as a credit by such Lender, such Lender shall reimburse the Company to the extent of the amount so recovered or used. A certificate of an officer of such Lender setting forth the amount of such recovery or utilization and the basis therefor shall be conclusive; provided, however, that at the
                                             --------  -------
     request of the Company, such Lender shall demonstrate the basis for such recovery or utilization or provide an explanation, reasonably satisfactory to the Company, why such basis may not be demonstrated.

          2.2.7.  Prepayments in Respect of Money Market Loans.  If any Money
                  --------------------------------------------
     Market Loan is prepaid prior to the applicable Money Market Loan Maturity Date (including as a result of acceleration), the Company will make the payment, if any, which would be required by Section 3.3.2 with respect to such prepayment (such payment to be calculated as if (a) such Money Market Loan constituted Indebtedness evidenced by the Revolving Loan Accounts subject to a Eurodollar Pricing Option and (b) the applicable Money Market Rate was the Basic Eurodollar Rate). For purposes of this Section 2.2.7, if any portion of the principal amount of a Money Market Loan which was to have been made pursuant to this Section 2.2 is not outstanding on the applicable Money Market Loan Closing Date other than by reason of a Lender failing to perform its obligations hereunder, the Company shall be deemed to have prepaid such Money Market Loan with respect to such principal amount.

     2.3.  Swingline Credit.  Subject to all the terms and conditions hereof,
           ----------------
and so long as no Default exists, on such Banking Days prior to the Final Maturity Date as the Company may from time to time request (each a "Swingline Loan Closing Date") by telephone notice to the Swingline Lender and to the Administrative Agent, if other than the Swingline Lender, given not later than 3:00 p.m. (Boston time) on the Swingline Loan Closing Date, which telephone notice shall be promptly confirmed in writing, the Swingline Lender will lend to the Company such amount, which shall not be less than $100,000 and shall be in an integral multiple of $50,000, as the Company shall have so requested, by causing the Administrative Agent to debit the amount of such loan to the Swingline Loan Account and to credit the amount thereof to the general account of the Company with the Administrative Agent at the Boston Office; provided, however, that in no event shall the
                            --------  -------
aggregate principal amount of all loans at any one time outstanding under this
Section 2.3 exceed $25,000,000 (the "Swingline Commitment"); and provided,
                                                                 --------
further, that in no event shall the combined aggregate principal amount of loans
- -------
at any one time outstanding under this Section 2.3 and Sections 2.1 and 2.2 exceed the Maximum Amount of Credit. In connection with each request for a loan under this Section 2.3, the Company shall furnish to the Agent by telecopy no later than 4:00 p.m. (Boston time) on the applicable Swingline Loan Closing Date (with a duplicate furnished promptly by mail) a certificate dated such Swingline Loan Closing Date in substantially the form of Exhibit 5.2.1 and signed by the Company, together with any other documents required by Section 5.

          2.3.1.  Swingline Loan Account.  The Administrative Agent shall
                  ----------------------
     establish on its books a loan account for the Company (the "Swingline Loan Account"), which shall reflect the loans made by the Swingline Lender pursuant to this Section 2.3 and which shall be administered by the Administrative Agent as follows: (a) the Administrative Agent shall debit to the Swingline Loan Account, and the Swingline Loan Account shall evidence, the principal amount of loans from time to time made by the Swingline Lender to the Company pursuant to this Section 2.3, and (b) the Administrative Agent shall credit the Swingline Loan Account with all payments made on account of the principal amount of Indebtedness evidenced thereby. The principal amount of Indebtedness from time to time evidenced by the Swingline Loan Account is referred to as the "Swingline Loan".

          2.3.2.  Maturity, etc.  The Swingline Loan shall bear interest as
                  -------------
     provided in Section 3.5, shall be payable and prepayable as provided in
     Section 4 and shall have a stated maturity of the Final Maturity Date.

     2.4.  Maximum Amount of Credit.  The combined aggregate principal amount of
           ------------------------
all loans at any one time outstanding under Sections 2.1, 2.2 and 2.3 shall not at any time exceed an amount (the "Maximum Amount of Credit") equal to:

          (a) (i) the lesser of (A) during each period specified in the table below, the amount specified in such table:


                Period                       Maximum Amount
                ------                       --------------

          Initial Closing Date
            through December 30, 1997        $2,200,000,000

          December 31, 1997
            through December 30, 1998        $2,090,000,000


          December 31, 1998
            through December 30, 1999        $1,870,000,000

          December 31, 1999
            through December 30, 2000        $1,540,000,000

          December 31, 2000
            through December 30, 2001        $1,175,000,000

          December 31, 2001
            through December 30, 2002        $  815,000,000

          December 31, 2002
            through the Final Maturity
            Date                             $  375,000,000

          or (B) the amount (being an integral multiple of $5,000,000 unless the Company terminates the entire Maximum Amount of Credit) irrevocably specified from time to time by at least three Banking Days prior written notice from the Company to the Administrative Agent, minus (ii) the aggregate principal amount of all Asset Sale
               -----
          Designations which are automatically rescinded pursuant to clause (b) of the last sentence of Section 2.5.2 (the amount determined pursuant to this clause (a) is referred to herein as the "Stated Maximum"), minus (b) all unborrowed amounts for which designations are in effect
          -----
     pursuant to Section 2.5.

     2.5.  Credit Reserves.
           ---------------

          2.5.1.  Commercial Paper, Etc.  From time to time prior to the Final
                  ----------------------
     Maturity Date, so long as no Default shall exist, the Company may designate an amount of the credit available under Section 2.1 as dedicated for use in connection with one of the following corporate purposes:

          (a) the issuance or proposed issuance by the Company of commercial paper (in aggregate face amount or aggregate principal amount, as the case may be, at any one time outstanding not to exceed an amount equal to (i) $200,000,000 minus (ii) the Money Market Loans then outstanding); or
                  -----

          (b) representations by the Company or any Guarantor to a governmental authority to which the Company or such Guarantor is applying for an FCC License or Franchise; or

          (c) representations by the Company or any Guarantor to any other Person for any other lawful corporate purpose.

     Such designation shall be made by the Company in writing to the Administrative Agent and shall state the amount to be so dedicated, the period of such dedication (which shall not extend past the Final Maturity
     Date) and the purpose for such dedication, together with computations demonstrating that the Company may borrow hereunder (a) the aggregate outstanding principal amount then evidenced by the Revolving Loan Accounts, plus (b) all unborrowed amounts for which designations are already in
     ----
     effect under this Section 2.5.1, plus (c) the amount to be designated.
                                      ----
     Upon receipt of such a designation the Administrative Agent shall, if so requested by the Company, inform the commercial paper placement agent, governmental authority or other Person, as the case may be, for which such designation was made that such amount has been set aside under this Agreement for borrowing subject to the terms and conditions of this Agreement. Notice to such agent, authority or other Person shall include an express disclaimer of any third party beneficiary rights of such agent, authority or other Person hereunder. Amounts designated hereunder may be borrowed only for the purpose so designated. The Company may terminate any designation hereunder prior to its original term, or reduce any amount previously designated, at any time by notice to the Administrative Agent; provided, however, that the Company shall have, as shall be appropriate
     --------  -------
     under the circumstances in the reasonable judgment of the Administrative Agent, (1) terminated the commercial paper program and redeemed all commercial paper issued thereunder or provided evidence satisfactory to the Administrative Agent that such designation is no longer necessary, (2) sold the assets or cable television system to which such designation related and the purchaser thereof shall have assumed the Company's obligations related to such designation, (3) satisfied the obligation related to such designation or (4) advised the governmental authority or other Person for which such designation was made of such termination or reduction, and in each such case the Company shall have provided satisfactory evidence thereof to the Administrative Agent.

          2.5.2.  Qualifying Reinvestments.  An amount of the credit available
                  ------------------------
     under Section 2.1 equal to any repayment required to be made pursuant to
     Section 4.2.2 (assuming the Loan at the time exceeds the amount to be prepaid) in connection with an Asset Sale shall be automatically designated to be available hereunder only if a Qualifying Reinvestment occurs in respect of such Asset Sale (each, an "Asset Sale Designation"). So long as such Asset Sale Designation remains in effect, the amount of the Loan subject to an Asset Sale Designation may only be borrowed for a subsequent Qualifying Reinvestment in respect of such Asset Sale; provided, however,
                                                            --------  -------
     that the Company shall only be entitled to borrow amounts which are subject to such Asset Sale Designation in an amount equal to 50% of the Purchase Price of such Qualifying Reinvestment. Each Asset Sale Designation (a) may be rescinded by the Company from time to time by written notice from the Company to the Administrative Agent in an amount equal to 50% of the Purchase Price of a Qualifying Reinvestment only upon the consummation of such a Qualifying Reinvestment, and (b) shall be automatically rescinded to the extent any Asset Sale Designation remains in effect after the later to occur of the following (i) 180 days after such Asset Sale or (ii) if one or more binding agreements was executed and delivered within such period in accordance with clause (b) of the definition of "Qualifying Reinvestment", 180 days after the date the last of such agreements was so executed and delivered.

     2.6.  Application of Proceeds; Specifically Prohibited Applications.  The
           -------------------------------------------------------------
Company covenants that the proceeds of the loans made pursuant to this Agreement will be applied only to lawful corporate purposes of the Company, which purposes may include refinancing the 1992 Credit Agreement and repaying the Company's 12 7/8% Senior Subordinated Debentures due November 1, 2004 issued under one of the 1989 Indentures. In addition, the Company will not directly or indirectly apply any part of the proceeds of any loan made pursuant to this Agreement to the purchasing or carrying of any Margin Stock; provided, however, that the Company
                                            --------  -------
may apply proceeds of such loans to make Investments in any Investment Subsidiary, in accordance with Section 7.9.5 to enable the Investment Subsidiaries to purchase or carry Margin Stock.

     2.7.  Nature of Obligations of Lenders to Make Loans.
           ----------------------------------------------

          2.7.1.  Revolving Loans.  The Lenders' obligations under this
                  ---------------
     Agreement to make a Revolving Loan are several and are not joint or joint and several. If on the Initial Closing Date or any Revolving Loan Closing Date, one or more Lenders holding more than 50% of the Revolving Percentage Interests shall fail to perform such obligations, the other Lenders not so failing shall be relieved of their obligations to make any such loan. In the case of any other such failure to perform by any Lender, the aggregate amount of the commitment to make the loans provided for in this Section 2 shall be reduced by the amount of the commitment hereunder of the Lenders so failing to perform, and the Revolving Percentage Interests of each other Lender shall be appropriately adjusted, but such reduction and adjustment shall not relieve such Lenders from any of their obligations to make such loans. The other Lenders not so failing may, if they so desire, assume in such proportions as they may agree upon among themselves the obligations of any Lender who fails to perform any such obligations.

          2.7.2.  Money Market Loans.  The obligation to make a Money Market
                  ------------------
     Loan shall be an obligation solely of such Lenders which offered to make such loan in accordance with Section 2.2 and whose offers were accepted thereunder.

          2.7.3.  Swingline Loans.  The obligation to make a Swingline Loan
                  ---------------
     shall be an obligation solely of the Swingline Lender.

3.  INTEREST; EURODOLLAR PRICING OPTIONS; FEES; ETC.

     3.1.  Interest on Revolving Loan.  The Revolving Loan shall accrue and bear
           --------------------------
interest at a rate per annum which shall at all times equal the Effective Rate. Prior to any stated or accelerated maturity of the Revolving Loan, the Company will, on each Payment Date, beginning December 31, 1994, pay the accrued and unpaid interest on the Indebtedness evidenced by the Revolving Loan Accounts which was not subject to a Eurodollar Pricing Option. On the last day of each Eurodollar Interest Period or on any earlier termination of any Eurodollar Pricing Option, the Company will pay the accrued and unpaid interest on the portion of the Revolving Loan which was subject to the Eurodollar Pricing Option which expired or terminated on such date; provided, however, that if any
                                          --------  -------
Eurodollar Interest Period is longer than three months, the Company will also pay on each Payment Date in such Eurodollar Interest Period the amount of accrued and unpaid interest on the portion of the Revolving Loan subject to the Eurodollar Pricing Option having such Eurodollar Interest Period. On any stated or accelerated maturity of the Revolving Loan, all accrued and unpaid interest thereon shall be immediately due and payable, including without limitation any accrued and unpaid interest on any portion thereof which is subject to a Eurodollar Pricing Option. All payments of interest under this Section 3.1 in respect of the Revolving Loan shall be made by the Company to the Administrative Agent for the account of the Lenders in accordance with their respective Revolving Percentage Interests; provided, however, that payments of interest on
                                --------  -------
portions of the Revolving Loan that are subject to a Eurodollar Pricing Option having a Eurodollar Interest Period in excess of six months in duration shall be distributed to each Lender in accordance with the Long-Term Pricing Option Spread quoted by such Lender with respect to such Eurodollar Pricing Option under Section 3.2.2.

          3.1.1.  Computations of Interest.  The Effective Rate with respect to
                  ------------------------
     the portions of the Revolving Loan for which no Eurodollar Pricing Option is at the time in effect shall be calculated on a daily basis and on the basis of a year of 365 or 366 days, whichever is applicable. Except as provided in the preceding sentence and in Sections 3.5 and 3.6, calculations of amounts of interest and of amounts expressed as interest for all purposes of this Agreement shall be made on a daily basis and on the basis of a 360-day year.

     3.2.  Eurodollar Pricing Options.
           --------------------------

          3.2.1.  Election of Eurodollar Pricing Options.  Subject to all the
                  --------------------------------------
     terms and conditions hereof and so long as there exists no Default on the date which is three Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, the Company may, by notice to the Administrative Agent received not less than three Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have all or such portion of the Revolving Loan, as the Company may specify in such notice accrue and bear daily interest during the Eurodollar Interest Period so selected at a per annum rate equal to the Effective Rate computed on the basis of the Eurodollar Rate for such Eurodollar Interest Period; provided, however, that:
                                 --------  -------

               (a) no such election shall become effective if, prior to the commencement of such Eurodollar Interest Period:

                    (i) the electing or granting of such Eurodollar Pricing Option would violate a Legal Requirement;

                    (ii) any Managing Agent determines that Eurodollar deposits in an amount equal to the portion of the Revolving Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market for delivery at any Eurodollar Office or that by reason of circumstances affecting such market adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period;

                    (iii) in the case of an election of a Eurodollar Interest Period exceeding six months in duration, the Administrative Agent is advised by any Lender that Eurodollar deposits in an amount equal to such Lender's Revolving Percentage

               Interest in the portion of the Revolving Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market for delivery at any non-United States office or international banking facility of such Lender or of a correspondent bank with which such Lender has an arrangement for the funding of Eurodollar loans; or

                    (iv) in the case of an election of a Eurodollar Interest Period exceeding six months in duration, any Lender shall not have advised the Administrative Agent of the applicable Long-Term Pricing Option Spread of such Lender pursuant to Section 3.2.2;

               (b) any such election made with respect to any portion of the Revolving Loan shall be in an amount not less than $10,000,000 and in increments of $1,000,000; and

               (c) no such election will be made if it would result in there being more than 25 Eurodollar Pricing Options and Money Market Loans in the aggregate outstanding at any one time.

     Each notice of election of a Eurodollar Pricing Option shall be irrevocable, except that the Company may specify in such notice a maximum Eurodollar Rate or, in the case of a proposed Eurodollar Interest Period exceeding six months in duration, a maximum combined Eurodollar Rate and Weighted Average Long-Term Pricing Option Spread which it will accept for the Eurodollar Interest Period in question, and the Eurodollar Interest Period elected in such notice shall not become effective if the applicable Eurodollar Rate (or Eurodollar Rate plus Weighted Average Long-Term Pricing
                                         ----
     Option Spread, if applicable) exceeds such specified maximum.

          3.2.2.  Notices Relating to Eurodollar Pricing Options.  The
                  ----------------------------------------------
     Administrative Agent will promptly inform each Lender of each notice from the Company received by the Administrative Agent pursuant to Section 3.2.1 and the Eurodollar Interest Period and any maximum Eurodollar Rate (or Eurodollar Rate plus Weighted Average Long-Term Pricing Option Spread, if
                     ----
     applicable) specified by the Company in such notice. If the proposed Eurodollar Interest Period exceeds six months in duration, each Lender willing to give effect to such proposed Eurodollar Pricing Option exceeding six months in duration shall advise the Administrative Agent not later than two Banking Days prior to the commencement of such proposed Eurodollar Interest Period by telephone (promptly confirmed in writing) of the Long-Term Pricing Option Spread such Lender would charge with respect to the proposed Eurodollar Pricing Option. Upon determination by the Administrative Agent of the Eurodollar Rate for any Eurodollar Interest Period selected by the Company, the Administrative Agent will promptly inform each Lender of the Eurodollar Rate so determined or, if applicable, the reason why the Company's election will not become effective; provided,
                                                                      --------
     however, that if the Company's election will not become effective because
     -------
     the Eurodollar Rate determined by the Administrative Agent exceeds the maximum Eurodollar Rate specified by the Company with respect to a proposed Eurodollar Pricing Option, the Administrative Agent shall inform each Lender by telephone on a reasonable efforts basis, telex or telecopy no later than 11:00 a.m. (Boston time) on such date of determination that the Company's election will not become effective.

     3.3.  Additional Provisions Concerning Eurodollar Pricing Options.
           -----------------------------------------------------------

          3.3.1.  Selection of Eurodollar Interest Periods.  Eurodollar Interest
                  ----------------------------------------
     Periods shall be selected so that no Eurodollar Interest Period shall expire later than the Final Maturity Date.

          3.3.2.  Additional Interest Relating to Eurodollar Pricing Options.
                  ----------------------------------------------------------
     If any portion of the Revolving Loan which is subject to a Eurodollar Pricing Option is repaid or any Eurodollar Pricing Option is terminated on a date which is prior to the last Banking Day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option for any reason (other than (a) a Legal Requirement not having the force of law or (b) the payment in full of the Credit Obligations as a result of the failure of any Lender to perform its obligations hereunder), the Company will pay to the Administrative Agent for the account of each Lender in accordance with its interest therein, for the period commencing on the date of such repayment or termination and ending on such last Banking Day, an amount equal to daily interest on the principal amount of its portion of the Revolving Loan so repaid or as to which a Eurodollar Pricing Option was so terminated at a per annum rate equal to the difference (if positive) of (i) the Basic Eurodollar Rate applicable to such Eurodollar Pricing Option minus (ii) the
                                                                  -----
     Redeployment Rate.

          Amounts of interest due under this Section 3.3.2 shall be payable in arrears on each Payment Date and on the last Banking Day of the Eurodollar Interest Period applicable to the Eurodollar Pricing Option that is terminated, notwithstanding the prior payment in full of the Credit Obligations and the prior termination of this Agreement. The determination by the Administrative Agent of amounts of additional interest payable hereunder shall, in the absence of manifest error, be conclusive; provided, however, that at the request of the Company
                           --------  -------
     or any Lender the Administrative Agent shall demonstrate the basis for such determination or provide an explanation, reasonably satisfactory to the Company or such Lender, why such determination may not be demonstrated.

          For purposes of this Section 3.3.2, if any portion of the Revolving Loan which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option other than by reason of a Lender failing to perform its obligations hereunder, the Company shall be deemed to have terminated such Eurodollar Pricing Option with respect to such portion of the Revolving Loan.

          3.3.3.  Change in Applicable Laws, Regulations, etc.  If any Legal
                  -------------------------------------------
     Requirement shall restrict any Lender from maintaining through the purchase or holding of Eurodollar deposits any portion of the Revolving Loan subject to a Eurodollar Pricing Option or otherwise from giving effect to its obligations as contemplated hereby, (a) the Administrative Agent may by notice thereof to the Company terminate all of the relevant portions of such Eurodollar Pricing Options as to which such Lender actually shall have funded its Revolving Percentage Interest through the purchase of Eurodollar deposits (without giving effect for the purposes of this Section 3.3.3 to the second sentence of Section 3.3.4), (b) the portion of each then outstanding loan subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Effective Rate computed on the basis of the Base Rate and (c) if such Legal Requirement shall have the force of law and shall have made it unlawful for such Lender so to fund such portion of the Revolving Loan or otherwise to give effect to its obligations as contemplated hereby, the Company shall indemnify such Lender as provided in Section 3.3.2.

          3.3.4.  Funding Procedure.  The Lenders have indicated that, if the
                  -----------------
     Company elects a Eurodollar Pricing Option, one or more Lenders may wish to purchase Eurodollar deposits in the inter-bank Eurodollar market to fund their respective Revolving Percentage Interests in such portion of the Revolving Loan subject to such Eurodollar Pricing Option; provided,
                                                               --------
     however, that each Lender may fund all or any portion of its Revolving
     -------
     Percentage Interest in any portion of the Revolving Loan which is subject to a Eurodollar

     Pricing Option in any manner it may choose. The provisions of this Agreement relating to the funding and pricing of such Indebtedness are included only for the purpose of conducting operations hereunder, and it is therefore understood that, regardless of the manner selected by any Lender to fund any such Indebtedness, all operations hereunder, including without limitation, the determination of the interest rate applicable to any such Indebtedness and the amounts payable under Sections 3.3.2 or 3.8 (but excluding operations under Section 3.3.3), shall be conducted as if all the Lenders had actually funded their respective Revolving Percentage Interests in all such Indebtedness through the purchase of deposits in like amount having terms coterminous with the applicable Eurodollar Interest Periods relating thereto and through the transfer of such deposits from the applicable Eurodollar Office to one of their offices in the United States. It shall be the responsibility of each Lender to inquire of the Administrative Agent whether or not a Eurodollar Pricing Option which has been elected by the Company will become effective prior to purchasing deposits in order to fund loans under this Agreement. Any Lender may specify through which office such Lender shall be funding or booking its Revolving Percentage Interest in the portion of the Revolving Loan subject to Eurodollar Pricing Options by designating such office in Exhibit 12.1 hereto or otherwise from time to time by notice to the Company and the Administrative Agent.

     3.4.  Interest on Money Market Loans.  The Company will pay interest on
           ------------------------------
each Money Market Loan at the rate and on the dates specified in Section
2.2.5.2.

     3.5.  Interest on Swingline Loan.  The Swingline Loan shall accrue and bear
           --------------------------
interest at a rate per annum which shall at all times equal the Swingline Rate. Interest on the Swingline Loan shall be calculated on a daily basis and on the basis of a year of 365 or 366 days, whichever is applicable. Prior to any stated or accelerated maturity of the Swingline Loan, the Company will on each Payment Date, beginning December 31, 1994, pay the accrued and unpaid interest on such Indebtedness. On any stated or accelerated maturity of the Swingline Loan all accrued and unpaid interest thereon shall be forthwith due and payable. All payments of interest hereunder in respect of the Swingline Loan shall be made by the Company to the Administrative Agent for the account of the Swingline Lender.

     3.6.  Commitment Fees.
           ---------------

          3.6.1.  Revolving Loan.  In consideration of the Lenders' commitments
                  --------------
     to make the Revolving Loan for the period during which such commitments are outstanding, the

     Company shall pay the Administrative Agent for the Lenders' accounts on each Payment Date commencing December 31, 1994 and ending on the Final Maturity Date and on the date of any earlier termination of this Agreement, an amount equal to daily interest, computed on the basis of a year of 365 or 366 days, whichever is applicable, for the immediately preceding calendar quarter or portion thereof ending on such date, as the case may be, at the Commitment Fee Rate on the amount, if any, by which (a) the average daily Stated Maximum, as from time to time in effect during such quarter or portion thereof minus the Swingline Commitment exceeded (b) the
                                -----
     average daily Revolving Loan during such quarter or portion thereof. The Administrative Agent shall promptly credit in immediately available funds to each Lender in proportion to its Revolving Percentage Interest its share of all payments made pursuant to this Section 3.6.1.

          3.6.2.  Swingline Loan.  In consideration of the Swingline Lender's
                  --------------
     commitment to make the Swingline Loan for the period during which such commitment is outstanding, the Company shall pay the Administrative Agent for the Swingline Lender's account on each Payment Date commencing December 31, 1994 and ending on the Final Maturity Date and on the date of any earlier termination of this Agreement, an amount equal to daily interest, computed on the basis of a year of 365 or 366 days, whichever is applicable, for the immediately preceding calendar quarter or portion thereof ending on such date, as the case may be, at the Commitment Fee Rate on the amount, if any, by which (a) the average daily Swingline Commitment, as from time to time in effect during such quarter or portion thereof, exceeded (b) the average daily Swingline Loan during such quarter or portion thereof. The Administrative Agent shall promptly credit in immediately available funds to the Swingline Lender all payments pursuant to this Section 3.6.2.

     3.7.  Capital Adequacy.
           ----------------

          (a) If after the date hereof any Lender shall have determined that compliance with any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein (including without limitation, any change according to a prescribed schedule of increasing requirements, whether or not in effect or known on the date hereof), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital with respect to, or as a consequence of, (i) its unfunded commitments to extend credit hereunder or
     (ii) loans made hereunder on the basis of Eurodollar Pricing Options and Money Market Loans (but not loans the interest on which is computed with reference to the Base Rate) to a level below that which such Lender could have achieved but for such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such change or compliance and assuming that its capital was fully utilized prior to such change or compliance) by an amount deemed by such Lender to be material, then, within 30 days after demand, the Company shall pay to the Administrative Agent for the account of such Lender as from time to time specified by such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return relating to its commitments to make such loans hereunder, together with interest on each such amount from the date demanded until payment in full thereof at the Effective Rate based upon the Base Rate. A certificate of an officer of such Lender setting forth the amount to be paid to it hereunder shall, in the absence of manifest error, be conclusive; provided, however, that at
                                                      --------  -------
     the request of the Company, such Lender shall demonstrate the basis for such determination. Each Lender agrees that if, after the payment by the Company of any such additional amount for the account of such Lender, any part thereof is subsequently recovered by such Lender, such Lender shall promptly reimburse the Company to the extent of the amount so recovered. A certificate of an officer of such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive; provided, however, that at the request of the Company, such
                 --------  -------
     Lender shall demonstrate the basis for such calculation or provide an explanation, reasonably satisfactory to the Company, why such calculation may not be demonstrated.

          (b) The Administrative Agent may include in the charges to the account of the Company for interest under this Agreement amounts owed under this Section 3.7 as a result of events affecting capital adequacy to the extent that such events are generally applicable, and to apply uniformly, to the Lenders. The payment by the Company of such amounts shall fulfill its obligations under this Section 3.7 with respect to the amounts so charged and paid. Each Lender's determination of the allocated amount of such costs among the Company and other customers which have arrangements with such Lender similar to the credit provided hereunder, if done in good faith and if such allocation is made on an equitable basis, shall, in the absence of manifest error, be conclusive; provided, however, that at the request of
                                    --------  -------
     the Company, the Lender shall demonstrate the basis for such determination.

          (c) Each Lender will use its best efforts to inform the Company and the Administrative Agent of any events affecting capital adequacy occurring after the date hereof which will require payments to be made under this
     Section 3.7 promptly after it becomes aware of such event, but the failure of any of the Lenders to inform the Company or the Administrative Agent of any such event shall not affect any of the obligations of the Company hereunder.

     3.8.  Taxes.
           -----

               (a) If (i) any Lender shall be subject to any Tax or (ii) the Company shall be required to withhold or deduct any Tax, the Company will, within 30 days after demand by the Administrative Agent, pay to the Administrative Agent for the Lenders' respective accounts such additional amount as is necessary to enable each Lender to receive on an after-tax basis the full amount of all payments of the Credit Obligations (in the case of the portion of the Loan on which interest is determined at the Effective Rate based upon the Base Rate, only to the extent not adequately compensated by an increase in the Base
          Rate), together with interest on such amount from the date demanded until payment in full thereof at the Effective Rate based upon the Base Rate. The determination by each Lender of such additional amount owing to such Lender shall, in the absence of manifest error, be conclusive; provided, however, that at the request of the Company such
                      --------  -------
          Lender shall demonstrate the basis for such determination. Each Lender agrees that if, after the payment by the Company of any such additional amount for the account of such Lender, any part thereof is subsequently recovered by such Lender, such Lender shall promptly reimburse the Company to the extent of the amount so recovered. A certificate of an officer of such Lender setting forth the amount of such recovery and the basis therefor shall be conclusive; provided,
                                                                    --------
          however, that at the request of the Company such Lender shall
          -------
          demonstrate the basis for such calculation or provide an explanation, reasonably satisfactory to the Company, why such calculation may not be demonstrated.

               (b) The Administrative Agent may include in the charges to the account of the Company for interest under this Agreement amounts owed under this Section 3.8 as a result of Legal Requirements to the extent that such Legal Requirements are or are deemed hereby to be generally applicable, and to apply uniformly, to all of the Lenders. The payment by the Company of such amounts shall fulfill its obligations under this Section 3.8 with respect to the amounts so charged and paid. Any Lender's determination of the amount of such costs and the allocation, if any, of such costs among the Company and other customers which have arrangements with such Lender similar to the Credit Obligations, if done in good faith and if such allocation is made on an equitable basis, shall, in the absence of manifest error, be conclusive; provided, however, that at the request of the
                                --------  -------
          Company such Lender shall demonstrate the basis for such determination or provide an explanation, reasonably satisfactory to the Company, why such determination may not be demonstrated.

               (c) Each Lender will use its best efforts to inform the Company and the Administrative Agent of the imposition of, or any change in, any Tax occurring after the date hereof which will require payments to be made under this Section 3.8 promptly after such Lender becomes aware of such Tax or change therein, but the failure of any Lender so to inform the Company or the Administrative Agent shall not affect any of the obligations of the Company hereunder.

4.  PAYMENT.

     4.1.  Payment at Maturity.  Except as set forth in Section 2.2.5.2, on each
           -------------------
Money Market Loan Maturity Date, the Company will pay to the Administrative Agent for credit to the applicable Money Market Loan Account the outstanding principal amount of the Money Market Loan maturing on such date, together with all accrued and unpaid interest with respect thereto. On the Final Maturity Date, the Company shall pay to the Administrative Agent for credit to the Revolving Loan Accounts the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto. On the Final Maturity Date, the Company shall pay to the Administrative Agent for credit to the Swingline Loan Account the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto. On any accelerated maturity of the Indebtedness evidenced by any Loan Account, the Company shall pay to the Administrative Agent for credit to the Loan Accounts the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto, and all other Credit Obligations owing by it to any Lender.

     4.2.  Contingent Required Prepayments.
           -------------------------------

          4.2.1.  Excess Credit Exposure.  If at any time the Revolving Loan
                  ----------------------
     exceeds the limits set forth in Section 2.4, the Company will promptly pay the amount of such excess to the Administrative Agent for the account of the Lenders.

          4.2.2.  Proceeds from Asset Sales.  At any time when the Pro Forma
                  -------------------------
     Ratio equals or exceeds 5.50 to 1.00, upon consummation by the Company or any of its Restricted Subsidiaries of a sale, disposition or exchange of assets permitted by Section 7.10.3 or 7.10.4 (the "Asset Sale"), the Company shall pay to the Administrative Agent for the account of the Lenders as a repayment of the Revolving Loan an amount equal to 50% of the Net Cash Proceeds received by the Company or such Restricted Subsidiary from the Asset Sale; provided, however, that the amount of such repayment
                          --------  -------
     shall be reduced by an amount equal to 50% of the Purchase Price of any Qualifying Reinvestment consummated prior to such Asset Sale; and provided
                                                                       --------
     further, however, that any such repayment shall only reduce the Maximum
     -------  -------
     Amount of Credit to the extent required pursuant to Section 2.4(a)(ii).

          4.2.3.  Allocation of Payments.  Contingent prepayments required to be
                  ----------------------
     made by the Company pursuant to Section 4.2 shall be paid to the Administrative Agent for the Lenders' several accounts in accordance with their Revolving Percentage Interests and shall be allocated first to the portion of the Revolving Loan not subject to Eurodollar Pricing Options, and then to the portion of the Revolving Loan subject to Eurodollar Pricing Options. Such prepayments allocated to the portion of the Revolving Loan subject to Eurodollar Pricing Options shall be due and payable on the earlier of (a) the earliest maturity dates of the Eurodollar Interest Periods relating to such Eurodollar Pricing Options or (b) 90 days after payment would otherwise be required under Section 4.2.2.

     4.3.  Voluntary Prepayments.  In addition to the prepayments required by
           ---------------------
Section 4.2, at any time or from time to time upon not less than one Banking Day prior written notice to the Administrative Agent (except that no such notice need be given in the event of an automatic payment on a Money Market Loan Closing Date in accordance with Section 2.2.5), the Company shall have the right to prepay, without premium or penalty of any type (except as provided in Section
2.2.7 or 3.3.2), all or any part of the Revolving Loan or any Money Market Loan in such amounts as are not less than $5,000,000 and in integral multiples of $100,000 in the aggregate for all such payments on such date, unless such payment is equal to the entire outstanding principal amount of the Revolving Loan or such Money Market Loan, as the case may be. At any time or from time to time upon telephone notice to the Swingline Lender and to the Administrative Agent, if other than the Swingline Lender, given not later than 3:00 p.m. (Boston time) on any Banking Day, which telephone notice shall be promptly confirmed in writing, the Company shall have the right to prepay, without premium or penalty of any type, all or any part of the outstanding principal amount of the Swingline Loan in such amounts as are not less than $100,000 and in integral multiples of $50,000, unless such payment is equal to the entire outstanding principal amount of the Swingline Loan.

     4.4.  Payment and Interest Cutoff, etc.  Notice of prepayment having been
           --------------------------------
given in compliance with Section 4.3 (and whether or not notice is given of payments required by Section 4.1 or 4.2), the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after such date (except to the extent that the Company shall fail to make payment thereof) interest thereon shall cease to accrue. Unless otherwise specified by the Company, (a) all prepayments of the Revolving Loan shall be allocated first to the portion of such Indebtedness not subject to Eurodollar Pricing Options and (b) all prepayments of any portion of the Revolving Loan subject to Eurodollar Pricing Options shall be applied in the chronological order of the respective maturities of such Eurodollar Pricing Options.

5.  CONDITIONS TO MAKING LOANS.

     5.1.  Conditions to Making Initial Loans.  The Lenders' several obligations
           ----------------------------------
to make the loans contemplated by Sections 2.1, 2.2 and 2.3 shall be subject to the satisfaction, on or before the Initial Closing Date, of the following conditions, as well as the conditions set forth in Section 5.2:

          5.1.1.  Notes.  The Company shall have duly executed and delivered to
                  -----
     the Administrative Agent a Note for each Lender.

          5.1.2.  Amended Note Agreement.  The Company shall have delivered to
                  ----------------------
     the Administrative Agent a copy of the Amended and Restated Note Agreement (the "Amended Note Agreement") between the Company and The Prudential Insurance Company of America, the terms of which shall be the same as set forth in the Note Agreement, except to the extent modified on substantially the terms set forth in the term sheet previously furnished to the Lenders, and shall be otherwise reasonably satisfactory to the Administrative Agent, and the Amended Note Agreement shall be in full force and effect.

          5.1.3.  Termination of 1992 Credit Agreement.  From a portion of the
                  ------------------------------------
     proceeds of the Revolving Loan extended on the Initial Closing Date, the Company shall prepay in its entirety the Indebtedness outstanding under the Credit Agreement dated as of May 15, 1992, as in effect on the Initial Closing Date, among the Company, the Guarantors, The First National Bank of Boston and a group of lenders for which The First National Bank of Boston is acting as agent (the "1992 Credit Agreement"), together with all interest thereon and other amounts owing in respect thereof, and, in connection with such prepayment, the 1992 Credit Agreement shall have been terminated.

          5.1.4.  Release of Collateral.  In connection with the execution by
                  ---------------------
     the Company of the Note Agreement Amendment and the prepayment by the Company of all amounts owing in respect of the 1992 Credit Agreement, the Pledge Agreement dated as of July 3, 1989, as in effect on the Initial Closing Date, among the Company, the Guarantors, The First National Bank of Boston and a group of lenders (including, without limitation, The Prudential Insurance Company of America) for which The First National Bank of Boston is acting as collateral agent shall have been terminated and all pledged collateral thereunder shall have been released.

          5.1.5.  Guarantors' Contribution Agreement.  The Company shall have
                  ----------------------------------
     delivered to the Administrative Agent a copy of a guarantors' contribution agreement (the "Guarantors' Contribution Agreement") among the Guarantors pursuant to which the Guarantors shall have agreed to make contributions among themselves as a result of payments by the Guarantors under their respective guarantees of the Credit Obligations, and such Guarantors' Contribution Agreement shall be in full force and effect.

          5.1.6.  Payment of Fees.  The Company shall have paid (a) to the
                  ---------------
     Administrative Agent (i) for the respective accounts of the Lenders certain closing fees as previously agreed among the Company and such Lenders and
     (ii) for the respective accounts of the Administrative Agent and the Managing Agents, certain fees and expenses of the Administrative Agent and the Managing Agents as previously agreed upon among the Company, the Administrative Agent and the Managing Agents and (b) the reasonable fees and disbursements of the Administrative Agent's counsel for which statements have been rendered on or prior to the Initial Closing Date.

          5.1.7.  Legal Opinions.  On the Initial Closing Date, the Lenders
                  --------------
     shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Lender Agreements, which opinions shall be in form and substance satisfactory to the Managing
     Agents:

          (a)  Sullivan & Worcester, counsel for the Company and the Guarantors.

          (b)  Ropes & Gray, special counsel for the Administrative Agent.

          The Company authorizes and directs Sullivan & Worcester to furnish the foregoing opinion.

     5.2.  Conditions to Making Each Loan.  The Lenders' several obligations to
           ------------------------------
make any loan contemplated by Section 2.1, 2.2, or 2.3 shall be subject to the satisfaction, on or before the Closing Date for such loan, of the following conditions:

          5.2.1.  Company Officer's Certificate.  The representations and
                  -----------------------------
     warranties contained in Sections 6.3 and 8 shall be true and correct on and as of each Closing Date with the same force and effect as though made on and as of such Closing Date (after giving effect to any supplements to Exhibit 8.1 furnished prior to such Closing Date in accordance with Sections 7.2.1 and 7.2.2); no Default shall have occurred or shall exist after giving effect to the loan to be made on such Closing Date; between June 30, 1994 and such Closing Date, neither the business, operations, assets nor the condition, financial or otherwise, of the Company and its Restricted Subsidiaries on a consolidated basis shall have been adversely affected in any material manner as a result of any event or development; and the Administrative Agent will have received a certificate to these effects and indicating any change in the Company's charter, by-laws or signing officers in substantially the form of Exhibit 5.2.1 dated such Closing Date and signed by a Financial Officer.

          5.2.2.  Proper Proceedings.  All proper corporate or partnership
                  ------------------
     proceedings shall have been taken by the Company and each Guarantor to authorize this Agreement and each other Lender Agreement to which it is a party and the transactions contemplated hereby and thereby. All necessary consents, approvals and authorizations of, or filings with, any governmental or administrative agency or any other Person to or of any of the transactions contemplated hereby or by any other Lender Agreement shall have been obtained or made and shall be in full force and effect.

          5.2.3.  Legality, etc.  The making of the loans shall not (a) subject
                  -------------
     any Lender to any penalty or special tax (other than a Tax for which it is indemnified by the Company pursuant to Section 3.8) or (b) be prohibited by, or violate, any law or governmental order or regulation applicable to any Lender, the Company or any Guarantor.

          5.2.4.  General.  All instruments and legal and corporate proceedings
                  -------
     in connection with the loans and other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received copies of all documents, including legal opinions, records of corporate proceedings and a certificate as to the incumbency of officers, which the Administrative Agent may have reasonably requested in connection therewith.

6.  GUARANTEES.

     6.1.  Guarantees of Credit Obligations.  Each of the Guarantors hereby
           --------------------------------
unconditionally jointly and severally guarantees that the Credit Obligations will be paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment pursuant to this Agreement or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event that any part of the Credit Obligations shall not have been so paid in full when due and payable, each Guarantor will, promptly upon receipt of notice from the Administrative Agent or any Lender, or without notice, upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Administrative Agent or such Lender, as the case may be, the amount thereof as is then due and payable and unpaid. The obligations of each Guarantor under this Agreement shall not be affected by the invalidity or unenforceability of any of the Credit Obligations as against the Company, any other guarantor thereof or any other Person. If for any reason a court of competent jurisdiction in a final, nonappealable decision shall determine that any portion of the guarantee by any Guarantor hereunder is not enforceable, such guarantee shall continue in full force and effect to the maximum extent permitted by law. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under this Agreement or any other Lender Agreement notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law. Each Guarantor acknowledges that the Administrative Agent and the Lenders have entered into this Agreement (and, to the extent that the Lenders may enter into any future Lender Agreement, will have entered into such Agreement) in reliance on this Section 6 being a continuing agreement and the irrevocability of the guarantee hereunder, and each Guarantor agrees that this guarantee may not be revoked in whole or in part. The obligations of each Guarantor hereunder shall terminate when the Lenders' commitments to extend credit hereunder shall have been irrevocably terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that if a
                                                  --------  -------
claim is made upon the Administrative Agent or any holder of any Credit

Obligation at any time for repayment or recovery of any amounts or any property (whether tangible or intangible) received by any of them from any source in payment on account of any Credit Obligations and such one of them repays or returns any amounts or property so received (including interest thereon to the extent required to be paid by such one of them) or becomes liable for any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction, or (b) any settlement or compromise of any such claim, each Guarantor shall remain jointly and severally liable under this Section 6 for the amounts or property so repaid or returned or the amounts for which the Administrative Agent or any holder of any Credit Obligation becomes liable (such amounts, together with an amount equal to the greater of the value of such property when it was received by any of them, or when it was returned by such one of them being deemed part of the Credit Obligations) to the same extent as if such amount or property had never been received by such one of them, notwithstanding any termination hereof or the cancellation of any note or other agreement evidencing any of the Credit Obligations, and each Guarantor shall, upon notice from the Administrative Agent, pay to the Administrative Agent an amount equal to the amount of such repayment or return or of such claim for which the Administrative Agent or any holder of any Credit Obligation has so become liable. If the stock, partnership interest or other beneficial interest of a Guarantor is sold or exchanged in accordance with Section 7.10 so that it is no longer a Subsidiary of the Company, or if a Guarantor is released in accordance with Section 6.8, such Guarantor shall automatically be released from any further obligations under this Agreement, including the guarantee contained in this Section 6, without the necessity of any further action on the part of the Company, such Guarantor or the Lenders.

     6.2.  Waivers.  Except to the extent that any of the following are
           -------
expressly required by the provisions of any of the Lender Agreements, each Guarantor hereby waives (a) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notices of protest, dishonor or nonperformance, (b) notice of acceptance of this guarantee and notice that credit has been extended by the Lenders in reliance on such Guarantor's guarantee of the Credit Obligations, (c) notice of any Default under this Agreement or any other Lender Agreement or the Lenders' inability to enforce performance of the Company's obligations to any holder of Credit Obligations,
(d) demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations or any pursuit or exhaustion of rights or remedies against the Company or any other obligor on or guarantor of the Credit Obligations, pursuant to this Agreement or any other Lender Agreement or otherwise, and any requirements of diligence or promptness on the part of the Administrative Agent or any holder of the Credit Obligations in connection therewith, (e) any action or nonaction on the part of the Administrative Agent or any holder of Credit Obligations which may impair or prejudice the rights of any Guarantor, including without limitation subrogation rights or rights to obtain exoneration, contribution, indemnification or any other reimbursement or compensation from the Company, any other guarantor or obligor in respect of the Credit Obligations or any other Person, (f) any defense based upon an election of remedies by the Administrative Agent or the holders of the Credit Obligations, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (h) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and (i) all defenses (other than indefeasible payment in full) which the Company may now or hereafter have to the payment of the Credit Obligations which could otherwise be asserted by such Guarantor. In addition to the defenses referred to above which have been expressly waived hereunder, each Guarantor waives all other defenses (other than indefeasible payment in full) which it may now or hereafter have to the payment by it of the Credit Obligations. No delay or omission on the part of the Administrative Agent or any holder of any Credit Obligation shall operate as a waiver or relinquishment of such right. No action which the Administrative Agent, the holder of any Credit Obligation, the Company or any Guarantor may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Guarantors hereunder. None of the rights of the Administrative Agent or of any holder of any Credit Obligation shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any of them or the Company or any Guarantor, by any noncompliance by any Guarantor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Administrative Agent or any holder of the Credit Obligations may have or otherwise be charged with. Each Guarantor hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert, any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or any other Lender Agreement or the Credit Obligations.

     6.3.  Certain Representations.  Each Guarantor hereby represents that it
           -----------------------
has determined (a) that it is in its best interest and in pursuance of its corporate or partnership purposes as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries (including such Guarantor), and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by it, to induce the Lenders to enter into this Agreement and to extend credit to the Company hereunder by making the guarantees contemplated by this Section 6, (b) that the credit available hereunder will directly or indirectly inure to its benefit, and (c) that by virtue of the foregoing it is receiving at least fair consideration and reasonably equivalent value from the Lenders for its guarantee. Each Guarantor acknowledges that it has been advised by the Lenders that they are unwilling to enter into this Agreement unless the guarantees contemplated by this Section 6 are given by the Guarantors. Each Guarantor represents that it will not be rendered insolvent as a result of entering into this Agreement, and that, after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured, and that it has, and will have, adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     6.4.  Power to Amend, etc. Each Guarantor hereby grants to the Lenders and
           -------------------
the holders of the Credit Obligations full power in the Lenders' or their uncontrolled discretion, without notice to such Guarantor, such notice being hereby expressly waived, and without in any way affecting the liability of such Guarantor under this guarantee:

          (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification of any term or provision of, or to give any waiver in respect of, this Agreement, any other Lender Agreement, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

          (b) To grant any one or more extensions or renewals of the Credit Obligations (for any period, no matter how long), any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Company or any other Person in respect of the Credit Obligations, whether or not rights against the other Guarantors under this Section 6 are reserved in connection therewith;

          (c) To obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against such guarantees in any order;

          (d) To collect or liquidate any of the Credit Obligations in any manner or to refrain from collecting or liquidating any of the Credit Obligations; and

          (e) To extend credit under this Agreement or any other Lender Agreement, or otherwise, in such amount as the Lenders may determine, even though the condition of the Company (financial or otherwise on an individual or consolidated basis) may have deteriorated since the date hereof.

     6.5.  Information Regarding the Company, etc. Each Guarantor acknowledges
           --------------------------------------
and agrees that it has made such investigation as it deems desirable of the risks undertaken by such Guarantor in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor hereby waives any obligation which may now or hereafter exist on the part of the Administrative Agent or any holder of any Credit Obligation to inform such Guarantor of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Further, each Guarantor hereby expressly waives any duty which may now or hereafter exist on the part of the Administrative Agent or any holder of any Credit Obligation to disclose to such Guarantor any matter related to the business, operations, character, collateral, credit or condition (financial or otherwise) or prospects of the Company, its Subsidiaries or Affiliates or their properties or management, whether now or hereafter known by the Administrative Agent or any holder of any Credit Obligation. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company and its Subsidiaries all information concerning this Agreement and all other Lender Agreements and all other information as to the Company, its Subsidiaries and Affiliates or their properties or management or anything relating to any of the above as such Guarantor deems necessary or desirable.

     6.6.  No Subrogation; Subordination. Each Guarantor hereby covenants and
           -----------------------------
agrees that (a) it will not at any time enforce or otherwise exercise any rights of indemnification, reimbursement, subrogation, contribution or other similar rights with respect to the Credit Obligations against any Person, including without limitation any other guarantor of the Credit Obligations (except pursuant to the Guarantors' Contribution Agreement) or the Company, and (b) all Indebtedness, claims and liabilities now or hereafter owing by the Company to such Guarantor are hereby subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against the Company or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any of the Credit Obligations are outstanding or prior to the termination of the Lenders' commitments hereunder; provided, however, that the
- --------  -------
subordination provisions of this clause (b) shall apply only so long as any Default shall exist.

     6.7.  Further Assurances. Each Guarantor will, upon the request of the
           ------------------
Administrative Agent or any Lender from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Administrative Agent or the Lenders may reasonably deem necessary or advisable to carry out the intent and purpose of this Agreement and the Lender Agreements. The Company and each Guarantor shall from time to time cause any of the Company's present or future wholly owned Restricted Subsidiaries (within 30 days after any such future wholly owned Restricted Subsidiary becomes a wholly owned Restricted Subsidiary) that are not Guarantors to guarantee the payment and performance of the Credit Obligations in accordance with this Section 6. The Company and each Guarantor shall use reasonable efforts to obtain all outside stockholder consents for any of its future Restricted Subsidiaries that are not wholly owned by the Company or the Guarantors and that are not Guarantors to guarantee the payment and performance of the Credit Obligations and, once such outside stockholder consents have been obtained, to cause such Restricted Subsidiary to guarantee the payment and performance of the Credit Obligations in accordance with this Section 6.

     6.8.  Release of Guarantors and Restricted Subsidiaries. The Company may by
           -------------------------------------------------
10 Banking Days prior written notice to the Administrative Agent designate any Restricted Subsidiary to be released as a Guarantor (if necessary) and as a Restricted Subsidiary; provided, however, that immediately after giving effect
                       --------  -------
to any such release, (a) no Default shall exist and (b) the assets of the Restricted Subsidiaries so released could have been sold or exchanged in accordance with Section 7.10.3 or Section 7.10.4.

7. COVENANTS. Each of the Company and the Guarantors covenants that it will comply and will cause each of its Subsidiaries to comply with the following provisions:

     7.1. Corporate Existence; Conduct of Business. Each of the Company and its Restricted Subsidiaries will take the necessary steps to preserve its corporate existence and will conduct their respective businesses so as to derive their revenues from the cable television and telecommunications businesses and related activities; provided, however, that the foregoing provisions shall not prevent
            --------  -------
any merger permitted by Section 7.11 or the liquidation of any Restricted Subsidiary if in the good faith judgment of the Company's board of directors such liquidation is in the best interests of the Company and is not materially disadvantageous to the holders of the Credit Obligations.

     7.2.  Financial Statements, etc. Each of the Company and its Subsidiaries
           --------------------
will maintain a system of accounting in which full and correct entries will be made of all dealings and transactions in relation to their respective businesses and affairs in accordance with generally accepted accounting principles.

          7.2.1.  Quarterly Reports. Within 60 days after the end of each of the
                  -----------------
     first three quarters of each fiscal year, the Company will furnish to each Lender copies of the balance sheet of the Company and its Subsidiaries as of the end of such quarter and the statements of income and cash flows of the Company and its Subsidiaries for the portion of the fiscal year then ended, all in reasonable detail, which statements shall be consolidated and by group (including the Company and its Restricted Subsidiaries as such a group), shall have been prepared without audit and shall be certified by a Financial Officer as presenting fairly the financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles consistently followed, subject to normal year-end audit adjustments, it being understood, however, that such financial statements may not contain all of the explanatory footnotes which accompany the audited year-end financial statements, together with a certificate by such Financial Officer as to the following:

               (a) stating that he or she has reviewed this Agreement and has made, or caused to be made under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries during the accounting period covered by such financial statements;

               (b) stating that such review has not disclosed the existence during such accounting period (and that such officer does not have knowledge of the existence, as of the date of such certificate) of any Default or, if any Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

               (c) stating, when appropriate, the effects on such financial statements of any change in the Company's method of accounting for system development costs;

               (d) stating the amount and term of, and purpose for, amounts designated under Section 2.5 during such quarter;

               (e) demonstrating as at the end of such accounting period in reasonable detail compliance with Sections 7.7.2, 7.7.6, 7.7.8, 7.7.9(d), 7.7.10, 7.7.11, 7.9.4, 7.10.3, 7.10.4, 7.12.2 and 7.13 (and,
          if at the end of such accounting period there were in effect any designations of amounts under Section 2.5.1(b) or 2.5.1(c), compliance with Section 7.13 on a pro forma basis assuming that such designated amounts actually had been advanced hereunder on the date of designation under Section 2.5);

               (f) containing a report setting forth the number of homes passed, subscribers and subscribers receiving premium services, as at the end of such accounting period, through the cable television systems owned and operated by the Company and its Restricted Subsidiaries;

               (g) supplementing Exhibit 8.1 with any changes in the information set forth therein during such fiscal quarter;

               (h) showing a schedule of intercompany Indebtedness among the Company and its Restricted Subsidiaries; and

               (i) stating the amount of any cash payments made by the Company or any Restricted Subsidiary during such quarter in respect of any amount for which the Company has established regulatory reserves.

          7.2.2.  Annual Reports. Within 90 days after the end of each fiscal
                  --------------
     year, the Company will furnish to each Lender copies of the balance sheet and supplemental schedules of the Company and its Subsidiaries as at the end of such year and the statements of income and cash flows and supplemental schedules of the Company and its Subsidiaries for such year, all in reasonable detail, which statements shall be consolidated and by group (including the Company and its Restricted Subsidiaries as such a group), shall include explanatory notes thereto and shall be accompanied by the following:

               (a) a certificate or report of Deloitte & Touche (or other independent public accountants of recognized standing selected by the Company and satisfactory to the Administrative Agent) to the effect that such statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, applied on a basis consistent with that of prior years;

               (b) the statement of such accountants (i) briefly setting forth the scope of their examination (which shall include a review of the relevant provisions of this Agreement, as such provisions relate to accounting matters), and stating that in their judgment such examination is sufficient to enable them to give such certificate and
          (ii) that they have reviewed the computations by the Company described in clause (d) below and that in the course of their audit of the Company nothing has come to their attention to lead them to believe that any Default exists or, if such is not the case, specifying the Default or possible Default and the nature thereof, it being understood that the examination by such accountants cannot be relied upon to give them knowledge of any such Default except as it relates to accounting or auditing matters;

               (c) the statement of the Company as to the amount and term of, and purpose for, amounts designated under Section 2.5 during the last quarter of such fiscal year;

               (d) computations by the Company demonstrating, as of the close of such fiscal year, compliance with Sections 7.7.2, 7.7.6, 7.7.8, 7.7.9(d), 7.7.10, 7.7.11, 7.9.4, 7.10.3, 7.10.4, 7.12.2 and 7.13 (and,
          if at the close of such fiscal year there were in effect any designations of amounts under Section 2.5.1(b) or 2.5.1(c), compliance with Section 7.13 on a pro forma basis assuming that such designated amounts actually had been advanced hereunder on the date of designation under Section 2.5);

               (e) a report of the Company setting forth the number of homes passed, subscribers and subscribers receiving premium services, as at the end of such fiscal year, through the cable television systems owned and operated by the Company and its Restricted Subsidiaries;

               (f) supplements to Exhibit 8.1 showing any changes in the information set forth therein during the last fiscal quarter of such fiscal year;

               (g) a schedule of intercompany Indebtedness among the Company and its Restricted Subsidiaries; and

               (h) stating the amount of any cash payments made by the Company or any Restricted Subsidiary during the last fiscal quarter of such fiscal year in respect of any amount for which the Company has established regulatory reserves.

          7.2.3.  Audits. Promptly upon receipt thereof, the Company shall
                  ------
     deliver to each Managing Agent copies of all other reports submitted to the Company by independent public accountants in connection with any annual, interim or special audit of the books of the Company or any of its Restricted Subsidiaries made by such accountants.

          7.2.4.  ERISA Reports. Each of the Company and its Restricted
                  -------------
     Subsidiaries will furnish the Administrative Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by sections 303 and 304 of ERISA or section 412 of the Code promptly after any such request is submitted by any of them to the Department of Labor or the Internal Revenue Service, as the case may be. Promptly after a reportable event as defined by section 4043 of ERISA occurs as to which the PBGC has not waived the 30-day reporting requirements under its rules and regulations thereunder, or the Company or any of its Restricted Subsidiaries receives notice that the PBGC or any Control Group Person has instituted or intends to institute proceedings to terminate any Plan, or prior to the Plan administrator's terminating a Plan pursuant to section 4041 of ERISA, the Company will notify the Administrative Agent and will furnish to the Administrative Agent a copy of any notice of such reportable event which is required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that a Plan is to be terminated, as the case may be. As soon as available and in any event within nine months after the end of each fiscal year, the Company will provide each Managing Agent with a calculation of the current value of the benefits guaranteed under Title IV of ERISA of each Plan and of the current value of each such Plan's assets allocable to such benefits as at the end of such fiscal year (or as at the end of the most recently completed Plan year if it is not concurrent with such fiscal year).

          7.2.5.  Public Reports. Promptly upon their becoming available, the
                  --------------
     Company shall deliver to each Lender copies of all financial statements sent by the Company or any of its Subsidiaries to shareholders (other than the Company or any of its Subsidiaries) and all reports, notices and proxy statements sent by the Company to its shareholders, and all regular and periodic reports (without exhibits) and effective registration statements (without exhibits) filed by the Company with any securities exchange or with the Securities and Exchange Commission or its successor, and the Company shall deliver to the Managing Agents copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company and its Subsidiaries.

          7.2.6.  Defaults. Immediately upon becoming aware of the existence of
                  --------
     any Default, the Company shall deliver to the Lenders written notice specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

          7.2.7.  Other Events.
                  ------------

          (a) Immediately upon becoming aware that the holder of any evidence of Indebtedness or other security of the Company or any of its Restricted Subsidiaries has given notice or taken any other action with respect to a claimed default, the Company shall deliver to the Lenders a written notice specifying the notice given or action taken by such holder and the nature of the claimed default and what action the Company has taken, is taking or proposes to take with respect thereto.

          (b) Promptly upon any of the Company's Financial Officers obtaining knowledge thereof, the Company shall promptly notify the Administrative Agent of (i) the receipt by the Company or any of its Restricted Subsidiaries of notice from any federal, state or local governmental authority of the institution of proceedings to revoke, terminate or suspend any Franchise now or hereafter held by the Company or any of its Restricted Subsidiaries and (ii) any abandonment or expiration of a Franchise now or hereafter held by the Company or any of its Restricted Subsidiaries.

          7.2.8.  Requested Information. The Company will with reasonable
                  ---------------------
     promptness furnish such other data as any Lender may reasonably request, and will from time to time permit each Lender by or through any of its officers, agents, employees, attorneys or accountants to inspect and make extracts from its books and records.

          7.2.9.  Notice of Certain Redemptions of Subordinated Debt. Prior to
                  --------------------------------------------------
     making any payments of principal, premium (if any) and interest on Subordinated Debt in connection with (a) Put Option Redemption Dates (as defined in the Indentures), (b) Control Redemption Dates (as defined in the 1989 Indentures), (c) Preferred Event Redemption Dates (as defined in the 1992 Indentures), or (d) any comparable mandatory redemption obligation in respect of Subordinated Debt other than the Senior Subordinated Debt, the Company shall give notice of each proposed payment, together with the certificate referred to below, to the Administrative

     Agent no later than the date specified in the applicable paragraph below:

               (i) 20 days prior to the date that the Company shall give notice of a proposed Put Option Stock Repurchase or Put Option Borrowing (each as defined in the Indentures) or of any comparable mandatory redemption obligation in respect of Subordinated Debt other than the Senior Subordinated Debt or request the trustee under any indentures to give such a notice;

               (ii) the later of (a) 20 days prior to the occurrence of any transaction which would constitute a Change of Control Event (as defined in the 1989 Indentures) or of any comparable mandatory redemption obligation in respect of Subordinated Debt other than the 1989 Subordinated Debt or (b) one day after the first date that the Company knows or reasonably should have know of any such transaction or proposed transaction; or

               (iii) five Banking Days prior to an irrevocable election by the Company to make a Preferred Stock Redemption Payment (as defined in the 1992 Indentures) or of a comparable irrevocable election as a result of a cash redemption of the 1992 Preferred Stock with respect to any Subordinated Debt other than the 1992 Subordinated Debt.

     Together with the delivery of notice to the Administrative Agent required by this Section 7.2.9, the Company will deliver to the Administrative Agent a certificate executed by a Financial Officer either (1)(i) stating that no Default exists and that either (x) the Company has adequate available funds on hand which are dedicated to pay the Redemption Amount or (y) assuming that the Company were to incur additional Indebtedness in an amount equal to the portion of the Redemption Amount which will be financed through additional Indebtedness to be incurred by the Company and its Restricted Subsidiaries, no Default would exist after giving effect to the incurrence of such additional Indebtedness, and (ii) including calculations demonstrating compliance with Section 7.13.1 on a pro forma basis after giving effect to the redemption of Subordinated Debt in a principal amount equal to the Redemption Amount and, if applicable, the incurrence of such additional Indebtedness, or (2) setting forth the nature of the present Default or the Default anticipated upon payment of the Redemption Amount.

          7.2.10.  Notice of Certain Redemptions of 1992 Preferred Stock. Prior
                   -----------------------------------------------------
     to making any cash redemption of the

     1992 Preferred Stock in connection with a 1992 Preferred Stock Redemption Event the Company shall give notice to the Administrative Agent no later than five Banking Days prior to the Company's irrevocable election to make such a cash redemption. Together with the delivery of such notice, the Company will deliver to the Administrative Agent a certificate executed by a Financial Officer either (a)(i) stating that no Default exists and that either (A) the Company has adequate available funds on hand which are dedicated to satisfy such cash redemption or (B) assuming that the Company were to incur additional Indebtedness in an amount equal to the portion of such cash redemption which will be financed through additional Indebtedness to be incurred by the Company and its Restricted Subsidiaries, no Default would exist after giving effect to the incurrence of such additional Indebtedness, and (ii) including calculations demonstrating compliance with
     Section 7.13.1 on a pro forma basis after giving effect to such cash redemption and, if applicable, the incurrence of such additional Indebtedness, or (b) setting forth the nature of the present Default or the Default anticipated upon payment of such cash redemption.

          7.2.11.  Confidentiality. The Lenders acknowledge that some of the
                   ---------------
     information furnished to them pursuant to this Section 7.2 may be received by them prior to the time it shall have been made public and the Lenders agree that they will keep all information so furnished to them pursuant to this Section 7.2 confidential and will make no disclosure of such information until it shall have become public, subject, however, to their obligations under law or regulatory requirements or pursuant to subpoenas or other process, to make information available to governmental agencies and examiners or to others; provided, however, that any Lender may divulge such information (a) to its attorneys and accountants and to its commercial banking Affiliates which are wholly owned by the same corporate parent as such Lender, (b) to other financial institutions which are creditors of the Company, the representatives of such creditors and governmental authorities having jurisdiction in connection with the enforcement of the Credit Obligations or following the occurrence of any Event of Default in connection with discussions relating to a modification or restructuring of Indebtedness of the Company, (c) with the prior written consent of the Company, and (d) to Credit Participants, prospective Credit Participants and prospective Lenders who agree to maintain the confidentiality of such information in accordance with this Section 7.2.11. The provisions of this
     Section 7.2.11 shall survive the termination of this Agreement.

     7.3.  Insurance. The Company will maintain or cause to be maintained, with
           ---------
financially sound and reputable insurers, insurance with respect to the properties and business of the Company and its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly situated of such types and in such amounts as is customarily carried under similar circumstances by such other corporations in the reasonable determination of the Company's management.

     7.4. Taxes; Claims. The Company will, and will cause each Restricted Subsidiary to, pay or make provision for all taxes, assessments and other governmental charges validly imposed upon it or any of its properties or assets or in respect of any of its Franchises, business, income or profits before any substantial penalty or interest accrues thereon, and all claims (including without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets; provided, however, no such tax, assessment, charge or claim need be paid if it is then being contested in good faith by appropriate proceedings and the Company shall have created adequate reserves on its books with respect thereto.

     7.5.  Maintenance of Properties. The Company and its Restricted
           -------------------------
Subsidiaries shall maintain and keep the properties used or, in the good faith judgment of the Company's management, useful in its business in good repair, working order and condition, and shall make or cause to be made all repairs, renewals and replacements thereof deemed by the Company's management to be necessary or appropriate.

     7.6.  Statutory Compliance. Each of the Company and its Restricted
           --------------------
Subsidiaries will comply in all material respects with all valid and applicable statutes, rules and regulations of the United States of America, of the states thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to it, whether foreign or domestic, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings.

     7.7.  Indebtedness. Neither the Company nor any Restricted Subsidiary will
           ------------
create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become liable with respect to, any Indebtedness, except the following:

          7.7.1.  The Credit Obligations.

          7.7.2. Unsecured Indebtedness for the deferred purchase price of property in aggregate principal amount not exceeding $50,000,000 at any one time outstanding and Indebtedness secured by purchase money security interests (including Capitalized Leases) to the extent permitted by Section 7.8.5.

           7.7.3. Indebtedness of any Restricted Subsidiary to the Company or any other Restricted Subsidiary, and Indebtedness of the Company to any Restricted Subsidiary.

           7.7.4.  Indebtedness of the Company (a) described in Part A of
     Exhibit 7.7 as in effect on the dates set forth therein, together with guarantees by the Guarantors of such Indebtedness, and (b) described in Part B of Exhibit 7.7 as in effect on the dates set forth therein, on the terms set forth in the indentures referred to in Exhibit 7.7 as in effect on the dates set forth therein.

           7.7.5. Indebtedness of the Company's Restricted Subsidiaries described in Part C of Exhibit 7.7 as in effect on the dates set forth therein.

           7.7.6. Indebtedness of the Company not in excess of $150,000,000 in the aggregate at any one time outstanding, which Indebtedness shall be unsecured, shall be for a term of no more than 90 days and shall not be refunded or otherwise refinanced by other Indebtedness permitted by this
     Section 7.7.6.

           7.7.7. Other Indebtedness of the Company for which the amount, terms (including subordination terms, if applicable) and lender have been approved by the prior written consent of the holders of at least a majority of the Voting Percentage Interests.

           7.7.8. Indebtedness of the Company with respect to commercial paper in aggregate face amount or aggregate principal amount, as the case may be, at any one time outstanding not exceeding the amount of credit reserved with respect thereto in accordance with Section 2.5.1(a).

           7.7.9.  Indebtedness of the Company which:

           (a) is unsecured and, in the reasonable determination of the Managing Agents at the time of the incurrence thereof, has a commercially reasonable interest rate given the then-prevailing market conditions and the Company's then-current credit rating;

           (b) to the extent such Indebtedness is not subordinated to the Credit Obligations, has, in the reasonable determination of the Managing Agents, terms no more restrictive or burdensome in any material respect on the Company and its Restricted Subsidiaries than the terms of this Agreement; provided, however, that to the extent certain terms of such
                --------  -------
     Indebtedness relate to the Company's mandatory redemption obligations in respect of such Indebtedness, such terms shall be no more restrictive or burdensome in any material respect on the Company and its Restricted Subsidiaries than the most restrictive and burdensome terms relating to the Company's mandatory redemption obligations in respect of the Senior Subordinated Debt;

          (c) to the extent such Indebtedness is subordinated to the Credit Obligations, has, in the reasonable determination of the Managing Agents,
     (i) terms no more restrictive or burdensome in any material respect on the Company and its Restricted Subsidiaries than the most restrictive and burdensome applicable terms of any Senior Subordinated Debt or (ii) subordination terms at least as favorable to the Lenders as the most favorable subordination terms of any Senior Subordinated Debt; and

          (d) shall have no scheduled principal payments on or prior to January 1, 2004, except that up to $300,000,000 of Indebtedness permitted by this
     Section 7.7.9 may have scheduled principal payments on or prior to January 1, 2004 so long as (i) immediately after giving effect to such Indebtedness and any concurrent permanent reduction of the Maximum Amount of Credit, the Weighted Average Life to Maturity of such Indebtedness is longer than the Weighted Average Life to Maturity of the Loan and (ii) the Maximum Amount of Credit will be permanently reduced in an amount of not less than 50% of the aggregate net proceeds of such Indebtedness (after deducting underwriting discounts and other expenses of the Company specifically related to the incurrence of such Indebtedness).

          7.7.10. Guarantees by the Company and its Restricted Subsidiaries of Indebtedness of other Persons in an aggregate principal amount not to exceed $200,000,000 at any time outstanding.

          7.7.11. Letters of credit issued on behalf of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000 at any time outstanding.

     7.8.  Liens.  Neither the Company nor any Restricted Subsidiary will
           -----
mortgage, pledge or otherwise encumber any of its property, or permit any lien or security interest to exist thereon, except the following:

          7.8.1. Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 7.4.

          7.8.2. Liens of mechanics, carriers, warehousemen or materialmen arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith.

          7.8.3. Liens, other than Liens created by section 4068 of ERISA, resulting from deposits or pledges made in the ordinary course of business to secure payment of workers' compensation, unemployment insurance, old age pension or other social security, or in connection with or to secure the performance of bids, tenders or contracts made in the ordinary course of business, or to secure statutory obligations or surety, performance or appeal bonds.

          7.8.4. Liens in respect of judgments or awards the payment of which is not at the time required by Section 7.4.

          7.8.5. Purchase money security interests (including mortgages, any conditional sale or other title retention agreement and any Capitalized Lease); provided, however, that the principal amount of Indebtedness secured by each such security interest in each such item (or group of items) of property shall not exceed the cost of the item (or group of items) subject thereto and each such security interest shall attach only to the particular item (or group of items) so acquired and any additions or accessions thereto.

          7.8.6. Encumbrances in respect of easements, rights of way, zoning restrictions, restrictions on the use of real property and minor defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or any of its Restricted Subsidiaries is a party and other similar encumbrances, none of which in the reasonable opinion of the Company interferes with the use of the property by the Company or such Restricted Subsidiary in the ordinary conduct of its business.

          7.8.7. Liens of utilities and other Persons pursuant to pole agreements, and restrictions on the transfer of rights under Franchises or pole agreements, and any encumbrances created in favor of franchising authorities and subscribers by provisions of Franchises on cable television plant and equipment located in the areas covered thereby.

          7.8.8. Pledges of Investments in Unrestricted Subsidiaries to secure contractual obligations (including, without limitation, Indebtedness) of Unrestricted Subsidiaries.

          7.8.9. Leases or subleases granted to others in the ordinary course of business and not materially interfering with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

     7.9.  Investments. Neither the Company nor any of its Restricted
           -----------
Subsidiaries shall have outstanding or acquire or commit itself to acquire or hold any Investment except the following:

          7.9.1.  Investments in

          (a) negotiable certificates of deposit, time deposits, short-term obligations and bankers' acceptances issued by any Lender or any United States bank or trust company having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 by Moody's or A-1 by S&P;

          (b) short-term obligations issued by corporations rated Prime-1 by Moody's or A-1 by S&P;

          (c) any direct obligation of the United States of America or any agency or instrumentality thereof which (i) has a remaining maturity at the time of purchase of not more than two years or (ii) is subject to a repurchase agreement with one of the Lenders, banks or trust companies referred to in clause (a) hereof exercisable within two years from the time of purchase; and

          (d) repurchase agreements with any of the banks or trust companies referred to in clause (a) hereof.

          7.9.2.  Investments in Restricted Subsidiaries or in the Company.

          7.9.3. Investments evidenced by deposits with, and advances to, suppliers of goods and services in the ordinary course of business.

          7.9.4. Investments in any Person who is an employee of the Company or any of its Restricted Subsidiaries (other than an employee who is an Affiliate); provided, however, that the aggregate outstanding amount of such Investments shall not at any time exceed $1,000,000.

          7.9.5. Investments in Affiliates (other than the Company and its Restricted Subsidiaries), including the acquisition of ownership interests in Affiliates; provided, however, that, immediately after any such
                    --------  -------
     Investment is made, no Event of Default shall exist; and provided, further,
                                                              --------  -------
     that any transfer of assets (other than cash) shall be permitted under this Section 7.9.5 only to the extent permitted by
     Section 7.10.

     7.10.  Sales of Assets; etc. Neither the Company nor any of its Restricted
            --------------------
Subsidiaries will sell any of its assets (including Investments in Subsidiaries) and no Restricted Subsidiary will issue any shares of its capital stock, or rights or options to acquire such stock, to any Person other than the Company or any of the Guarantors, except the following:

          7.10.1. Normal retirements and replacements of property and equipment in the ordinary course of business.

          7.10.2. Sales of Investments in Unrestricted Subsidiaries (including, without limitation, the Investment Subsidiaries).

          7.10.3. Sales of assets (including Investments in Restricted Subsidiaries) by the Company or any of its Restricted Subsidiaries for a cash consideration representing the fair value thereof at the time of such sale (as determined in good faith by the board of directors of the Company or the executive committee thereof in the case of any transaction involving consideration exceeding $50,000,000); provided, however, that immediately
                                           --------  -------
     after giving effect to any such sale,

               (a)  no Default shall exist;

               (b) the sum of the respective contributions to Consolidated Operating Income, calculated in accordance with clause (d) below, for all assets sold pursuant to this Section 7.10.3 by the Company and its Restricted Subsidiaries during the immediately preceding twelve-month period up to and including the date of such sale (other than sales that were or would otherwise have been permitted by the other provisions of this Section 7.10), together with all Restricted Subsidiaries released during such period in accordance with Section
          6.8 and Operating Asset exchange shortfalls during such period deemed asset sales pursuant to Section 7.10.4, shall not exceed 15%; and

               (c) the sum of the respective contributions to Consolidated Operating Income, calculated in accordance with clause (e) below and netted against certain amounts in the event of a Qualifying Reinvestment as provided in such clause (e), for all assets sold pursuant to this Section 7.10.3 by the Company and its Restricted Subsidiaries during the period commencing on the later of June 30, 1994 and the date which is five years prior to the date of such sale and ending on the date of such sale (other than sales that were or would otherwise have been permitted by the other provisions of this Section 7.10), together with all Restricted Subsidiaries released during such period in accordance with Section 6.8 and Operating Asset exchange shortfalls during such period deemed asset sales pursuant to Section 7.10.4, shall not exceed 30%.

               (d) For purposes of calculating the foregoing clause (b) and clause (b) of Section 7.10.4, the percentage accounted for by each asset so sold or Restricted Subsidiary so released is that percentage of Consolidated Operating Income in the most recently completed period of four fiscal quarters for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with
          Section 7.2.1 or 7.2.2 preceding such sale or release which was contributed by such asset or released Restricted Subsidiary.

               (e)  For purposes of calculating the foregoing clause (c) :

                    (i) for each group of Operating Assets acquired in a Qualifying Reinvestment, the percentage of Consolidated Operating Income contributed by such Operating Assets shall be determined by measuring (A) the Consolidated Operating Income of such Operating Assets (on a pro forma basis) during the most recently completed period of four fiscal quarters for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Section 7.2.1 or 7.2.2 prior to the acquisition of such Operating Assets against (B) the Consolidated Operating Income of the Company and its Restricted Subsidiaries during such period, and

                    (ii) the aggregate percentage of Consolidated Operating Income for all assets so sold or Restricted Subsidiaries so released equals (a) the sum of the historical percentages calculated in accordance with the foregoing clause (d) in respect of assets sold or Restricted Subsidiaries released during the applicable five-year (or shorter) period minus (b) the sum of the historical percentages calculated in accordance with the foregoing clause (i) in respect of Operating Assets acquired in a Qualifying Reinvestment during such five-year (or shorter) period.

          7.10.4. The Company and its Restricted Subsidiaries may exchange Operating Assets for Operating Assets of another Person; provided, however,
                                                              --------  -------
     that immediately after giving effect to any such exchange,

               (a) no Default shall exist; and

               (b) the sum of the respective contributions to Consolidated Operating Income, calculated in accordance with clause (d) of Section 7.10.3, for all Operating Assets so exchanged by the Company and its Restricted Subsidiaries during the immediately preceding twelve-month period up to and including the date of such exchange (other than transactions that were or would otherwise have been permitted by the other provisions of this Section 7.10) shall not exceed 15%.

     In the event that any Operating Assets acquired by the Company and its Restricted Subsidiaries in any such exchange contribute less Consolidated Operating Income (on a pro forma basis) than the Operating Assets transferred by the Company and its Restricted Subsidiaries in such exchange (in each case calculated in accordance with clause (d) of Section 7.10.3), the amount of such shortfall in Consolidated Operating Income shall be considered an asset sale under Section 7.10.3. In connection with an exchange of Operating Assets permitted by this Section 7.10.4, the Company and its Restricted Subsidiaries, on the one hand, and the other Person party to such exchange, on the other hand, may receive or give cash and other consideration to the extent necessary to reflect differences in the values of the Operating Assets being exchanged.

          7.10.5. So long as immediately after giving effect thereto no Default exists, Restricted Subsidiaries may transfer assets to the Company or any Guarantor.

     7.11.  Mergers.  Neither the Company nor any of its Restricted Subsidiaries
            -------
will enter into any merger or consolidation, except the following:

          7.11.1. Any Restricted Subsidiary may consolidate with or merge into the Company or any other Guarantor if the Company or a Guarantor, as the case may be, shall be the surviving corporation.

          7.11.2. Any corporation or partnership other than the Company or a Restricted Subsidiary may merge into the Company or a Restricted Subsidiary or any Restricted Subsidiary may consolidate with or merge into any other corporation or partnership, if:

               (a) the Company or a Restricted Subsidiary, as the case may be, shall be the surviving corporation or partnership (except that if a Guarantor is party to such consolidation or merger, the Company or a Guarantor must be the surviving corporation or partnership),

               (b) prior to such merger, such other corporation or partnership had conducted its business so as to derive its revenues from the cable television and/or telecommunications business and related activities and

               (c) immediately after giving effect to such merger, no Default exists.

          7.11.3. Any Restricted Subsidiary may consolidate with or merge into any other Person in connection with the sale of the assets of such Restricted Subsidiary to the extent permitted by Section 7.10.

     7.12.  Distributions.  Neither the Company nor any of its Restricted
            -------------
Subsidiaries shall make any Distribution, except that:

          7.12.1. Any Restricted Subsidiary may make Distributions to the Company or any Guarantor and, so long as after giving effect thereto no Default exists, any Restricted Subsidiary that is not a Guarantor.

          7.12.2. So long as immediately after giving effect thereto no Default exists, the Company may make Distributions to its securities holders not permitted by the other provisions of this Section 7.12 so long as immediately after giving effect thereto the aggregate amount of all Distributions made pursuant to this Section 7.12.2 or pursuant to Section 7.12.4(a) since June 30, 1994 does not exceed the sum of:

               (a)   $400,000,000 plus

               (b) the excess, if any, of (i) Consolidated Operating Income from June 30, 1994 through the Company's fiscal quarter most recently ended for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Section 7.2.1 or 7.2.2, taken as a single accounting period, over (ii) 120% of Consolidated Interest Expense for such period, taken as a single accounting period, plus
                             ----

               (c) the aggregate net proceeds received by the Company since June 30, 1994 from the issuance or sale of any capital stock of the Company;

     provided, however, that until the Company has received cash or Operating
     --------  -------
     Assets having an aggregate value (after deducting underwriting discounts, if any, and other expenses of the Company specifically related to such sale) of at least $100,000,000 from the sale of capital stock not constituting Indebtedness after June 30, 1994, the Company shall not pay cash dividends on its capital stock outstanding as of the Initial Closing Date.
          7.12.3. So long as immediately after giving effect thereto no Event of Default exists, the Company and its Restricted Subsidiaries may make payments of principal of and premium, if any, and interest on, and may redeem, defease or otherwise acquire for value, Subordinated Debt (including, without limitation, the Senior Subordinated Debt).

          7.12.4. So long as immediately after giving effect thereto no Default exists, (a) any Restricted Subsidiary may, on a pro rata basis with respect to all its stockholders or partners, as the case may be, pay dividends on or make other Distributions with respect to, stock or partnership interests owned by minority investors; provided, however, that immediately after giving effect thereto, the aggregate amount of all Distributions made pursuant to this clause (a) or pursuant to Section 7.12.2 shall not exceed the sum described in Section 7.12.2; and (b) the Company or any of its Restricted Subsidiaries may redeem or purchase stock or partnership interests of a Restricted Subsidiary owned by a minority stockholder or partner, as the case may be, for fair value (as determined in good faith by the Company).

     7.13.  Certain Financial Tests.
            -----------------------

          7.13.1.  Consolidated Total Debt to Consolidated Operating Income. On
                   --------------------------------------------------------
     the last day of each fiscal quarter of the Company specified in the table below, Consolidated Total Debt shall not exceed the percentage specified in such table of four times Consolidated Operating Income for such fiscal quarter:


       Fiscal Quarter Ending                   Percentage
       ---------------------                   ----------
     September 30, 1994 through
       March 31, 1995                             690%

     June 30, 1995 through
       March 31, 1996                             675%

     June 30, 1996 through
       December 31, 1996                          650%

     March 31, 1997 through
       June 30, 1997                              625%

     September 30, 1997 through
       December 31, 1997                          600%

     March 31, 1998 through
       December 31, 1998                          550%

     March 31, 1999 through
       December 31, 1999                          500%

     March 31, 2000 and
       thereafter                                 450%

          7.13.2.  Consolidated Operating Cash Flow to Pro Forma Interest
                   ------------------------------------------------------
     Payments. On the last day of each fiscal quarter of the Company specified
     --------
     in the table below, four times Consolidated Operating Cash Flow for such fiscal quarter shall equal or exceed the percentage specified in such table of Pro Forma Interest Payments for the four consecutive fiscal quarters of the Company commencing immediately after such date:


       Fiscal Quarter Ending                   Percentage
       ---------------------                   ----------
     September 30, 1994 through
       December 31, 1997                          150%

     March 31, 1998 through
       December 31, 1998                          175%

     March 31, 1999 and
       thereafter                                 200%

          7.13.3.  Consolidated Operating Cash Flow to Pro Forma Total Debt
                   --------------------------------------------------------
     Service. On the last day of each fiscal quarter of the Company commencing
     -------
     after September 30, 1994, four times Consolidated Operating Cash Flow for such fiscal quarter shall equal or exceed 110% of Pro Forma Total Debt Service for the four consecutive fiscal quarters of the Company commencing immediately after such date.

     7.14.  ERISA.  Each of the Company and its Restricted Subsidiaries will
            -----
meet, and will cause all Control Group Persons to meet, all minimum funding requirements applicable to any Plan imposed by ERISA or the Code, and will at all times comply in all material respects with the provisions of ERISA and the Code which are applicable to the Plans. At no time shall the actuarial present value of benefits liabilities under the Plans, calculated in a manner consistent with Statement No. 87 of the Financial Accounting Standards Board, exceed the current value of the aggregate net assets of the Plans by more than $5,000,000. Neither the Company nor any of its Restricted Subsidiaries will permit any event or condition to exist which would permit any Plan to be terminated pursuant to sections 4041(c) or 4042 of ERISA under circumstances which would cause the lien provided for in section 4068 of ERISA to attach to the assets of the Company or any of its Restricted Subsidiaries.

     7.15.  No Amendments to Certain Agreements. The provisions of the
            -----------------------------------
agreements referred to in Exhibit 7.7 shall not be amended, modified, waived or terminated without the prior written consent of the Administrative Agent, acting pursuant to the consent of the holders of at least a majority of the Revolving Percentage Interests, so as (a) to increase the amounts paid or payable by the Company and its Restricted Subsidiaries, (b) to increase the other obligations of the Company and its Restricted Subsidiaries thereunder in any material respect, or (c) to affect the subordination provisions with respect to any Indebtedness.

     7.16.  Transactions with Affiliates. Neither the Company nor any of its
            ----------------------------
Restricted Subsidiaries shall effect any transaction with any Affiliate (other than the Company and its Restricted Subsidiaries) on a basis less favorable to the Company or its Restricted Subsidiary in question than would be the case if such transaction had been effected with a Person that was not an Affiliate; provided, however, that the foregoing prohibition shall not extend to the
- --------  -------
following:

          (a) contracts of employment and compensation for services rendered which have been duly authorized by a disinterested majority of the Company's board of directors or of the compensation committee thereof;

          (b)  any transactions permitted by Sections 7.7 or 7.9;

          (c) the provision of goods and services to any Unrestricted Subsidiary if such goods and services are billed to such Unrestricted Subsidiary on the basis of the provider's cost therefor;

          (d) any guarantee of the obligations of any Affiliate so long as such obligations contain terms which, in all material respects, are no less favorable to such Affiliate than those terms which could, at the time, be obtained in comparable transactions;

          (e)  the provision of management services to Affiliates; or

          (f) any other transaction with an Affiliate of the Company (other than a Person owning beneficially or of record 5% or more of the Company's common stock) or any

     Restricted Subsidiary, if such transaction (i) is not otherwise prohibited by this Agreement and (ii) a disinterested majority of the Company's board of directors shall have determined that such transaction is in the best interests of the Company or such Restricted Subsidiary, such determination to be evidenced by a resolution of the Company's board of directors (a copy of which, certified by the secretary or an assistant secretary of the Company, shall be delivered to each Managing Agent).

     7.17.  Interest Rate Protection. At any time when Consolidated Total Debt
            ------------------------
as of the last day of the most recently completed fiscal quarter for which financial statements have been (or are required to have been) furnished in accordance with Section 7.2.1 or 7.2.2 exceeds 550% of four times Consolidated Operating Income for such fiscal quarter, the Company shall have in effect interest rate protection agreements (including Indebtedness bearing interest at fixed rates), each in form satisfactory to the Administrative Agent, covering at least 50% in principal amount of such Consolidated Total Debt.

8. REPRESENTATIONS AND WARRANTIES. To induce each Lender to enter into this Agreement, the Company and each Guarantor represents and warrants that:

     8.1.  Organization, Qualification and Standing.
           ----------------------------------------

          8.1.1.  The Company.  The Company (a) is a corporation duly organized,
                  -----------
     validly existing and in good standing under the laws of the State of Delaware, (b) has the power and authority to own its property and to carry on its business and (c) is duly qualified to do business and is in good standing as a foreign corporation in all places where the failure to be so qualified is likely to result in any material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Restricted Subsidiaries on a consolidated basis.

          8.1.2.  Subsidiaries.  Each of the Company's Restricted Subsidiaries,
                  ------------
     including each Guarantor, (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (b) has the power and authority to own its property and to carry on its business and is duly qualified to do business and (c) is in good standing as a foreign corporation or partnership, as the case may be, in all places where the failure to be so qualified is likely to result in any material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Restricted Subsidiaries on a consolidated basis. Exhibit 8.1, after giving effect to any supplement furnished in accordance with Section 7.2.1 or 7.2.2 prior to the date such representation or warranty is made, correctly sets forth, as to each Subsidiary of the Company its name, the jurisdiction of its organization, whether it is a Restricted Subsidiary, the number of shares of capital stock or the amount of other equity, partnership or other beneficial interests of such Subsidiary owned, beneficially or of record, by the Company or one of its Subsidiaries, the names of the Person or Persons owning of record at least 6% of the outstanding capital stock, equity, partnership or other beneficial interests of such Subsidiary not owned by the Company or one of its Subsidiaries, and the percentage of each class of such stock, equity, partnership or other beneficial interest owned of record by each Person.

          8.1.3.  Capitalization.  The Company and its Subsidiaries own the
                  --------------
     outstanding capital stock, equity, partnership or other beneficial interests of each Subsidiary shown as owned by them, respectively, in
     Exhibit 8.1, after giving effect to any supplement furnished in accordance with Section 7.2.1 or 7.2.2 prior to the date such representation or warranty is made, in each case free of any mortgage, pledge, lien, charge, encumbrance or option, except as set forth therein, and all of such stock, equity, partnership or other beneficial interests, to the extent applicable, is validly issued and outstanding, fully paid and nonassessable except as set forth on Exhibit 8.1. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition by third parties from any of the Company's Restricted Subsidiaries of any shares of its capital stock, equity, partnership or other beneficial interests.

     8.2. Authorization, etc. The execution, delivery and performance (a) by the Company of this Agreement, the Notes and the other Lender Agreements to which it is a party, and (b) by each Guarantor of this Agreement and each other Lender Agreement to which it is a party, have been duly authorized by all necessary corporate or partnership action on the part of the Company or such Guarantor and do not violate the charter, by-laws or partnership agreement, as the case may be, or any Franchise or other agreement (including leases) or any law or order, regulation, ruling or requirement of a court or public body or authority to which the Company or any Guarantor is a party or by which it is bound. No approval, authorization or other action by any governmental authority or any other Person not heretofore obtained is required to be obtained by the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement or any other Lender Agreement or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company hereunder. Neither the Company nor any of its Subsidiaries (other than the Investment Subsidiaries) owns any Margin Stock. Each of this Agreement, the Notes and the other Lender Agreements as of the date furnished to the Lenders is the valid and binding obligation of the Company and each Guarantor and is enforceable against each such Person in accordance with its terms.

     8.3.  Litigation.  There is no litigation, at law or in equity, or any
           ----------
proceeding involving the Company or any Subsidiary before any federal, state or municipal board or other governmental or administrative agency or instrumentality pending, or to the knowledge of the Company or any Guarantor threatened, which involves a material risk of any judgment or liability not fully covered by insurance which with any significant likelihood may result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Restricted Subsidiaries on a consolidated basis or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or any Lender Agreement, and no judgment, decree or order of any court, board or other governmental or administrative agency or instrumentality has been issued against the Company or any of its Subsidiaries which has, or will have a material adverse effect on the business, operations or assets or on the condition, financial or otherwise, of the Company and its Restricted Subsidiaries on a consolidated basis.

     8.4.  Financial Statements.  All balance sheets, earnings statements and
           --------------------
other financial data which have been furnished by the Company to the Lenders present fairly the financial condition as of the date and the results of the operations for the period or periods stated to be covered thereby of the Company and its Subsidiaries, and all other information, reports and other papers and data furnished to the Lenders by or on behalf of the Company or any Guarantor are accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Lenders true and accurate information as to the subject matter contained therein, except that (a) interim financial statements may not contain explanatory notes as are included in those for the fiscal year which may be useful or necessary for understanding or evaluating certain data set forth therein and (b) no representation or warranty is made with respect to projections. All Indebtedness of the Company and its Restricted Subsidiaries required to be set forth on Exhibit 7.7 pursuant to Section 7.7.4 or 7.7.5 is referred to in Exhibit 7.7 as of the dates specified therein.

     8.5.  Title to Properties.  None of the assets of the Company or any
           -------------------
Restricted Subsidiary is subject to any security agreement, mortgage, pledge, lien or encumbrance, except liens or security interests permitted by Section 7.8.

     8.6. No Adverse Developments. Since June 30, 1994, neither the financial condition, business, operations, affairs, prospects, properties nor assets of the Company and its Restricted Subsidiaries, taken as a whole, have been materially adversely affected as the result of any legislative or regulatory change, or any revocation, amendment or termination, or any such action pending or threatened, of any franchise or license (including any Franchise) or right to do business, or any fire, explosion, flood, drought, windstorm, earthquake, accident, casualty, labor trouble, riot, condemnation, requisition, embargo, act of God or of the public enemy or of armed forces, or other casualty (whether or not related to the foregoing), whether or not insured against.

     8.7.  Defaults.  Neither the Company nor any Restricted Subsidiary is in
           --------
default under any provision of its charter or by-laws or partnership agreement, as the case may be, any agreement (including leases) to which it is a party or by which it is bound or any law or order, regulation, ruling or requirement of any court or public body or authority so as to affect adversely in any material manner the business, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries on a consolidated basis.

     8.8.  Pension Plans.  Each Plan maintained by the Company or any of its
           -------------
Restricted Subsidiaries or any Control Group Person or to which any of them makes contributions is in material compliance with the applicable provisions of ERISA and the Code. As of the Initial Closing Date, neither the Company, any of its Restricted Subsidiaries nor any Control Group Person maintains, contributes to or participates in any pension plan that is a "defined benefit plan" as defined in ERISA, except for The Continental Cablevision Retirement Plan. The Company, its Restricted Subsidiaries and any Control Group Person have since 1980 maintained, contributed to or participated in no "multiemployer plan" as defined in ERISA. The Company, each of its Subsidiaries and each Control Group Person have met all of the funding standards applicable to the Plans, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under section 4042 of ERISA. The current value of benefits liabilities under Title IV of ERISA of each Plan does not exceed the current value of the Plans' assets allocable to such benefits by more than $5,000,000.

     8.9.  Disclosure.  Neither this Agreement nor any agreement, document,
           ----------
certificate or statement furnished pursuant hereto to any Lender by or on behalf of the Company or any of its Restricted Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; provided, however, that nothing herein shall be deemed to require disclosure by the Company or any of its Restricted Subsidiaries to any Lender with respect to general economic conditions, competition or increased federal, state or municipal regulation.

9. EVENTS OF DEFAULT.

     9.1.  Events of Default.  Each of the following events is referred to as an
           -----------------
"Event of Default":

          9.1.1. The Company shall fail to pay to the Administrative Agent for the account of any Lender when due and payable (a) any interest on any Credit Obligation or fees or expenses with respect thereto and such failure shall continue for five days or (b) any principal of any Credit Obligation and such failure shall continue for two days.

          9.1.2. The Company or any of its Restricted Subsidiaries shall fail to perform or observe any of the provisions of Sections 7.2.9, 7.2.10, 7.7, 7.8, 7.10, 7.11, 7.12, 7.13 or 7.15.

          9.1.3. The Company or any of its Restricted Subsidiaries shall fail to perform or observe any of the provisions of Sections 7.9, 7.14, 7.16 or
     7.17 and such failure shall continue for five days after the earlier of (a) notice to the Company from the Administrative Agent or (b) any of the Company's officers or directors obtains knowledge of any such failure.

          9.1.4. The Company or any of its Restricted Subsidiaries shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Lender Agreement and such failure shall continue for 15 days after the earlier of
     (a) notice thereof from the Administrative Agent to the Company or (b) any of the Company's officers or directors obtains knowledge of any such failure.

          9.1.5. Any representation, warranty, statement, certificate, schedule or report made herein or in any other Lender Agreement or furnished hereunder or thereunder shall prove to have been false or misleading in any materially adverse respect as of the time made or furnished and shall not have been corrected within five days after a Financial Officer of the Company has actual knowledge thereof.

          9.1.6. (a) Any event of default with respect to any Indebtedness of the Company or any Restricted Subsidiary outstanding in an aggregate principal amount exceeding $25,000,000 which permits the acceleration of the maturity thereof, (b) any acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary outstanding in an aggregate principal amount exceeding $25,000,000, (c) the failure of the Company or any Restricted Subsidiary to make any payment of any such Indebtedness for borrowed money outstanding in an aggregate principal amount exceeding $25,000,000 when due and payable and such failure shall continue beyond the period of grace, if any, therein specified or (d) the receipt by the Administrative Agent of a notice furnished pursuant to
     Section 7.2.9 or 7.2.10 that includes a certification as to Defaults or anticipated Defaults under Section 7.2.9(2) or 7.2.10(b), respectively.

          9.1.7. The Management Group shall fail to own, directly or indirectly, at least 25% of the voting power of the Company's capital stock; provided, however, that so long as the Management Group maintains a
            --------  -------
     block of the voting power of the Company's capital stock larger than any block held by any other Person together with "affiliates" (as defined in Rule 12b-2 under the Exchange Act) of such Person and any members of a "group" (within the meaning of Rule 13d-1 under the Exchange Act) with such Person, the voting power of the Management Group may decrease below 25% after an offering and sale of capital stock by the Company.

          9.1.8. Franchises covering 25% (or 15% in the event that Consolidated Total Debt as of the last day of the most recently completed fiscal quarter for which financial statements have been (or are required to have been) furnished in accordance with Section 7.2.1 or 7.2.2 exceeded 550% of four times Consolidated Operating Income for such fiscal quarter) of the subscribers of the Company and its Restricted Subsidiaries (as of the respective dates of expiration or termination) shall have expired or been terminated since the date hereof without having been renewed, extended or replaced.

          9.1.9.  The Company or any of its Restricted Subsidiaries shall:

          (a) commence a voluntary case under the Bankruptcy Code, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

          (b) file an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under the Bankruptcy Code, or seeking, consenting to or acquiescing in the relief therein provided, or fail to controvert timely the material allegations of any such petition;

          (c) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code (or other law dealing with insolvency, bankruptcy or receivership) or not have any such case dismissed within 30 days after the commencement thereof;

          (d) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in or become subject to such relief;

          (e) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

          (f) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial portion of its property.

     9.2.  Certain Actions Following an Event of Default. If one or more Events
           ---------------------------------------------
of Default shall occur, then, in each and every such case:

          9.2.1.  Specific Performance; Exercise of Remedies. The Administrative
                  ------------------------------------------
     Agent may (and, upon the request of such Lenders as shall hold at least 66 2/3% of the Voting Percentage Interests, shall) proceed to protect and enforce the Lenders' and its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument or assignment delivered to the Administrative Agent pursuant to this Agreement or any other Lender Agreement, or in aid of the exercise of any power granted in this Agreement or any other Lender Agreement or any such instrument or assignment.

          9.2.2.  Acceleration.  Unless there shall have occurred a Bankruptcy
                  ------------
     Default, in which case the unpaid balance of the Credit Obligations shall become immediately due and payable, the Administrative Agent may (and, upon the request of such Lenders as shall hold at least 66 2/3% of the Voting Percentage Interests, shall) by notice in writing to the Company declare all or any portion of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and thereupon such unpaid balance or portion thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Lenders' obligation to make further loans hereunder shall terminate.

          9.2.3.  Enforcement of Payment; Setoff. The Administrative Agent may
                  ------------------------------
     (and, upon the request of such Lenders as shall hold at least 66 2/3% of the Voting Percentage Interests, shall) proceed to enforce payment of the Credit Obligations or a portion thereof in such manner as it may elect, and each Lender may offset and apply toward the payment of the Credit Obligations or a portion thereof any Indebtedness from such Lender to the Company or any other obligor, including any Indebtedness represented by deposits in any general or special account maintained with such Lender, regardless of the adequacy of any security for the Credit Obligations, and the Lenders shall have no duty to determine the adequacy of such security in connection with any such offset.

     9.3.  Annulment of Defaults.  A Default or an Event of Default shall not be
           ---------------------
deemed to have occurred or to be in existence for any purpose of this Agreement if the Administrative Agent, with the consent of such Lenders as shall hold the amount of Voting Percentage Interests required by Section 12.7, shall have waived such Default or Event of Default in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Default or Event of Default or impair any of the Lenders' rights or any rights of the Administrative Agent upon the occurrence thereof.

     9.4.  Waivers.  The Company hereby waives to the extent permitted by
           -------
applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor in connection with the Loan, (b) any requirement of diligence or promptness on the Lenders' or the Administrative Agent's part in the enforcement of their or its rights under this Agreement or any other Lender Agreement, (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and (d) any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement (other than indefeasible payment in full of any of the Credit Obligations), under any other Lender Agreement or with respect to any of the Credit Obligations.

     9.5.  Course of Dealing.  No course of dealing between the Company, any
           -----------------
Guarantor and the Administrative Agent or any Lender shall operate as a waiver of any of the Lenders' or the Administrative Agent's rights under this Agreement or any other Lender Agreement or with respect to any of the Credit Obligations. No delay or omission on the Lenders' or the Administrative Agent's part in exercising any right under this Agreement or any other Lender Agreement or with respect to any of the Credit Obligations shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon the Lenders unless it is in writing and signed by the Administrative Agent or such Lenders as may be required by
Section 12.7. The making of a loan hereunder during the existence of a Default shall not constitute a waiver thereof.

10.  EXPENSES; INDEMNITY; AGENT'S FEE.

     10.1.  Fees and Expenses.  Whether or not the transactions contemplated
            -----------------
hereby shall be consummated, the Company will bear (a) all expenses of the Managing Agents (including the reasonable fees and disbursements of the Administrative Agent's special counsel) in connection with the preparation of the Lender Agreements and the transactions contemplated hereby and thereby and operations hereunder or thereunder and (b) all expenses incurred by the Managing Agents, the Lenders or any holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any Lender Agreement, including without limitation costs of collection and reasonable attorneys' fees and out-of-pocket expenses.

     10.2.  Indemnification.  The Company will indemnify each Managing Agent,
            ---------------
each Lender, the directors, officers, employees and agents of each Managing Agent and each Lender and each other Person, if any, who controls such Managing Agent or any Lender, and hold such Managing Agent, each Lender and such other Persons harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which such Managing Agent, any Lender or such other Persons may incur or which may be asserted against such Managing Agent, any Lender or such other Persons in connection with or arising out of any investigation, litigation or proceeding involving the Company, any of its Affiliates or any officer, director or employee thereof or this Agreement or the other Lender Agreements (including compliance with or contesting of any subpoenas or other process issued against such Managing Agent, any Lender or any director, officer or employee of such Managing Agent, any Lender or any Person, if any, who controls such Managing Agent or any Lender in any proceeding involving the Company or any of its Affiliates or any Lender Agreement), whether or not such Managing Agent or any Lender is a party thereto, other than claims, damages, losses, liabilities or judgments (a) asserted by one or more Lenders against another Lender in connection with operations hereunder governed by Section 12, (b) with respect to any matter as to which such Managing Agent, any Lender or such other Person seeking indemnity shall have been finally adjudicated to have acted with gross negligence or willful misconduct or (c) brought by the Company against any Lender. The Company will also indemnify the Lenders against and hold them harmless from any liability, loss or damage resulting from the violation by the Company of Section 2.6.

     Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Company hereunder, such indemnified party shall notify the Company in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder to the extent such indemnified party demonstrates to the reasonable satisfaction of the Company that such failure to provide notice does not prejudice the Company in its defense of such claim. The Company shall have the right, at its option upon notice to the indemnified parties, to defend any such matter at its own expense and with its own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Company in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (i) the employment of separate counsel by an indemnified party has been authorized in writing by the Company, (ii) the Company has failed to assume the defense of such matter or (iii) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it, or prospective bases for liability against it, which are different from those available to or against the Company and its Affiliates, then the Company shall not have the right to assume the defense of such matter with respect to such indemnified party. The Company shall not be liable for any compromise or settlement of any such matter effected without the written consent of the Company, which consent may not be unreasonably delayed. The Company shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably delayed, unless such settlement or compromise does not involve any payment of money by the indemnified party or any injunctive relief or factual findings or stipulations binding on the indemnified party.

     10.3.  Administrative Agent's Fee.  The Company will pay to the
            --------------------------
Administrative Agent quarterly in arrears on each Payment Date, commencing December 31, 1994, a fee for its services as Administrative Agent hereunder in such amount as the Company and the Administrative Agent shall agree upon from time to time.

11. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback, in the case of a telecopy by a confirmation receipt or in the case of another teletransmission by whatever means of confirmation as shall at the time be customary) or (b) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to the Company or any of its Subsidiaries, to it in care of the Company at its address set forth in Exhibit 8.1 (as supplemented pursuant to Sections
7.2.1 and 7.2.2), to the attention of the treasurer.

     If to any Lender or any Agent, to it at its address set forth in Exhibit
12.1 or in the Register, with a copy to the Administrative Agent.

12. OPERATIONS. The making of loans and operations under this Agreement shall be governed by the following provisions:

     12.1.  Interests in Revolving Loan.  The percentage interest of each Lender
            ---------------------------
in the Revolving Loan shall be computed based on the maximum principal amount for each Lender as set forth on Exhibit 12.1. Upon the consummation of any assignment pursuant to Section 13.1 or 13.3, the Administrative Agent shall modify Exhibit 12.1 to reflect such assignment. The interests of the respective Lenders in Money Market Loans or of the Swingline Lender in the Swingline Loan are not included in the Revolving Percentage Interests.

     12.2.  Company to Pay Administrative Agent.  The Company shall be fully
            -----------------------------------
protected in making all payments in respect of the Credit Obligations to the Administrative Agent notwithstanding any notice to the contrary from any Lender other than the Administrative Agent.

     12.3.  Lender Operations for Advances and Payments, etc.
            ------------------------------------------------

          12.3.1.  Advances and Payments.  Each advance under this Agreement
                   ---------------------
     shall be made by the Administrative Agent and shall be (a) for its own account as a Lender (i) with respect to the Revolving Loan to the extent of its Revolving Percentage Interest and (ii) with respect to Money Market Loans and Swingline Loans made by it and (b) for the account of the other Lenders (i) with respect to the Revolving Loan to the extent of their respective Revolving Percentage Interests and (ii) with respect to Money Market Loans made by such Lenders. The obligations of each Lender to make any loan hereunder shall be several (and not joint or joint and several) in accordance with its respective interests. Each Lender hereby authorizes and requests the Administrative Agent to advance for such Lender's account, pursuant to the terms hereof, its Revolving Percentage Interest in each Revolving Loan and its interest in each Money Market Loan to be made by such Lender, and each Lender agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount of such Revolving Percentage Interest or such Money Market Loan. All payments of principal, interest and commitment fees in respect of the loans made pursuant to Section 2, including prepayments, shall, as a matter of convenience, be made to the Administrative Agent at the Boston Office and the shares thereof shall be credited forthwith to the Lenders by the Administrative Agent in immediately available funds in proportion to their respective interests in such loans.

          12.3.2.  Delinquent Lenders; Nonperforming Lenders.  In the event that
                   -----------------------------------------
     any Lender fails to reimburse the Administrative Agent pursuant to Section
     12.3.1 for the interests of such Lender (a "Delinquent Lender") in any credit advanced by the Administrative Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Administrative Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first four days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Administrative Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses the Administrative Agent on account of the Delinquent Payment (to the extent not paid by the Company as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the

     Administrative Agent, the Company will pay to the Administrative Agent the principal (but not the interest) portion of the Delinquent Payment. During any other period in which any Lender is not performing its obligations to extend credit under Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Company under Section 4 that would have thereafter otherwise been payable under the Lender Agreements to the Nonperforming Lender. The Administrative Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Revolving Percentage Interest of such Performing Lender divided by one minus the Revolving Percentage Interest of the Nonperforming Lender until the respective portions of the Revolving Loan owed to all the Lenders are the same as the Revolving Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under
     Section 2. The foregoing provisions shall be in addition to any other remedies the Administrative Agent, the Performing Lenders or the Company may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

     12.4.  Sharing of Payments, etc.  Each Lender agrees that (a) if by
            ------------------------
exercising any right of set-off or counterclaim or otherwise, it shall receive payment of a proportion of the aggregate amount of principal or interest due with respect to its Revolving Percentage Interest in the Revolving Loan which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Revolving Percentage Interest in the Revolving Loan of such other Lender and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Revolving Percentage Interests in the Revolving Loan held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Revolving Loan held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Revolving Percentage Interests; provided, however, that this Section 12.4 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of the Company or any Guarantor other than the Company's or such Guarantor's Indebtedness with respect to the Revolving Loan. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 12.4. The provisions of this Section
12.4 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to the Company or any Guarantor as a defense to the payment of the Credit Obligations.

     12.5.  Administrative Agent's Authority to Act.  Each Lender hereby
            ---------------------------------------
appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In acting hereunder and thereunder, the Administrative Agent is acting for its own account as a Lender to the extent of its Revolving Percentage Interest in the Revolving Loan and of its interest in Money Market Loans and Swingline Loans made by it and for the account of the other Lenders to the extent of each of their Revolving Percentage Interests or each of their interests in the Money Market Loans made by them. All action in connection with the enforcement or exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 9.2.3) in respect of the Credit Obligations and the Lender Agreements shall be taken by the Administrative Agent, and each Lender hereby authorizes the Administrative Agent to take such actions on its behalf.

     12.6.  Administrative Agent's Resignation.  The Administrative Agent may
            ----------------------------------
resign at any time by giving at least 60 days' prior written notice of its intention to do so and upon the appointment by such Lenders as own at least a majority of the Voting Percentage Interests of a successor Administrative Agent satisfactory to the Company. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Administrative Agent's giving of such notice of resignation, then the retiring Administrative Agent may with the consent of the Company, which shall not be unreasonably withheld, appoint a successor Administrative Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, that any successor Administrative Agent appointed under this sentence may be removed upon the written request of such Lenders as hold at least a majority of the Voting Percentage Interests, which request shall also appoint a successor Administrative Agent satisfactory to the Company. Upon the appointment of a new Administrative Agent hereunder, the term "Administrative Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, or the removal hereunder of any successor Administrative Agent, the provisions of this Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


     12.7.  Amendments, Consents, Waivers, etc.  Except as otherwise set forth
            ----------------------------------
herein, the Administrative Agent may (and upon the request of such Lenders as hold at least a majority of the Voting Percentage Interests shall) take or refrain from taking any action under this Agreement or any other Lender Agreement, giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Lender Agreement or any Default or Event of Default hereunder or thereunder, all of which actions shall be binding upon all Lenders; provided,
                                                                    --------
however, that:
- -------
          (a) Without the written consent of such Lenders as hold at least a majority of the Voting Percentage Interests, no written modification of or amendment to or waiver of compliance with or waiver of any provision of this Agreement shall be made, except as provided below in this Section 12.7 and in Sections 12.7.1 and 12.12.

          (b) Without the written consent of such Lenders as hold 100% of the Voting Percentage Interests, subject to Section 12.7.1, the Administrative Agent shall not give its written consent to:

               (i) any forgiveness or similar reduction in the principal of, or any reduction in the stated rate of interest on, or the stated amount of any fee relating to, the Credit Obligations;

               (ii) any extension or postponement of the stated time of payment of the principal amount of, interest on, or any fee relating to, the Credit Obligations;

               (iii) any increase in the amount, or extension of the term, of the Lenders' commitments hereunder beyond those provided for under Sections 2 and 12.1;

               (iv) any total or partial release or termination of the guarantees provided in Section 6, except to the extent otherwise permitted by Section 6.8 or in connection with a sale of the stock in or assets of or merger of a Restricted Subsidiary permitted by Sections 7.10 and 7.11; and

               (v) any alteration of the Lenders' rights of set-off contained in Section 9.2.3.

          12.7.1.  Modifications to Voting Percentages.  After the occurrence of
                   -----------------------------------
     (a) an Event of Default under Sections 9.1.1 or 9.1.9, (b) the acceleration of all or any part of the Credit Obligations, (c) any exercise of rights of setoff contained in Section 9.2.3 or (d) any other Event of Default if Lenders holding at least 66 2/3% of the principal amount of the then outstanding Credit Obligations shall have so notified the Administrative Agent (each a "Pro Rata Event"), all references in the preceding provisions of this Section 12.7 to Voting Percentage Interests, and all references in this Agreement to Voting Percentage Interests (except as provided in Section 12.7.2), shall be deemed to be references to such Lenders as shall at the time of determination hold the specified percentage of the principal amount of the Credit Obligations then outstanding.

          12.7.2.  Obligations to Make New Loans.  Notwithstanding Section
                   -----------------------------
     12.7.1, if after a Pro Rata Event this Agreement is modified or amended, or any waiver or consent is granted hereunder, the Lenders shall not be required to make any loan pursuant to Section 2 unless such modification, amendment, waiver or consent shall have been approved by the requisite holders of the Voting Percentage Interests (determined without regard to Section 12.7.1).

     12.8.  Concerning the Administrative Agent.  The following provisions shall
            -----------------------------------
apply to the Administrative Agent and the conduct of the Administrative Agent's duties hereunder:

          12.8.1.  Action in Good Faith, etc.  The Administrative Agent and its
                   -------------------------
     officers, directors, employees and agents shall be under no liability to any Lender, to any future holder of any interest in the Credit Obligations or to the Company or any Guarantor for any action or failure to act taken or suffered in good faith and without gross negligence, and any action or failure to act in accordance with an opinion of its counsel selected with reasonable care shall conclusively be deemed to be in good faith. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Administrative Agent by the required holders of Voting Percentage Interests as provided in this Agreement.

          12.8.2.  No Implied Duties, etc.  The Administrative Agent shall have
                   ----------------------
     and may exercise such powers as are specifically delegated to the Administrative Agent under this Agreement or any other Lender Agreement together with all other powers as may be incidental thereto. The Administrative Agent shall have no implied duties to any

     Person or any obligation to take any action under this Agreement or any other Lender Agreement except for any action specifically provided for in this Agreement or any other Lender Agreement to be taken by the Administrative Agent. Before taking any action under this Agreement or any other Lender Agreement, the Administrative Agent may request a reasonable specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in Section 12.10, and until the Administrative Agent has received such specific indemnity, the Administrative Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Lender Agreement.

          12.8.3.  Validity, etc.  The Administrative Agent shall not be
                   -------------
     responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Lender Agreement or (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Lender Agreement.

          12.8.4.  Compliance.  The Administrative Agent shall not be obligated
                   ----------
     to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Lender Agreement, and in connection with any extension of credit under this Agreement or any other Lender Agreement, the Administrative Agent shall be fully protected in relying on a certificate of the Company as to the fulfillment by the Company of any conditions to such extension of credit.

          12.8.5.  Employment of Administrative Agents and Counsel. The
                   -----------------------------------------------
     Administrative Agent may execute any of its duties as Administrative Agent under this Agreement or any other Lender Agreement by or through employees, agents and attorneys-in-fact and shall not be answerable to any Lender, the Company or the Guarantors (except as to money or securities received by the Administrative Agent or the Administrative Agent's authorized agents) for the default or misconduct of any such employees, agents or attorneys-in-fact selected by the Administrative Agent with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

          12.8.6.  Reliance on Documents and Counsel.  The Administrative Agent
                   ---------------------------------
     shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing believed in good faith by the Administrative Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including without limitation any telephonic or oral statement made by such Person and, with respect to legal matters, upon the opinion of counsel selected by the Administrative Agent with reasonable care.

          12.8.7.  Administrative Agent's Reimbursement.  Each Lender severally
                   ------------------------------------
     agrees to reimburse the Administrative Agent in the amount of its Revolving Percentage Interest thereof for any expenses not reimbursed by the Company or the Guarantors (without limiting their obligation to make such reimbursement): (a) for which the Administrative Agent is entitled to reimbursement by the Company or the Guarantors under this Agreement or any other Lender Agreement, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Administrative Agent on the Lenders' behalf in connection with the enforcement of their rights under this Agreement or any other Lender Agreement.

          12.8.8.  Rights as a Lender.  With respect to any credit extended by
                   ------------------
     it hereunder, The First National Bank of Boston shall have the same rights and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and unless the context otherwise specifies, The First National Bank of Boston shall be treated in its capacity as a Lender as though it were not the Administrative Agent hereunder. Without limiting the generality of the foregoing, the Revolving Percentage Interest and the Voting Percentage Interest of The First National Bank of Boston shall be included in any computations of Revolving Percentage Interests or Voting Percentage Interests hereunder. The First National Bank of Boston and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Company and any of its Affiliates and any Person who may do business with or own an equity interest in the Company or any of its Affiliates, all as if such bank were not the Administrative Agent and without any duty to account therefor to the other Lenders.

     12.9.  Independent Credit Decision.  Each Lender acknowledges that it has
            ---------------------------
independently and without reliance upon the Managing Agents, based on the financial statements and other documents referred to in Section 8.4, on the other representations and warranties contained herein and on such other information with respect to the Company and the Guarantors as such Lender has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make the loans provided for hereunder. Each Lender represents to the Managing Agents that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Lender Agreement. Each Lender expressly acknowledges that neither the Managing Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Lender, and no act by the Managing Agents taken under this Agreement or any other Lender Agreement, including without limitation any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Managing Agents. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Administrative Agent under this Agreement or any other Lender Agreement, no Managing Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Company or any of its Subsidiaries or other Affiliates which may come into the possession of any Managing Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

     12.10. Indemnification.  The holders of the Credit Obligations hereby agree
            ---------------
to indemnify each Managing Agent (to the extent not reimbursed by the Company or the Guarantors and without limiting their obligation to do so), ratably according to such holders' Voting Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments and suits, and any and all reasonable costs, expenses or disbursements, of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Managing Agent relating to or arising out of this Agreement, any other Lender Agreement, the transactions contemplated hereby or thereby, or any action taken or omitted by such Managing Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions
- --------  -------
which were not taken in good faith or which were taken with gross negligence by such Managing Agent.

     12.11.  Waiver of Pro Rata Event.  A Pro Rata Event shall not be deemed to
             ------------------------
have occurred or to exist for any purpose of this Agreement if each Lender shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Pro Rata Event.

     12.12.  Amendment to Section 12.  Any of the provisions of this Section 12
             -----------------------
(other than Sections 12.2, 12.3, 12.6 and 12.7 and this Section 12.12) may be amended or waived by the agreement of such Lenders as hold 100% of the Voting Percentage Interests and without prior notice to the Company; provided, however,
                                                              --------  ------
that
notice of any such amendment that has been made shall be given to the Company. Sections 12.2, 12.3, 12.6, 12.7 and 12.12 may be amended only with the consent of all the Lenders and the Company.

13. SUCCESSORS AND ASSIGNS; LENDER ASSIGNMENTS AND PARTICIPATIONS. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the Guarantors, the Agents or the Lenders that are contained in this Agreement or any other Lender Agreements shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and the Guarantors may not assign their rights or obligations under this Agreement except for mergers or liquidations permitted by Section 7.11, and (b) the Lenders shall not be entitled to assign their respective interests in the Loan hereunder except as set forth below in this Section 13.

     13.1.  Assignments by Lenders.
            ----------------------

          13.1.1.  Assignees and Assignment Procedures.  Each Lender may (a)
                   -----------------------------------
     without the consent of the Administrative Agent or the Company if the proposed assignee is already a Lender hereunder or an Affiliate of a Lender hereunder or (b) otherwise with the consents of the Administrative Agent and the Company (which consents will not be unreasonably withheld), in compliance with Section 14 and with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Lender Agreements, including all or a portion of its Commitment, the portion of the Loan at the time owing to it and the Note held by it; provided,
                                                               --------
     however, that:
     -------
          (i) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment to any Assignee other than another Lender (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than the lesser of (a) $10,000,000 or
     (b) the assigning Lender's total Commitment ;

               (ii) after giving effect to such assignment, the assigning Lender's Commitment shall not be less than $10,000,000 (unless such Lender is assigning its entire Commitment); and

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent and the Company an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 13.1.1, together with the Note subject to such assignment, any documents required by Section 14 and a processing and recordation fee of $2,500 payable by the assigning Lender or the Assignee to the Administrative Agent.

     Upon acceptance and recording pursuant to Section 13.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Administrative Agent and the Company):

               (1) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement; and

               (2) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.3.2, 3.7,
          3.8 and 10, as well as (except as otherwise set forth in the Assignment and Acceptance) to any fees accrued for its account hereunder and not yet paid).

          13.1.2.  Terms of Assignment and Acceptance.  By executing and
                   ----------------------------------
     delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Lender Agreement or any other instrument or document furnished pursuant hereto;

          (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under this Agreement, any other Lender Agreement or any other instrument or document furnished pursuant hereto;

          (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.1 and 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.1 and 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such Assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (e) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

          (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.


          13.1.3.  Register.  The Administrative Agent shall maintain at the
                   --------
     Boston Office a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 13.1.1, (b) the Revolving Percentage Interest of each such Lender as set forth in Exhibit
     12.1 and (c) the amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          13.1.4.  Acceptance of Assignment and Assumption.  Upon its receipt of
                   ---------------------------------------
     (a) a completed Assignment and Acceptance executed by an assigning Lender and an Assignee, together with the Note subject to such assignment, (b) the processing and recordation fee referred to in Section 13.1.1, (c) any required consent by itself and the Company and (d) any documents required by Section 14, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Banking Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Each such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of the applicable surrendered Note, and shall be dated the date of the assignment.

          13.1.5.  Federal Reserve Bank.  Notwithstanding the foregoing
                   --------------------
     provisions of this Section 13, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Lender Agreements to a Federal Reserve Bank; provided, however, that
                                                        --------  -------
     no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Lender Agreement.

          13.1.6.  Further Assurances.  The Company and its Restricted
                   ------------------
     Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by a Assignee to enable it to share in the benefits of the rights created by the Lender Agreements.

     13.2.  Credit Participants.  Each Lender may, without the consent of the
            -------------------
Company or the Administrative Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Lender Agreements, including all or a portion of its Commitment, the Loan owing to it and the Note held by it; provided, however, that:
                                          --------  -------

          (a) such Lender's obligations under this Agreement and the other Lender Agreements shall remain unchanged;

          (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.3.2, 3.7, 3.8 and 10, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

          (d) the Company, the Guarantors, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Company relating to the Loan and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loan, or the stated dates for payments of principal of or interest on the
     Loan).

Each of the Company and each Guarantor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to this Section 13.2 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Company and each Guarantor and a Lender hereunder in the amount of such participation.

     13.3.  Replacement of Lenders.  In the event that any Lender, or, to the
            ----------------------
extent applicable, any Credit Participant, (the "Affected Lender"):

          (a) fails to perform its obligations to fund any Loan on any Closing Date or to comply with Section 7.2.11;

          (b) demands payment under the Money Market Loan reimbursement provisions of Section 2.2.7, the capital adequacy provisions of Section 3.7 or the Tax provisions in Section 3.8 in an amount the Company deems materially in excess of the amounts with respect thereto demanded by the other Lenders;

          (c) refuses to consent to a proposed amendment, modification, waiver or other action that is consented to by the holders of the requisite Voting Percentage Interests in accordance with Sections 12.7(a); or

          (d) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Voting Percentage Interests under Section 12.7(b);

then, so long as no Event of Default exists, the Company shall have the right to seek a replacement lender which meets the requirements of Section 14 and which is reasonably satisfactory to the Managing Agents (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the Loan and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Lender Agreements upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed to by it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of all accrued Credit Obligations then owed to the Affected Lender). Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement and the other Lender Agreements with a Voting Percentage Interest equal to the Voting Percentage Interest of the Affected Lender, and the Affected Lender shall be released from its obligations hereunder and under the other Lender Agreements, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Company, the Administrative Agent and the Affected Lender shall make appropriate arrangements so that a new Note is issued to the Replacement Lender. The Company and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Lender Agreements. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 13.3, the Company shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

14. FOREIGN PERSONS. If any Lender constitutes a Person which is not incorporated or organized under the laws of the United States of America or a state thereof, such Lender shall deliver to the Company and the Administrative Agent the following:

          (a) two valid, duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Person is entitled to receive payments under this Agreement and the Note payable to it, without deduction or withholding of any United States federal income taxes; and

          (b) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

     Each such Person which delivers to the Company and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to this Section 14 further undertakes to deliver to the Company and the Administrative Agent two further copies of Forms 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Company and the Administrative Agent. Such Forms 1001 or 4224 shall certify that such Person is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. The foregoing documents need not be delivered in the event any change in treaty, law or regulation or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such transferee from duly completing and delivering any such letter or form with respect to it or such Person advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Until such time as the Company and the Administrative Agent have received such forms indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company shall withhold taxes from such payments at the applicable statutory rate.

15. REPLACEMENT NOTES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of loss, theft or destruction, upon delivery of an unsecured indemnity of any Lender in form reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor, in the principal amount of the Note replaced.

16. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein or in any other Lender Agreement and in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by the Lenders, notwithstanding any investigation made by the Lenders or on their behalf, and shall survive the execution and delivery to them hereof and thereof. The covenants contained in Sections 2.2.6, 3.3.2, 3.7, 3.8, 7.2.11, 10, 12.8.7 and 12.10 shall survive the termination of this Agreement.

17.  VENUE; SERVICE OF PROCESS.  Each of the Company and the Guarantors:

          (a) irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Lender Agreement or the subject matter hereof or thereof; and

          (b) to the extent not prohibited by applicable law that cannot be waived, waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Lender Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Company and the Guarantors consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 11 is reasonably calculated to give actual notice.

18. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE GUARANTORS, THE AGENTS AND THE LENDERS WAIVES, AND COVENANTS NOT TO ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER LENDER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE COMPANY, THE GUARANTORS, THE AGENTS OR THE LENDERS IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the Guarantors acknowledges that it has been informed by the Managing Agents that the provisions of this Section 18 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Lender Agreement, and that it has reviewed the provisions of this Section 18 with its counsel. Any Lender, any Agent, the Company or any Guarantor may file an original counterpart or a copy of this
Section 18 with any court as written evidence of the consent of the Company, the Guarantor, the Agents and the Lenders to the waiver of their rights to trial by jury.

19. GENERAL. All covenants, agreements, representations and warranties made in this Agreement or any other Lender Agreement or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof.

The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Lender Agreements constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                         CONTINENTAL CABLEVISION, INC.

                         By /s/ P. Eric Krauss
                            ------------------------------
                            Treasurer

                         AMERICAN CABLESYSTEMS CORPORATION
                         AMERICAN CABLESYSTEMS NORTHEAST, INC
                         AMERICAN CABLESYSTEMS OF CALIFORNIA, INC.
                         AMERICAN CABLESYSTEMS OF FLORIDA, INC.
                         AMERICAN CABLESYSTEMS OF NEW YORK, INC.
                         CONTINENTAL CABLEVISION FLORIDA LIMITED, INC. CONTINENTAL CABLEVISION NORTHEAST LIMITED, INC. CONTINENTAL CABLEVISION NORTHERN COOK COUNTY LIMITED, INC.
                         CONTINENTAL CABLEVISION OF CALIFORNIA, INC.
                         CONTINENTAL CABLEVISION OF COOK COUNTY, INC.
                         CONTINENTAL CABLEVISION OF ILLINOIS, INC.
                         CONTINENTAL CABLEVISION OF JACKSONVILLE, INC. CONTINENTAL CABLEVISION OF MANCHESTER, INC.
                         CONTINENTAL CABLEVISION OF MASSACHUSETTS, INC. CONTINENTAL CABLEVISION OF MICHIGAN, INC.
                         CONTINENTAL CABLEVISION OF NEW ENGLAND, INC.
                         CONTINENTAL CABLEVISION OF NORTHERN COOK COUNTY, INC. CONTINENTAL CABLEVISION OF OHIO, INC.
                         CONTINENTAL CABLEVISION OF ST. LOUIS COUNTY, INC. CONTINENTAL CABLEVISION OF ST. PAUL, INC.
                         CONTINENTAL CABLEVISION OF SIERRA VALLEYS, INC. CONTINENTAL CABLEVISION OF SOUTHERN MASSACHUSETTS, INC. CONTINENTAL CABLEVISION OF VIRGINIA, INC.
                         CONTINENTAL CABLEVISION OF WESTERN NEW ENGLAND, INC. CONTINENTAL CABLEVISION OF WILL COUNTY, INC. CONTINENTAL CABLEVISION SERVICES, INC.
                         CONTINENTAL CABLEVISION WILL COUNTY LIMITED, INC. FRESNO CABLE TV LIMITED
                         NOR CAL CABLEVISION, INC.

                            POMPANO TELECABLE CORPORATION
                            SAN JOAQUIN TV SERVICES, INC.
                            TELCAB COMMUNICATIONS, INC.

                            By /s/ P. Eric Krauss
                               --------------------------
                               As Treasurer of each of the
                               foregoing corporations

                            AMERICAN CABLESYSTEMS OF FLORIDA,
                              A LIMITED PARTNERSHIP

                            By AMERICAN CABLESYSTEMS OF FLORIDA, INC.,
                               General Partner

                            By /s/ P. Eric Krauss
                               -----------------------------
                              Treasurer

                            AMERICAN CABLESYSTEMS NORTHEAST,
                              A LIMITED PARTNERSHIP

                            By AMERICAN CABLESYSTEMS NORTHEAST, INC.,
                               General Partner

                            By /s/ P. Eric Krauss
                               --------------------------------
                              Treasurer

                            CONTINENTAL CABLEVISION OF WILL COUNTY,
                              A LIMITED PARTNERSHIP

                            By CONTINENTAL CABLEVISION OF WILL
                                 COUNTY, INC., General Partner

                            By /s/ P. Eric Krauss
                               --------------------------------
                              Treasurer

                            CONTINENTAL CABLEVISION OF NORTHERN
                              COOK COUNTY, A LIMITED PARTNERSHIP

                            By CONTINENTAL CABLEVISION OF NORTHERN
                                 COOK COUNTY, INC., General Partner

                            By /s/ P. Eric Krauss
                               --------------------------------
                              Treasurer

MANAGING AGENTS:

THE FIRST NATIONAL BANK                      THE BANK OF NEW YORK
  OF BOSTON

By /s/                                       By Kalpana Raina
   ----------------------                       --------------------
  Title: Director                              Title: Vice President


AGENTS:

CANADIAN IMPERIAL BANK                       MELLON BANK, N.A
  OF COMMERCE

By Reid J. Murray                            By /s/
   -----------------------                      --------------------
  Title: Managing Director                     Title: Vice President


NATIONSBANK OF TEXAS, N.A.                   THE TORONTO-DOMINION BANK


By /s/                                       By Frederick B. Hawley
   -----------------------                      -----------------------
  Title: Senior Vice President                 Title: Mgr. Credit Admin.


CO-AGENTS:

THE BANK OF NOVA SCOTIA                      THE BANK OF TOKYO
                                               TRUST COMPANY

By /s/                                       By /s/
   --------------------                         --------------------
  Title: Relationship Mgr.                     Title: Vice President


CHEMICAL BANK, N.A.                          CITIBANK, N.A.


By /s/                                       By /s/
   --------------------                         --------------------
  Title: Vice President                        Title: Vice President


THE FIRST NATIONAL BANK                      THE FUJI BANK, LIMITED
  OF CHICAGO

By /s/                                       By  /s/
   --------------------                          --------------------
  Title: Asst. Vice President                   Title:


INDUSTRIAL BANK OF JAPAN                     THE LONG-TERM CREDIT BANK
                                               OF JAPAN, LIMITED,
                                               NEW YORK BRANCH

By /s/                                       By /s/
   --------------------                         --------------------
  Title:                                       Title: Deputy Genl. Mgr.

MORGAN GUARANTY TRUST COMPANY                ROYAL BANK OF CANADA


By /s/                                       By John P. Page
   --------------------                         -------------------
  Title:                                       Title: Senior Manager

SHAWMUT BANK OF                              SOCIETE GENERALE
  CONNECTICUT, N.A.

By /s/                                       By /s/
   --------------------                         --------------------
  Title: Director                              Title: Vice President


THE SUMITOMO BANK, LIMITED,                  UNION BANK
 CHICAGO BRANCH

By Takaya Iida                               By Christine P. Ball
   -------------------                          --------------------
  Title: Joint Genl. Mgr.                      Title: Asst. Vice President


OTHER LENDERS:                               BANK OF HAWAII

THE BANK OF CALIFORNIA, N.A.


By /s/                                       By /s/
   --------------------                         --------------------
  Title: Vice President                        Title: Asst. Vice President


BANK OF IRELAND, GRAND                       BANK OF MONTREAL
  CAYMAN BRANCH

By /s/                                       By Yvonne Bos
   --------------------                         --------------------
  Title: Asst. Vice President                  Title: Managing Director



BANQUE NATIONALE DE PARIS                    BANQUE PARIBAS


By C. Morio                                  By /s/
   --------------------                         --------------------
  Title: Sr. Vice President                    Title: Vice President

By Janice Ho                                 By Philippe Vuarchez
   --------------------                         --------------------
  Title: Vice President                        Title: Vice President


COMPAGNIE FINANCIERE DE CIC                  CORESTATES BANK, N.A.
  ET DE L'UNION EUROPEENNE

By Marcus Edward                             By /s/
   --------------------                         --------------------
  Title: Vice President                        Title: Vice President

By Sean Mounier
   --------------------
  Title: Vice President

CREDIT LYONNAIS CAYMAN                       CRESTAR BANK
  ISLAND BRANCH

By Bruce M. Yeager                           By /s/
   --------------------                          -------------------
  Title:                                       Title: Vice President

THE DAI-ICHI KANGYO BANK,                    THE DAIWA BANK, LIMITED
  LIMITED, NEW YORK BRANCH

By /s/                                       By /s/
   --------------------                         --------------------
  Title: Asst. Vice President                  Title: Vice President

                                             By /s/
                                                --------------------
                                               Title:

DRESDNER BANK AG NEW YORK                    FIRST BANK NATIONAL
  AND GRAND CAYMAN BRANCHES                    ASSOCIATION

By Charles H. Hill                           By /s/
   --------------------                         --------------------
  Title: Vice President                        Title: Asst. Vice President

By R. Matthew Scherer
   --------------------
  Title: Vice President


FIRST FIDELITY BANK, N.A.                    THE FIRST NATIONAL BANK
                                               OF MARYLAND

By /s/                                       By /s/
   --------------------                         --------------------
  Title: Asst. Vice President                  Title: Vice President


FUYO GENERAL LEASE                           KLEINWORT BENSON LIMITED
  (U.S.A.), INC.

By /s/                                       By /s/
   --------------------                         --------------------
  Title: Exec. Vice President                  Title: Director


THE MITSUBISHI TRUST AND                     THE NIPPON CREDIT BANK, LTD.
  BANKING CORPORATION

By /s/                                       By /s/
   ------------------                           --------------------
  Title: Sr. Vice President                    Title: Vice President

THE SANWA BANK, LIMITED                      THE SUMITOMO TRUST &
                                               BANKING CO., LTD.,
                                               NEW YORK BRANCH


By /s/                                       By Suraj P. Bhatia
   --------------------                         --------------------
  Title: Vice President                        Title: Sr. Vice President

SWISS BANK CORPORATION,                      THE TOKAI BANK, LIMITED
  NEW YORK BRANCH

By Jane A. Majeski                           By Masaharu Muto
   --------------------                         --------------------
  Title: Director                              Title: Deputy Genl. Manager

By Donald H. Lucardi
   --------------------
  Title: Director

                         CONTINENTAL CABLEVISION, INC.

                                   EXHIBITS
                                   --------

1         -     Effective Rates

2.1.1     -     Note

2.2.1     -     Money Market Loan Bid

2.2.2     -     Invitation to Bid on Money Market Loan

2.2.3A    -     Money Market Loan Bid

2.2.3B    -     List of Money Market Loan Bids

2.2.4A    -     List of Acceptances and Non-Acceptances of
                  Money Market Loan Bids

2.2.4B    -     Acceptance of Money Market Loan Bids

2.2.4C    -     Non-Acceptance of Money Market Loan Bids

2.2.4D    -     Notice of Money Market Loan

5.2.1     -     Officer's Certificate

7.7       -     Indebtedness

8.1       -     Company and its Restricted Subsidiaries

12.1      -     Lenders and Revolving Percentage Interests

13.1.1    -     Assignment and Acceptance

                                                                       EXHIBIT 1
                                                                       ---------




                                EFFECTIVE RATES

Ratio of Consolidated Total            Interest Rate on Portions of        Interest Rate on Portions of
Debt to Four Times Consolidated        Revolving Loan Subject to           Revolving Loan Not Subject to
Operating Income                       Eurodollar Pricing Option           Eurodollar Pricing Option
- ---------------------------------      ----------------------------        -----------------------------
Greater than or equal to 6.75          Eurodollar Rate plus 1 3/4%         Base Rate plus 1/2%
  to 1                                                 ----                          ----

Greater than or equal to 6.50          Eurodollar Rate plus 1 5/8%         Base Rate plus 3/8%
  to 1 but less than 6.75 to 1                         ----                          ----

Greater than or equal to 6.00          Eurodollar Rate plus 1 1/2%         Base Rate plus 1/4%
  to 1 but less than 6.50 to 1                         ----                          ----

Greater than or equal to 5.50          Eurodollar Rate plus 1 3/8%         Base Rate plus 1/8%
  to 1 but less than 6.00 to 1                         ----                          ----

Greater than or equal to 5.00          Eurodollar Rate plus 1 1/8%         Base Rate
  to 1 but less than 5.50 to 1                         ----

Greater than or equal to 4.50          Eurodollar Rate plus 7/8%           Base Rate
  to 1 but less than 5.00 to 1                         ----

Less than 4.50 to 1                    Eurodollar Rate plus 5/8%           Base Rate
                                                       ----

                                                                   EXHIBIT 2.1.1
                                                                   -------------

                              REVOLVING LOAN NOTE


No. ___                                                    _______________, 199_
$_______________                                           Boston, Massachusetts


     FOR VALUE RECEIVED, the undersigned CONTINENTAL CABLEVISION, INC., a Delaware corporation, hereby promises to pay to ____________________ (the "Holder") or order, on October 10, 2003, ___________________________________
DOLLARS ($_______________) or, if less, the aggregate unpaid Revolving Loan made to the Company by the Holder, with daily interest from the date hereof, computed as provided in the Credit Agreement referred to below, on the principal amount of such Revolving Loan from time to time unpaid at a rate per annum on each portion of the principal amount which shall at all times equal the Effective Rate (as defined in the Credit Agreement) applicable to such portion in accordance with the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

     Payments hereunder shall be made to The First National Bank of Boston, as administrative agent for the payee hereof, at 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of several Notes evidencing Revolving Loans under and is entitled to the benefits and subject to the provisions of the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among the undersigned, certain of its subsidiaries, and certain lenders for which The First National Bank of Boston is acting as administrative agent. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Amounts so prepaid may be reborrowed by the Company in accordance with and subject to the terms of the Credit Agreement. This Note may not be assigned or otherwise transferred except in accordance with the Credit Agreement.

     In case an Event of Default (as defined in the Credit Agreement) shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

                                    CONTINENTAL CABLEVISION, INC.


                                    By__________________________
                                      Title:

                                                                   EXHIBIT 2.2.1
                                                                   -------------


                         MONEY MARKET LOAN BID REQUEST


                                     Date:

   To: The First National Bank of Boston, as Administrative Agent under the Credit Agreement (as defined below)

   Re: Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among Continental Cablevision, Inc., its subsidiaries from time to time party thereto and certain Lenders for which The First National Bank of Boston is acting as
                                                                       ---------
        Administrative Agent.
        ------------------------------------------------------------------------

   The undersigned hereby gives notice pursuant to Section 2.2.1 of the Credit Agreement that the undersigned requests bids from the Lenders listed on Exhibit A hereto with respect to the following respective Money Market Loan(s):

   Money Market Loan Closing
     Date/1/ (Date of Borrowing):  ____________________


Principal Amount(s)/2/    Money Market Loan
    of Requested          Interest Payment          Money Market Loan
Money Market Loan(s)       Dates (if any)           Maturity Date(s)
- --------------------      -----------------         -----------------




   Such Money Market Loan bids should offer a Money Market Rate.

   Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                                    Very truly yours,

                                    CONTINENTAL CABLEVISION, INC.


                                    By__________________________
                                      Title:
___________________

/1/  Must be the Banking Day following the applicable Request Date.

/2/ Principal amount must be a minimum of $10,000,000, and if larger, in integral multiples of $1,000,000.

                                                                       Exhibit A
                                                                       ---------


                       Lenders Requested to Submit Bids
                       --------------------------------

                                                                   EXHIBIT 2.2.2
                                                                   -------------


                    INVITATION TO BID ON MONEY MARKET LOAN


                                     Date:


   To: Lenders Participating in the Money Market Loan Bid Auction under the Continental Cablevision Credit Agreement


   Re:  Invitation to Bid on Money Market Loan
        --------------------------------------


    Pursuant to Section 2.2.2 of the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among Continental Cablevision, Inc. (the "Company"), its subsidiaries from time to time party thereto and certain Lenders for which The First National Bank of Boston is acting as Administrative Agent, we are pleased on behalf of the Company to invite you to submit bids with respect to the following Money Market Loan(s):

    Money Market Loan Closing
      Date (Date of borrowing):  ____________________


Principal Amount(s)       Money Market Loan
   of Requested           Interest Payment          Money Market Loan
Money Market Loan(s)       Dates (if any)           Maturity Date(s)
- --------------------      -----------------         -----------------




   Such Money Market Loan bids should offer a Money Market Rate.

   Please respond to this invitation by no later than 9:00 a.m. (Boston time) on the Money Market Loan Closing Date.

   Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                      as Administrative Agent under
                                      the Credit Agreement


                                    By__________________________
                                      Title:

                                                                  EXHIBIT 2.2.3A
                                                                  --------------

                             MONEY MARKET LOAN BID


                                     Date:

   The First National Bank Of Boston,
     as Administrative Agent under
     the Credit Agreement (as defined below)
   100 Federal Street
   Boston, Massachusetts  02110
     Attention:  Media and Communications Department

   Re:  Continental Cablevision, Inc.
        -----------------------------

   In response to your invitation on behalf of the Company dated
   ____________________, the undersigned (the "Bidding Lender") hereby submits the following Money Market Loan bid(s) with respect to the following Money Market Loan(s):

   1.   Bidding Lender:  ____________________

   2.   Person to contact at Bidding Lender:  ____________________

   3.   Money Market Loan Closing
          Date (Date of borrowing):  ____________________

   4. The undersigned hereby offers to make to the Company, on the Money Market Loan Closing Date specified above, the following Money Market Loan(s):

Principal Amount(s)/1/     Money Market Loan     Money Market
    of Offered             Interest Payment     Loan Maturity     Money Market
Money Market Loan(s)         Dates (if any)         Date(s)         Rate(s)/2/
- ------------------------   ------------------   ----------------   ------------




   The undersigned understands and agrees that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among the Company, its subsidiaries from time to time party thereto and certain Lenders for which The

_____________________

   /1/ Principal amount bids may not exceed principal amount requested. Bids must be for a minimum of $1,000,000, and if larger, in integral multiples of $1,000,000.

   /2/  Specify rate of interest per annum (each rounded to the nearest 1/100%).

  First National Bank of Boston is acting as Administrative Agent, irrevocably obligates the undersigned to make the Money Market Loan(s) for which any offer(s) are accepted in whole or in part by the Company.

  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                                    Very truly yours,

                                    [NAME OF LENDER]


                                    By__________________________
                                      Title:

                                                                  EXHIBIT 2.2.3B
                                                                  --------------


                        LIST OF MONEY MARKET LOAN BIDS


                                     Date:

   Continental Cablevision, Inc.
   The Pilot House, Lewis Wharf
   Boston, Massachusetts  02110
     Attention:  Treasurer's Office

   Ladies and Gentlemen:

   Reference is made to the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among Continental Cablevision, Inc. (the "Company"), its subsidiaries from time to time party thereto and certain Lenders for which The First National Bank of Boston is acting as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

   Notice is hereby given that pursuant to Section 2.2.3 of the Credit Agreement, the following Lenders have offered to make to the Company, on ____________________, the following Money Market Loan(s) in the amount(s) and at the rate(s) specified below:

              Principal         Money Market      Money Market
             Amount(s) of       Loan Interest        Loan          Money
            Offered Money       Payment Dates       Maturity       Market
Lender(s)   Market Loan(s)        (if any)          Date(s)        Rate(s)
- --------    ---------------     -------------     ------------     -------







                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                      as Administrative Agent under
                                      the Credit Agreement


                                    By____________________________
                                      Title:

                                                                  EXHIBIT 2.2.4A
                                                                  --------------


                    LIST OF ACCEPTANCES AND NON-ACCEPTANCES
                           OF MONEY MARKET LOAN BIDS


The First National Bank of Boston,
  as Administrative Agent under
  the Credit Agreement (as defined below)
100 Federal Street
Boston, Massachusetts  02110
  Attention:  Media and Communications Department

Ladies and Gentlemen:

     Reference is made to (a) the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among Continental Cablevision, Inc. (the "Company"), its subsidiaries from time to time party thereto and certain Lenders for which you are acting as Administrative Agent and (b) the bid notices (the "Bid Notices") received from you on [insert applicable Money Market Loan Closing Date]. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     [Pursuant to Section 2.2.4 of the Credit Agreement, the Company hereby accepts the offer(s) of the Lender(s) specified below to make the following Money Market Loans:

     Lender(s):                       ____________________

     Money Market Loan
       Closing Date:                  ____________________

     Principal amount(s)
       of offered Money
       Market Loan(s):                $____________________

     Money Market Rate(s):            ____________________%

     Money Market Loan
       Maturity Date(s):              ____________________

     Money Market Loan
       Interest Payment
       Dates (if any):                ____________________]


                        [repeat for each accepted bid]

     [Except as provided above,] all offers to make Money Market Loans described in the Bid Notices are hereby rejected.

                                    Very truly yours,

                                    CONTINENTAL CABLEVISION, INC.


                                    By__________________________
                                      Title:

                                                                  EXHIBIT 2.2.4B
                                                                  --------------


                     ACCEPTANCE OF MONEY MARKET LOAN BIDS


                                     Date:

   To: Lenders Participating in the Money Market Loan Bid Auction under the Continental Cablevision Credit Agreement

   Reference is made to the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among Continental Cablevision, Inc. (the "Company"), its subsidiaries from time to time party thereto and certain Lenders for which The First National Bank of Boston is acting as Administrative Agent.

   Pursuant to Section 2.2.4 of the Credit Agreement, notification has been received from the Company that it has accepted the following bids:


                Principal        Money Market      Money Market
              Amount(s) of       Loan Interest         Loan         Money
             Offered Money       Payment Dates       Maturity       Market
Lender(s)    Market Loan(s)        (if any)           Date(s)       Rate(s)
- --------     --------------      -------------     ------------     -------



   If your quote has been accepted, funds should be transferred to The First National Bank of Boston, ABA-011-000-390, Attention: Commercial Loan Services, 05-02-00-B, 50 Morrissey Boulevard, Dorchester, MA 02125, and should be immediately available as of 2:30 p.m. (Boston time) on
   _________________.

   Following are the Money Market Loan bids which were submitted by the Lenders in today's auction:


               Principal         Money Market       Money Market
              Amount(s) of       Loan Interest         Loan         Money
             Offered Money       Payment Dates       Maturity       Market
Lender(s)    Market Loan(s)        (if any)           Date(s)       Rate(s)
- ---------    -------------       -------------     -------------    -------



                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                      as Administrative Agent under
                                      the Credit Agreement

                                    By__________________________
                                      Title:

                                                                  EXHIBIT 2.2.4C
                                                                  --------------


                   NON-ACCEPTANCE OF MONEY MARKET LOAN BIDS


                                     Date:

  To: Lenders Participating in the Money Market Loan Bid Auction under the Continental Cablevision Credit Agreement

  Reference is made to the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among Continental Cablevision, Inc. (the "Company"), its subsidiaries from time to time party thereto and certain Lenders for which The First National Bank of Boston is acting as Administrative Agent.

  Pursuant to Section 2.2.4 of the Credit Agreement, notification has been received from the Company that it has not accepted any of the following bids:
                                        ---


               Principal         Money Market      Money Market
              Amount(s) of       Loan Interest         Loan         Money
             Offered Money       Payment Dates       Maturity       Market
Lender(s)    Market Loan(s)         (if any)          Date(s)       Rate(s)
- ---------    --------------      -------------     ------------     -------



Following are the Money Market Loan bids which were submitted by the Lenders in today's auction:


               Principal         Money Market      Money Market
              Amount(s) of       Loan Interest        Loan          Money
             Offered Money       Payment Dates      Maturity        Market
Lender(s)    Market Loan(s)         (if any)         Date(s)        Rate(s)
- ---------    --------------      -------------     ------------     -------




                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                      as Administrative Agent under
                                      the Credit Agreement


                                    By__________________________
                                      Title:

                                                                  EXHIBIT 2.2.4D
                                                                  --------------


                          NOTICE OF MONEY MARKET LOAN


                                     Date:


Continental Cablevision, Inc.
The Pilot House, Lewis Wharf
Boston, Massachusetts  02110
  Attention:  Treasurer

[Each Lender]
[Address]
  Attention:

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among Continental Cablevision, Inc., a Delaware corporation, its subsidiaries from time to time party thereto and certain Lenders for which the undersigned is acting as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

Pursuant to Section 2.2.4 of the Credit Agreement, the undersigned hereby notifies you that the following Money Market Loan(s) became effective on the date hereof:


Principal Amount of                    Money Market Loan
Money Market Loan(s)                   Maturity Date(s)
- --------------------                   -----------------



                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                      as Administrative Agent under
                                      the Credit Agreement


                                    By__________________________
                                      Title:

                                                                   EXHIBIT 5.2.1
                                                                   -------------


                             OFFICER'S CERTIFICATE


The First National Bank of Boston,
  as Administrative Agent under
  the Credit Agreement (as defined below)
100 Federal Street
Boston, Massachusetts  02110
  Attention:  Media and Communications Department

Dear Administrative Agent:

     Pursuant to Section 5.2.1 of the Amended and Restated Credit Agreement dated as of October 1, 1994, as from time to time in effect (the "Credit Agreement"), among Continental Cablevision, Inc. (the "Company"), its subsidiaries from time to time party thereto, you and the other Lenders party thereto, the Company has requested that a loan be made to it on the date hereof in the principal amount of $____________________ in accordance with the [insert Revolving Loan facility, Money Market Loan facility, or Swingline Loan facility] under the Credit Agreement.

     The Company represents and warrants as follows:

     (a) The representations and warranties contained in Sections 6.3 and 8 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as though made on and as of such date.

     (b) No Default under the Credit Agreement has occurred or shall exist after giving effect to the loan requested hereby.

     (c) Between June 30, 1994 and the date hereof, neither the business, operations, assets nor the condition, financial or otherwise, of the Company and its Restricted Subsidiaries on a consolidated basis has been adversely affected in any material manner as a result of any event or development.

     (d) Except as set forth in the certificate, if any, attached hereto, there has been no change in (i) the charters or by-laws of the Company [and its Restricted Subsidiaries] heretofore certified to you, or (ii) the incumbency of the officers of the Company [and its Restricted Subsidiaries] whose signatures have been heretofore certified to you.

     (e) After giving effect to the loan requested hereby, the principal amount of the Revolving Loan shall not exceed an amount equal to (i) the Maximum Amount of Credit minus (ii) the Swingline Loan minus
                                          -----                         -----
(iii) the Money Market Loans.

     (f) The proceeds of the loan requested hereby will be dedicated to the following application in accordance with the designation previously made under
Section 2.6 of the Credit Agreement:

     Terms defined in the Credit Agreement and not otherwise defined are used herein with the meanings so defined.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this ____ day of _______________, 199_.

                                    CONTINENTAL CABLEVISION, INC.


                                    By__________________________
                                      Title:

                                                                     EXHIBIT 7.7
                                                                     -----------


                                 INDEBTEDNESS
                        [To Be Provided by the Company]

                                                                     EXHIBIT 8.1
                                                                     -----------


                  THE COMPANY AND ITS RESTRICTED SUBSIDIARIES

                        [To Be Provided by the Company]

                                                                    EXHIBIT 12.1
                                                                    ------------


          LENDERS AND THEIR RESPECTIVE REVOLVING PERCENTAGE INTERESTS


    The respective percentage interests of the Lenders shall be calculated based on their respective maximum principal amounts of the Revolving Loan as set forth below:

                                                          Revolving
                                                     Percentage Interest
                                                     -------------------
MANAGING AGENTS:
- ---------------

THE FIRST NATIONAL BANK OF BOSTON                    $  100,000,000.00/1/
100 Federal Street, 8th Floor
Boston, Massachusetts  02110
Attention:  Media & Communications
- ---------
              Department

THE BANK OF NEW YORK                                 $  125,000,000.00
One Wall Street, 16th Floor
New York, New York  10286
Attention:  Communications Division
- ---------


AGENTS:
- -------

CANADIAN IMPERIAL BANK OF COMMERCE                        $  100,000,000.00
425 Lexington Avenue, 6th Floor
New York, New York  10017
Attention:  Communications Division
- ---------

MELLON BANK, N.A.                                    $  100,000,000.00
One Mellon Bank Center, Room 4440
Pittsburgh, Pennsylvania  15258
Attention:  Media Group
- ---------

NATIONSBANK OF TEXAS, N.A.                           $  100,000,000.00
901 Main Street, 67th Floor
Dallas, Texas  75202
Attention:  Communications Division
- ---------

THE TORONTO-DOMINION BANK                            $  100,000,000.00
31 West 52nd Street
New York, New York  10019



CO-AGENTS:
- ---------

THE BANK OF NOVA SCOTIA                              $  65,000,000.00
One Liberty Plaza, 26th Floor
165 Broadway
New York, New York  10006
Attention:  Media and Communications

THE BANK OF TOKYO TRUST COMPANY                      $  32,500,000.00
1251 Avenue of the Americas
New York, New York 10116

CHEMICAL BANK, N.A.                                       $  65,000,000.00
270 Park Avenue, 9th Floor
New York, New York  10172

CITIBANK, N.A.                                            $  65,000,000.00
399 Park Avenue
New York, New York  10043


                                                          Revolving
                                                     Percentage Interest
                                                     -------------------
THE FIRST NATIONAL BANK OF CHICAGO                        $  65,000,000.00
One First National Plaza
Mail Suite 0629
Chicago, Illinois 60670
Attention: Communication Companies Division
- ---------

_______________________________

/1/ The Voting Percentage Interest of The First National Bank of Boston equals the sum of (a) their Revolving Percentage Interest and (b) their Swingline Commitment of $25,000,000.

THE FUJI BANK, LIMITED                               $  65,000,000.00
New York Branch
Two World Trade Center, 79th Floor
New York, New York  10048

INDUSTRIAL BANK OF JAPAN                                  $  65,000,000.00
245 Park Avenue, 23rd Floor
New York, New York  10167-0037

THE LONG-TERM CREDIT BANK OF JAPAN,                  $  65,000,000.00
   LIMITED, NEW YORK BRANCH
165 Broadway, 49th Floor
New York, New York  10006

MORGAN GUARANTY TRUST COMPANY                             $  65,000,000.00
  OF NEW YORK
60 Wall Street
New York, New York  10260-0060

ROYAL BANK OF CANADA                                 $  65,000,000.00
One Financial Square, 23rd Floor
New York, New York  10005-3531

SHAWMUT BANK CONNECTICUT, N.A.                       $  65,000,000.00
Specialized Lending, MSN 397
777 Main Street
Hartford, Connecticut  06115

SOCIETE GENERALE                                     $  65,000,000.00
1221 Avenue of the Americas
New York, New York  10020

THE SUMITOMO BANK, LIMITED,                          $  65,000,000.00
CHICAGO BRANCH
Sears Tower, Suite 4800
233 South Wacker Drive
Chicago, Illinois  60606-6448

UNION BANK                                           $  32,500,000.00
445 South Figueroa Street
Los Angeles, California  90071
Attention:  Communications/Media Group
- ---------

[CAPTION]


OTHER LENDERS:
- -------------
[S]                                                  [C]

THE BANK OF CALIFORNIA, N.A.                         $  20,000,000.00
400 California Street
San Francisco, California  94104

BANK OF HAWAII                                            $  37,500,000.00
Bancorp Tower, 20th Floor
130 Merchant Street
Honolulu, Hawaii  96813

BANK OF IRELAND, GRAND CAYMAN BRANCH                 $  15,000,000.00
640 Fifth Avenue
New York, New York  10019

BANK OF MONTREAL                                     $  25,000,000.00
430 Park Avenue, 16th Floor
New York, New York  10022
Attention: Communication/Media Group
- ---------

BANQUE NATIONALE DE PARIS                            $  40,000,000.00
725 South Figueroa, Suite 2090
Los Angeles, California  90017

[CAPTION]

                                                        Revolving
                                                     Percentage Interest
                                                     -------------------
[S]                                                  [C]

BANQUE PARIBAS                                            $  25,000,000.00
787 7th Avenue, 32nd Floor
New York, New York  10019

COMPAGNIE FINANCIERE DE CIC ET                       $  50,000,000.00
  DE L'UNION EUROPEENNE
520 Madison Avenue, 37th Floor
New York, New York  10022

CORESTATES BANK, N.A.                                $  25,000,000.00
1500 Market Street
West Tower, 18th Floor
Philadelphia, Pennsylvania  19101-7618

CREDIT LYONNAIS CAYMAN ISLAND BRANCH                 $  50,000,000.00

1301 Avenue of the Americas
New York, New York  10019

CRESTAR BANK                                         $  25,000,000.00
919 East Main Street
Richmond, Virginia  23261-6665

THE DAI-ICHI KANGYO BANK, LIMITED,                        $  25,000,000.00
  NEW YORK BRANCH
Corporate Finance Department
One World Trade Center, Suite 4911
New York, New York  10048

THE DAIWA BANK, LIMITED                              $  25,000,000.00
One Post Office Square, Suite 3820
Boston, Massachusetts  02109

DRESDNER BANK AG NEW YORK AND                             $  30,000,000.00
GRAND CAYMAN BRANCHES
75 Wall Street
New York, New York  10005-2889

FIRST BANK NATIONAL ASSOCIATION                      $  25,000,000.00
First Bank Place
Banking Group
601 Second Avenue South
Minneapolis, Minnesota  55402-4302

FIRST FIDELITY BANK, N.A.                            $  25,000,000.00
123 South Broad Street
Philadelphia, Pennsylvania  19109

THE FIRST NATIONAL BANK OF MARYLAND                  $  25,000,000.00
25 South Charles Street
18th Floor (101-511)
Baltimore, Maryland  21201

FUYO GENERAL LEASE (U.S.A.), INC.                    $  10,000,000.00
Two World Trade Center, Suite 8260
New York, New York  10048

KLEINWORT BENSON LIMITED                                  $  10,000,000.00
20 Fenchurch Street
London EC3P 3DB England

THE MITSUBISHI TRUST AND                                  $  30,000,000.00
BANKING CORPORATION
520 Madison Avenue, 26th Floor
New York, New York  10022

THE NIPPON CREDIT BANK, LTD.                         $  50,000,000.00
245 Park Avenue
New York, New York  10167

THE SANWA BANK, LIMITED                              $  50,000,000.00
55 East 52nd Street
Park Avenue Plaza
New York, New York 10055

[CAPTION]

                                                          Revolving
                                                     Percentage Interest
                                                     -------------------
[S]                                                  [C]

THE SUMITOMO TRUST & BANKING CO., LTD.,              $  37,500,000.00
NEW YORK BRANCH
527 Madison Avenue, 6th Floor
New York, New York  10022

SWISS BANK CORPORATION, NEW YORK BRANCH              $  25,000,000.00
222 Broadway, 4th Floor
New York, New York  10038

THE TOKAI BANK, LIMITED                              $  25,000,000.00
55 East 52nd Street
New York, New York  10055

                                                         _________________
                                            Total:   $2,175,000,000.00

                                                                  EXHIBIT 13.1.1
                                                                  --------------

                           ASSIGNMENT AND ACCEPTANCE

                            [Assignor's Letterhead]

                                                     [Date]

[Name and Address of Assignee]

     Re:  Continental Cablevision, Inc.
     ----------------------------

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Credit Agreement dated as of October 1, 1994, as in effect from time to time (the "Credit Agreement"), among Continental Cablevision, Inc., a Delaware corporation (the "Company"), its subsidiaries from time to time party thereto and certain lenders (the "Lenders"), including The First National Bank of Boston as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     For valuable consideration, the receipt of which is hereby acknowledged, the undersigned (the "Assignor") hereby agrees with you (the "Assignee") as follows:

     1.  Assignment and Assumption.  Pursuant to Section 13.1 of the Credit
         -------------------------
Agreement, as of ________________ (the "Assignment Date"), the Assignor hereby assigns to the Assignee the following:

     $__________ of the Assignor's $__________ current Revolving Percentage Interest, including $__________ of the Assignor's $__________ Revolving Loan Account currently outstanding.

The foregoing assignment is made together with the concomitant proportionate amounts of the Assignor's other rights and obligations as a Lender under the Credit Agreement and the other Lender Agreements, and the Assignee hereby assumes such rights and obligations completely. As of the Assignment Date, the Assignor shall have the interests in the Credit Obligations and under the Credit Agreement as set forth on Schedule A hereto.

     2.  Representations and Warranties of the Assignor.  The Assignor hereby
         ----------------------------------------------
represents and warrants that:

         2.1. The Assignor owns that portion of the rights and obligations under the Credit Agreement assigned hereunder legally and beneficially, free and clear of any adverse claim.

         2.2. The Assignee shall receive from the Assignor good and marketable title to those rights and obligations under the Credit Agreement assigned hereunder free and clear of any adverse claim except as expressly otherwise set forth herein.

Except as to the representations and warranties set forth in this Section 2, the foregoing assignment is made without any representation or warranty by or recourse of any kind to the Assignor.

     3.  Representations and Warranties of the Assignee.  The Assignee hereby
         ----------------------------------------------
represents and warrants that it is a commercial bank or financial institution.

     4.  Party to the Credit Agreement, etc.  Upon the execution and delivery
         -----------------------------------
of this Agreement by the parties hereto (including, without limitation, the Company and Administrative Agent), the Assignee shall become party to the Credit Agreement as a signatory thereto. Notwithstanding the five Banking Day execution and delivery requirement set forth in Section 13.1.4 of the Credit Agreement, the parties hereto (including, without limitation, the Company and Administrative Agent) agree that as of the Assignment Date, the Assignee shall have all the rights and obligations of a Lender under the Credit Agreement and the other Lender Agreements, including without limitation, as set forth on Schedule B (including interest accrued thereon from and after the Assignment
Date). As of the Assignment Date, the Assignor shall be released from its obligations under the Credit Agreement to the extent corresponding to the assignment hereunder (other than its obligations under Section 7.2.11), and no further consent or action by any party shall be required. Pursuant to Section
12.7 of the Credit Agreement, the Administrative Agent and the Company by their execution hereof waive compliance with the five Banking Day execution and delivery requirement described above.

     5.  Notices.  All notices and other communications required to be given or
         -------
made to the Assignee under this Agreement or the Credit Agreement shall be given or made at the address of the Assignee set forth on the first page hereof or at such other address as the Assignee shall have specified to the Assignor, the Administrative Agent and the Company in writing.

     6.  Expenses.  The Assignee shall pay its own expenses but not the expenses
         --------
of the Assignor in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. The Assignee shall be responsible for paying to the Administrative Agent the fee called for pursuant to Section 13.1.1 of the Credit Agreement.

     7.  Further Assurances.  The parties hereto hereby agree to execute and
         ------------------
deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

     8.  General.  This Agreement and the Credit Agreement constitute the entire
         -------
understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

     If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return copies to the undersigned, the Company and the Administrative Agent, whereupon this letter shall become a binding agreement between you and the undersigned.

                                    [ASSIGNOR]


                                    By_________________________
                                      Title:

The foregoing is
hereby accepted:

[ASSIGNEE]


By___________________________
  Title:


The foregoing is
hereby approved:

CONTINENTAL CABLEVISION, INC.


By___________________________
  Title:  Treasurer


THE FIRST NATIONAL BANK
OF BOSTON, as Administrative Agent


By___________________________
   Title:

                                                                      Schedule A
                                                                      ----------


Assignor's Revolving Percentage Interest in the Revolving Loan under the Credit Agreement on and after the Assignment Date after giving effect to the other assignments being made on the Assignment Date.


     Revolving Percentage Interest $___________

Assignor's Revolving Loan Account as of the Assignment Date after giving effect to the other assignments being made on the Assignment Date.


     Revolving  Loan Account       $____________

Assignee's Revolving Percentage Interest in the Revolving Loan under the Credit Agreement on and after the Assignment Date after giving effect to the other assignments being made on the Assignment Date.


     Revolving Percentage Interest $__________



Assignee's Revolving Loan Account as of the Assignment Date after giving effect to the other assignments being made on the Assignment Date.

     Revolving Loan Account        $__________

                                                           Execution Counterpart
                                                           ---------------------


                         CONTINENTAL CABLEVISION, INC.

                   1994 RESTATEMENT AND ASSIGNMENT AGREEMENT


     This Agreement, dated as of October 1, 1994, is among Continental Cablevision, Inc., a Delaware corporation, its Subsidiaries party hereto, the Lenders party hereto, The First National Bank of Boston, both in its capacity as a Lender and in its capacity as Administrative Agent and as a Managing Agent for itself and the other Lenders, and The Bank of New York, both in its capacity as a Lender and in its capacity as a Managing Agent for itself and the other Lenders. The parties agree as follows:


1.  Prior Credit Agreement; Definitions, etc.
    ----------------------------------------

     1.1.  Prior Credit Agreement.  This Agreement amends and restates the
           ----------------------
Credit Agreement dated as of May 1, 1989, as amended and in effect on the date hereof prior to giving effect to this Agreement (the "Prior Credit Agreement"), among the Company, certain of its Subsidiaries, The First National Bank of Boston, acting as agent (the "Administrative Agent") and a group of lenders specified on the signature pages hereto as "Prior Lenders" (together with the Administrative Agent, the "Prior Lenders"). The lenders specified on the signature pages hereto as "New Lenders" will constitute the initial lenders under the Prior Credit Agreement as amended and restated hereby (the "Restated Credit Agreement") and, together with the Administrative Agent, are referred to as the "New Lenders". Certain of the New Lenders also constitute Prior Lenders.

     1.2.  Definitions.  Terms defined in the Restated Credit Agreement and not
           -----------
otherwise defined herein are used herein with the meanings so defined. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof and (d) the term "including" shall be construed as "including without limitation".


2.  Amendment and Restatement.  Effective on the date, which is presently
    -------------------------
expected to be October 17, 1994, on which all of the conditions set forth in
Section 9 are satisfied (the "Restatement

Date"), which conditions must be satisfied no later than December 31, 1994, the Prior Credit Agreement is amended and restated to read in its entirety as set forth for separate execution in Exhibit 2.


3.  Assignment and Assumption, etc.
    ------------------------------

     3.1.  Assignment and Assumption.  In consideration of the agreements,
           -------------------------
conditions, representations and warranties contained herein, effective upon the Restatement Date:

          (a) each of the Prior Lenders sells, transfers and assigns forever to the New Lenders without recourse to the Prior Lenders (except to the extent specifically provided in Section 6) all of its rights and obligations under the Prior Credit Agreement and the other Lender Agreements (other than this Agreement), in each case as in effect as of the Restatement Date, and

          (b) each of the New Lenders accepts such rights and assumes such obligations set forth in clause (a) above on the terms and conditions contained herein and in the Restated Credit Agreement.

Notwithstanding anything to the contrary herein, the New Lenders shall not assume any obligation under any Lender Agreement to be performed by the Prior Lenders prior to the Restatement Date and the Prior Lenders shall retain their rights under the Lender Agreements to the extent set forth in Section 5. The Company and its Subsidiaries party hereto specifically consent to the foregoing assignment and assumption.

     3.2.  Replacement of Prior Lenders, etc.  Upon the Restatement Date:
           ---------------------------------

          (a) the New Lenders shall have all of the rights and obligations of a Lender with a Revolving Percentage Interest as set forth in section 12.1 of the Restated Credit Agreement and the other Lender Agreements (other than this Agreement) and the obligations of the Company and the Guarantors to the New Lenders under the Restated Credit Agreement, including sections 2 and 3 thereof, shall begin to accrue, and

          (b) each of the Prior Lenders shall be released from its obligations under the Prior Credit Agreement (including any obligation to extend credit) and such other Lender Agreements to a corresponding extent (other than its obligations under section 7.2.9 of the Prior Credit Agreement), and no further consent or action by any party shall be required.

     3.3.  Certain Calculations.  Amounts in respect of interest, fees and other
           --------------------
amounts payable to or for the account of the Prior Lenders and the New Lenders shall be calculated (a) in accordance with the provisions of the Prior Credit Agreement with respect to any period (or portion of any period) ending prior to the Restatement Date and (b) in accordance with the Restated Credit Agreement as in effect on the Restatement Date and from time to time thereafter with respect to any period (or portion of any period) commencing on or after the Restatement Date.


4.  Payments.
    --------

     4.1.   Payoff Amounts.  No later than 1:00 p.m. (Boston time) on the
            --------------
Restatement Date the Company shall pay to the Administrative Agent at the Boston Office in immediately available United States Funds the amount set forth in
Exhibit 4 (the "Payoff Amount"). The Administrative Agent shall, promptly upon the receipt of the Payoff Amount, pay the Payoff Amount to the Prior Lenders in accordance with their respective percentage interests under the Prior Credit Agreement.

     4.2.  Pricing Option Breakage Costs.  On the Restatement Date, all Pricing
           -----------------------------
Options (as defined in the Prior Credit Agreement) shall be terminated. The Company shall pay to those Prior Lenders which do not also constitute New Lenders the amounts required by section 3.4.3 of the Prior Credit Agreement (except to the extent separately agreed between the Company and each such Prior Lender). The Company shall pay to those Prior Lenders which also constitute New Lenders breakage costs calculated in accordance with section 3.3.2 of the Restated Credit Agreement (as if such Pricing Options had been outstanding, then terminated, under the Restated Credit Agreement).


5.  Survival of Indemnities.  Notwithstanding the other provisions of this
    -----------------------
Agreement, the transfers and assignments made pursuant hereto and any future amendment of the Restated Credit Agreement or any other Lender Agreement, the indemnification provisions, guarantee reinstatement provisions and other provisions of the Prior Credit Agreement and the other Lender Agreements assigned hereby which expressly survive the termination of the Prior Credit Agreement or such other Lender Agreement, each as in effect immediately prior to the execution hereof, shall continue to inure to the benefit of the Administrative Agent and the other Prior Lenders with respect to any events which happened or actions taken or omitted to be taken on or prior to the Restatement Date, without derogating from any rights of the New Lenders against the Company or the Guarantors, with respect to any events which happened or actions taken or omitted to be taken on or prior to the Restatement Date that the

New Lenders may have acquired in their capacity as Lenders from and after the Restatement Date pursuant to the transfers and assignments provided in this Agreement.


6.  Representations and Warranties by Prior Lenders.  The transfers and
    -----------------------------------------------
assignments made by each Prior Lender pursuant to Section 3 or pursuant to any instrument or document executed pursuant to this Agreement are made specifically without representation, warranty or recourse by, to or against such Prior Lender of any type whatsoever, including representations and warranties as to the existence, adequacy, nature, value or collectability of any Credit Obligations or rights or obligations of the Company or any of the Guarantors or the creditworthiness or financial condition of the Company or any of the Guarantors, except for the following limited several (and not joint or joint and several) representations and warranties to the New Lenders by the Administrative Agent and each other Prior Lender, as indicated below, which representations and warranties such Prior Lender makes as to itself only, and not as to any other
Person:

     6.1.  Payoff Amount.  As of 1:00 p.m. (Boston time) on the Restatement Date
           -------------
(which is expected to be October 17, 1994), the Administrative Agent represents and warrants that the accrued and unpaid Credit Obligations (other than the Agent's fees and expenses) is expected to be the amount set forth in Exhibit 4 (as adjusted on a per diem basis from time to time for changes in the Restatement Date), as well as any Pricing Option breakage payments under Section 4.2.

     6.2. Ownership of Interest.  Such Prior Lender is the legal and beneficial
          ---------------------
owner of the right, title and interest acquired by it under the Prior Credit Agreement and the other Lender Agreements and being assigned by it hereunder, and such right, title and interest is free and clear of any lien created by it or other adverse claim (as defined in section 8-301 of the Massachusetts Uniform Commercial Code) against it and known to it.


7.  Representations and Warranties by New Lenders.  Each New Lender represents
    ---------------------------------------------
and warrants to the Prior Lenders as follows, which representations and warranties such New Lender makes on a several (and not joint or joint and several) basis and as to itself only, and not as to any other Person: Such New Lender has made its own independent decision and credit evaluation of the Company and its Subsidiaries without any reliance upon the Administrative Agent or any of the other Prior Lenders. Except for the representations and warranties expressly set forth in Section 6, such New Lender is not relying upon any representation or warranty of the Administrative Agent or any of the other Prior Lenders, express or implied, including any representation or warranty of the Administrative Agent or any of the other Prior Lenders relating to (a) the execution, legality, validity, enforceability, genuineness, effectiveness, value, sufficiency, collectability, interest rate, repayment schedule or accrual status of the Credit Obligations, the Credit Agreement or any other Lender Agreement or any other document referred to herein or therein or delivered pursuant hereto or thereto or in connection herewith or therewith, or any potential refinancing or restructuring of the Lender Agreements or other potential extension of credit to the Company or any of its Subsidiaries, (b) any representation or warranty contained in the Prior Credit Agreement or any other Lender Agreement or any other document referred to herein or therein or delivered pursuant hereto or thereto or in connection herewith or therewith or
(c) the financial or other condition or creditworthiness of, or compliance with the Prior Credit Agreement or any other Lender Agreement by, the Company, any of the Guarantors or any other Person. Such New Lender (if it is not a Prior Lender) has delivered to the Company and the Administrative Agent the documents required by section 14 of the Restated Credit Agreement.


8.  Representations and Warranties by the Company and the Guarantors.  Each of
    ----------------------------------------------------------------
the Company and the Guarantors jointly and severally represents and warrants to the Prior Lenders and the New Lenders as follows: No claim, defense, counterclaim or set-off has been asserted by or, to the knowledge of the Company or the Guarantors, is or will be available to the Company or any of the Guarantors against the Administrative Agent or the other Prior Lenders arising from or relating to the Lender Agreements.


9.  Conditions.  The effectiveness of the amendment, restatement and assignment
    ----------
of the Prior Credit Agreement provided for in Section 2, the special consents in
Section 11 and the New Lenders' obligations to make any extensions of credit pursuant to the Restated Credit Agreement shall be subject to the satisfaction, on or before the Restatement Date, of the following conditions:

     9.1.  Payments to Prior Lenders.  Contemporaneously with the effectiveness
           -------------------------
of the amendment and restatement of the Prior Credit Agreement provided for in
Section 2 and the borrowing by the Company of funds on the Initial Closing Date thereunder, the Company shall have paid all amounts to the Administrative Agent for the accounts of the Prior Lenders as required by Section 4.

     9.2.  Conditions Under Restated Credit Agreement.  The conditions specified
           ------------------------------------------
in section 5 of the Restated Credit Agreement shall have been satisfied.

     9.3.  Representations and Warranties.  The respective several
           ------------------------------
representations and warranties of the Prior Lenders in Section 6, of the New Lenders in Section 7 and of the Company and the Guarantors in Section 8 shall be true and correct on and as of the Restatement Date as though originally made on and as of the Restatement Date.


10.  Further Assurances.  After the Restatement Date, the Prior Lenders shall,
     ------------------
at the expense of the Company, execute and deliver such other documents and instruments and take such other action as may reasonably be requested by the Administrative Agent or the Company to evidence the assignment contemplated by
Section 3.


11.  Special Consents.  Effective on the Restatement Date:
     ----------------

     11.1.  Amended Note Agreement.  Each of the New Lenders consents to the
            ----------------------
Amended Note Agreement.

     11.2.  Release of Collateral and Termination of Pledge Agreement.  Each of
            ---------------------------------------------------------
the Prior Lenders and the New Lenders (each in its capacity as a lender and in its capacity, if any, as an interest rate swap arrangement investor and as a letter of credit issuer under the Pledge Agreement) consents to the release of collateral and termination of the Pledge Agreement referred to in section 5.1.4 of the Restated Credit Agreement.

     11.3.  1992 Credit Agreement Pricing Option Breakage.  On the Restatement
            ---------------------------------------------
Date, the 1992 Credit Agreement and all Pricing Options (as defined in the 1992 Credit Agreement) thereunder shall be terminated, and each of the New Lenders which was a lender under the 1992 Credit Agreement consents that the Company may calculate the breakage costs for purposes of section 3.4.3 of the 1992 Credit Agreement in accordance with section 3.3.2 of the Restated Credit Agreement (as if such Pricing Options had been outstanding, then terminated, under the Restated Credit Agreement).


12.  General.  This Agreement and the Restated Credit Agreement are Lender
     -------
Agreements, and each of the Lender Agreements modified as contemplated hereby is confirmed as being in full force and effect. This Agreement, the Restated Credit Agreement and the other Lender Agreements referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                       CONTINENTAL CABLEVISION, INC.

                       By /s/ P. Eric Krauss
                          --------------------------
                         Treasurer

                       AMERICAN CABLESYSTEMS CORPORATION
                       AMERICAN CABLESYSTEMS NORTHEAST, INC.
                       AMERICAN CABLESYSTEMS OF CALIFORNIA, INC.
                       AMERICAN CABLESYSTEMS OF FLORIDA, INC.
                       AMERICAN CABLESYSTEMS OF NEW YORK, INC.
                       CONTINENTAL CABLEVISION FLORIDA LIMITED, INC. CONTINENTAL CABLEVISION NORTHEAST
                         LIMITED, INC.
                       CONTINENTAL CABLEVISION NORTHERN COOK
                         COUNTY LIMITED, INC.
                       CONTINENTAL CABLEVISION OF CALIFORNIA, INC.
                       CONTINENTAL CABLEVISION OF COOK COUNTY, INC.
                       CONTINENTAL CABLEVISION OF ILLINOIS, INC.
                       CONTINENTAL CABLEVISION OF JACKSONVILLE, INC. CONTINENTAL CABLEVISION OF MANCHESTER, INC. CONTINENTAL CABLEVISION OF
                         MASSACHUSETTS, INC.
                       CONTINENTAL CABLEVISION OF MICHIGAN, INC.
                       CONTINENTAL CABLEVISION OF NEW ENGLAND, INC.
                       CONTINENTAL CABLEVISION OF NORTHERN COOK
                         COUNTY, INC.
                       CONTINENTAL CABLEVISION OF OHIO, INC.
                       CONTINENTAL CABLEVISION OF ST. LOUIS
                         COUNTY, INC.
                       CONTINENTAL CABLEVISION OF ST. PAUL, INC.
                       CONTINENTAL CABLEVISION OF SIERRA
                         VALLEYS, INC.
                       CONTINENTAL CABLEVISION OF SOUTHERN
                         MASSACHUSETTS, INC.
                       CONTINENTAL CABLEVISION OF VIRGINIA, INC.
                       CONTINENTAL CABLEVISION OF WESTERN
                         NEW ENGLAND, INC.
                       CONTINENTAL CABLEVISION OF WILL COUNTY, INC.
                       CONTINENTAL CABLEVISION SERVICES, INC.
                       CONTINENTAL CABLEVISION WILL COUNTY
                         LIMITED, INC.
                       FRESNO CABLE TV LIMITED

                           NOR CAL CABLEVISION, INC.
                           POMPANO TELECABLE CORPORATION
                           SAN JOAQUIN TV SERVICES, INC.
                           TELCAB COMMUNICATIONS, INC.

                           By /s/ P. Eric Krauss
                              -----------------------------
                             As Treasurer of each of the
                             foregoing corporations

                           AMERICAN CABLESYSTEMS OF FLORIDA,
                             A LIMITED PARTNERSHIP

                           By AMERICAN CABLESYSTEMS OF FLORIDA, INC.,
                              General Partner

                              By /s/ P. Eric Krauss
                                 -----------------------------
                                Treasurer

                           AMERICAN CABLESYSTEMS NORTHEAST,
                             A LIMITED PARTNERSHIP

                           By AMERICAN CABLESYSTEMS NORTHEAST, INC.,
                              General Partner

                              By /s/ P. Eric Krauss
                                 -----------------------------
                                Treasurer

                           CONTINENTAL CABLEVISION OF WILL COUNTY,
                             A LIMITED PARTNERSHIP

                           By CONTINENTAL CABLEVISION OF WILL
                             COUNTY, INC., General Partner

                              By /s/ P. Eric Krauss
                                 -----------------------------
                                Treasurer

                           CONTINENTAL CABLEVISION OF NORTHERN
                             COOK COUNTY, A LIMITED PARTNERSHIP

                           By CONTINENTAL CABLEVISION OF NORTHERN
                                COOK COUNTY, INC., General Partner

                              By /s/ P. Eric Krauss
                                 -----------------------------
                                Treasurer

PRIOR LENDERS WHICH ARE ALSO NEW LENDERS:

THE FIRST NATIONAL BANK                          THE BANK OF NEW YORK
OF BOSTON

By /s/                                           By Kalpana Raina
   --------------------------                       -------------------------
  Title: Director                                  Title: Vice President

CANADIAN IMPERIAL BANK                           MELLON BANK, N.A.
  OF COMMERCE

By Reid J. Murray                                By /s/
   --------------------------                       -------------------------
  Title: Managing Director                         Title: Vice President

NATIONSBANK OF TEXAS, N.A.                       THE TORONTO-DOMINION BANK


By /s/                                           By Frederick B. Hawley
   -------------------------                        -------------------------
  Title: Sr. Vice President                        Title: Mgr. Credit Admin.

THE BANK OF NOVA SCOTIA                          CHEMICAL BANK, N.A.


By /s/                                           By /s/
   -------------------------                        -------------------------
  Title: Relationship Manager                      Title: Vice President

CITIBANK, N.A.                                   THE FIRST NATIONAL BANK
                                                   OF CHICAGO

By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: Vice President                            Title: Asst. Vice President

THE FUJI BANK, LIMITED                           INDUSTRIAL BANK OF JAPAN


By /s/                                           By /s/
   -------------------------                        -------------------------
  Title:                                           Title:

THE LONG-TERM CREDIT BANK                        MORGAN GUARANTY TRUST
  OF JAPAN, LIMITED,                               COMPANY OF NEW YORK
  NEW YORK BRANCH

By /s/                                           By Deborah A. Brodheim
   --------------------------                       -------------------------
  Title: Deputy Genl. Manager                      Title: Vice President

ROYAL BANK OF CANADA                             SHAWMUT BANK
                                                   CONNECTICUT, N.A.

By John P. Page                                  By /s/
   --------------------------                       -------------------------
  Title: Senior Manager                            Title: Director

SOCIETE GENERALE                                 THE SUMITOMO BANK, LIMITED,
                                                   CHICAGO BRANCH

By /s/                                           By Takaya Iida
   --------------------------                       -------------------------
  Title: Vice President                            Title: Joint Genl. Manager

UNION BANK                                       THE BANK OF CALIFORNIA, N.A.


By Christine P. Ball                             By /s/
   --------------------------                       -------------------------
  Title: Asst. Vice President                      Title: Vice President

BANK OF HAWAII                                   BANK OF IRELAND, GRAND
                                                   CAYMAN BRANCH

By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: Asst. Vice President                      Title: Asst. Vice President

BANQUE NATIONALE DE PARIS                        BANQUE PARIBAS


By C. Morio                                      By /s/
   --------------------------                       -------------------------
  Title: Sr. Vice President                        Title: Vice President

By Janice Ho                                     By Phillipe Vuarchez
   --------------------------                       -------------------------
  Title: Vice President                            Title: Vice President

COMPAGNIE FINANCIERE DE CIC                      CREDIT LYONNAIS CAYMAN
  ET DE L'UNION EUROPEENNE                         ISLAND BRANCH

By Marcus Edward                                 By Bruce M. Yeager
   -------------------------                        -------------------------
  Title: Vice President                            Title:

By Sean Mounier
   --------------------------
  Title: Vice President

CRESTAR BANK                                     FIRST BANK NATIONAL
                                                   ASSOCIATION

By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: Vice President                            Title: Asst. Vice President

FIRST FIDELTY BANK, N.A.                         THE FIRST NATIONAL BANK
                                                   OF MARYLAND

By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: Sr. Vice President                        Title: Vice President

FUYO GENERAL LEASE                               KLEINWORT BENSON LIMITED
  (U.S.A.), INC.

By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: Exec. Vice President                      Title: Director

THE MITSUBISHI TRUST AND                         SWISS BANK CORPORATION,
  BANKING CORPORATION                              NEW YORK BRANCH

By /s/                                           By Jane A. Majeski
   -------------------------                        -------------------------
  Title: Director                                  Title: Director

                                                 By Donald H. Luchardi
                                                    -------------------------
                                                   Title: Director

PRIOR LENDERS WHICH ARE NOT NEW LENDERS:

ATHENA LOAN INVESTORS, L.P.                      BANK OF AMERICA NATIONAL TRUST
                                                   AND SAVINGS ASSOCIATION

By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: President                                 Title: Vice President

BARCLAYS BANK PLC                                BANK OF AMERICA ILLINOIS


By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: Associate                                 Title: Vice President

MARYLAND NATIONAL BANK                           NATIONAL WESTMINSTER BANK USA


By /s/                                           By /s/
   --------------------------                       ----------------------------
  Title:                                           Title: Asst. Vice President

PNC BANK, N.A.                                   VAN KAMPEN MERRITT
                                                   PRIME RATE INCOME TRUST

By /s/                                           By Jeffrey W. Maillet
   --------------------------                    Title: Vice President
  Title: Vice President

 WELLS FARGO BANK, N.A.


By /s/
   --------------------------
  Title: Asst. Vice President

NEW LENDERS WHICH ARE NOT PRIOR LENDERS:


THE BANK OF TOKYO,                               BANK OF MONTREAL
  TRUST COMPANY

By /s/                                           By Yvonne Bos
   --------------------------                       -------------------------
  Title: Vice President                            Title: Managing Director

CORESTATES BANK, N.A.                            THE DAI-ICHI KANGYO BANK,
                                                  LIMITED, NEW YORK BRANCH

By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: Vice President                            Title: Asst. Vice President

THE DAIWA BANK, LIMITED                          DRESDNER BANK AG NEW YORK AND
                                                   GRAND CAYMAN BRANCHES

By /s/                                           By R. Matthew Sherer
   --------------------------                       -------------------------
  Title: Vice President                            Title: Vice President

THE NIPPON CREDIT BANK, LTD.                     THE SANWA BANK, LIMITED


By /s/                                           By /s/
   --------------------------                       -------------------------
  Title: Vice President                            Title: Vice President

 THE SUMITOMO TRUST &                            THE TOKAI BANK, LIMITED
  BANKING CO., LTD.,
  NEW YORK BRANCH

By Suraj P. Bhatia                               By Masaharu Muto
   --------------------------                       -------------------------
  Title: Sr. Vice President                          Title: Deputy Genl.
                                                      Manager

                                                                       EXHIBIT 2
                                                                       ---------

                     AMENDED AND RESTATED CREDIT AGREEMENT

                            (seperately furnished)

                                                                       EXHIBIT 4
                                                                       ---------


                                 PAYOFF AMOUNT


                    Principal                        $710,449,728.99

                    Interest                         $  7,065,490.92

                    Agent Fee                        $      9,722.22

                    Pricing Option Breakage Costs    $      1,988.57
                                                      --------------

                              Total                  $717,526,930.70
                                                      ==============
